                                                                   Exhibit 10.51

                              MEDICAID MANAGED CARE

                             AND FAMILY HEALTH PLUS

                                 MODEL CONTRACT

                                 October 1, 2005

                        MISCELLANEOUS/CONSULTANT SERVICES
                             (NON-COMPETITIVE AWARD)

STATE AGENCY (Name and Address):        NYS Comptroller's Number:

New York State Department of Health
Office of Managed Care
Empire State Plaza                      Originating Agency Code: 12000
Corning Tower, Room 2074
Albany, NY 12237

_____________________________________   ________________________________________
CONTRACTOR (Name and Address):          TYPE OF PROGRAM(S):

                                        Medicaid Managed Care and/or
                                        Family Health Plus

_____________________________________   ________________________________________
CHARITIES REGISTRATION NUMBER:          CONTRACT TERM:

                                        FROM: October 1, 2005
                                        TO: September 30, 2008

FEDERAL TAX IDENTIFICATION NUMBER:

MUNICIPALITY NUMBER (if applicable):    FUNDING AMOUNT FOR CONTRACT TERM:
                                        Based on approved capitation rates

_____________________________________   ________________________________________
STATUS:                                 THIS CONTRACT IS RENEWABLE FOR ONE
                                        ADDITIONAL TWO-YEAR PERIOD SUBJECT TO
CONTRACTOR IS [ ] IS NOT [ ]            THE APPROVAL OF THE NYS DEPARTMENT OF
A SECTARIAN ENTITY                      HEALTH, THE DEPARTMENT OF HEALTH AND
                                        HUMAN SERVICES AND THE OFFICE OF THE
CONTRACTOR IS [ ] IS NOT [ ]            STATE COMPTROLLER.
A NOT-FOR-PROFIT ORGANIZATION

CONTRACTOR IS [ ] IS NOT [ ]
A NY STATE BUSINESS ENTERPRISE

_____________________________________   ________________________________________

                        APPENDICES TO THIS AGREEMENT AND
                  INCORPORATED BY REFERENCE INTO THE AGREEMENT

-X-  APPENDIX A. New York State Standard Clauses

-X-  APPENDIX B. Certification Regarding Lobbying

-X-  APPENDIX B-1. Certification Regarding MacBride Fair Employment Principles

-X- APPENDIX C. New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services

-X-  APPENDIX D. New York State Department of Health Marketing Guidelines

-X-  APPENDIX E. New York State Department of Health Member Handbook Guidelines

-X- APPENDIX F. New York State Department of Health Action and Grievance System Requirements for the MMC and FHPlus Programs

-X- APPENDIX G. New York State Department of Health Requirements for the Provision of Emergency Care and Services

-X- APPENDIX H. New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs

-X- APPENDIX I. New York State Department of Health Guidelines for Use of Medical Residents and Fellows

-X- APPENDIX J. New York State Department of Health Guidelines for Contractor Compliance with the Federal Americans with Disabilities Act

-X- APPENDIX K. Prepaid Benefit Package Definitions of Covered and Non-Covered Services

-X-  APPENDIX L. Approved Capitation Payment Rates

-X-  APPENDIX M. Service Area, Benefit Options and Enrollment Elections

-X-  APPENDIX N. RESERVED

-X- APPENDIX O. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage

-X- APPENDIX P. Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act ("HIPAA") Business Associate Agreements

-X-  APPENDIX Q. RESERVED

-X-  APPENDIX R. Additional Specifications for the MMC and FHPlus Agreement

-X-  APPENDIX X. Modification Agreement Form

IN WITNESS THEREOF, the parties hereto have executed or approved this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE                    STATE AGENCY SIGNATURE


By:                                     By:
    ---------------------------------       ------------------------------------

    ---------------------------------       ------------------------------------
               Printed Name                             Printed Name

Title:                                  Title:
       ------------------------------          ---------------------------------

Date:                                   Date:
      -------------------------------         ----------------------------------

                                        State Agency Certification:
                                        In addition to the acceptance of this
                                        contract, I also certify that original
                                        copies of this signature page will be
                                        attached to all other exact copies of
                                        this contract.

STATE OF NEW YORK              )
                               ) SS.:
County of __________________   )

On the _______ day of _________________ 20__, before me personally appeared ____________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at __________________________, that he/she is the ____________________________ of ________________________, the corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.


-------------------------------------
(Notary)

ATTORNEY GENERAL'S SIGNATURE            STATE COMPTROLLER'S SIGNATURE


-------------------------------------   ----------------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

Date:                                   Date:
      -------------------------------         ----------------------------------

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Recitals
Section 1 Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract
          Administration Provisions
   2.1    Term
   2.2    Amendments
   2.3    Approvals
   2.4    Entire Agreement
   2.5    Renegotiation
   2.6    Assignment and Subcontracting
   2.7    Termination
          a. SDOH Initiated Termination
          b. Contractor and SDOH Initiated Termination
          c. Contractor Initiated Termination
          d. Termination Due to Loss of Funding
   2.8    Close-Out Procedures
   2.9    Rights and Remedies
   2.10   Notices
   2.11   Severability

Section 3 Compensation
   3.1    Capitation Payments
   3.2    Modification of Rates During Contract Period
   3.3    Rate Setting Methodology
   3.4    Payment of Capitation
   3.5    Denial of Capitation Payments
   3.6    SDOH Right to Recover Premiums
   3.7    Third Party Health Insurance Determination
   3.8    Payment for Newborns
   3.9    Supplemental Maternity Capitation Payment
   3.10   Contractor Financial Liability
   3.11   Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care
          (MMC) Enrollees
   3.12   Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees
   3.13   Residential Health Care Facility Stop-Loss for MMC Enrollees
   3.14   Stop-Loss Documentation and Procedures for the MMC Program
   3.15   Family Health Plus (FHPlus) Reinsurance
   3.16   Tracking Visits Provided by Indian Health Clinics - Applies to MMC

Section 4 Service Area

Section 5 Reserved


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Section 6 Enrollment
   6.1    Populations Eligible for Enrollment
   6.2    Enrollment Requirements
   6.3    Equality of Access to Enrollment
   6.4    Enrollment Decisions
   6.5    Auto Assignment - For MMC Program Only
   6.6    Prohibition Against Conditions on Enrollment
   6.7    Newborn Enrollment
   6.8    Effective Date of Enrollment
   6.9    Roster
   6.10   Automatic Re-Enrollment

Section 7 Lock-In Provisions
   7.1    Lock-In Provisions in MMC Mandatory Counties and for Family Health Plus
   7.2    Disenrollment During a Lock-In Period
   7.3    Notification Regarding Lock-In and End of Lock-In Period
   7.4    Lock-In and Change in Eligibility Status

Section 8 Disenrollment
   8.1    Disenrollment Requirements
   8.2    Disenrollment Prohibitions
   8.3    Disenrollment Requests
          a. Routine Disenrollment Requests
          b. Non-Routine Disenrollment Requests
   8.4    Contractor Notification of Disenrollments
   8.5    Contractor's Liability
   8.6    Enrollee Initiated Disenrollment
   8.7    Contractor Initiated Disenrollment
   8.8    LDSS Initiated Disenrollment

Section 9 Guaranteed Eligibility
   9.1    General Requirements
   9.2    Right to Guaranteed Eligibility
   9.3    Covered Services During Guaranteed Eligibility
   9.4    Disenrollment During Guaranteed Eligibility

Section 10 Benefit Package Requirements
   10.1   Contractor Responsibilities
   10.2   Compliance with State Medicaid Plan and Applicable Laws
   10.3   Definitions
   10.4   Child Teen Health Program/Adolescent Preventive Services
   10.5   Foster Care Children - Applies to MMC Program Only
   10.6   Child Protective Services
   10.7   Welfare Reform - Applies to MMC Program Only
   10.8   Adult Protective Services
   10.9   Court-Ordered Services


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   10.10  Family Planning and Reproductive Health Services
   10.11  Prenatal Care
   10.12  Direct Access
   10.13  Emergency Services
   10.14  Medicaid Utilization Thresholds (MUTS)
   10.15  Services for Which Enrollees Can Self-Refer
          a. Mental Health and Chemical Dependence Services
          b. Vision Services
          c. Diagnosis and Treatment of Tuberculosis
          d. Family Planning and Reproductive Health Services
          e. Article 28 Clinics Operated by Academic Dental Centers
   10.16  Second Opinions for Medical or Surgical Care
   10.17  Coordination with Local Public Health Agencies
   10.18  Public Health Services
          a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed
          Therapy (TB/DOT)
          b. Immunizations
          c. Prevention and Treatment of Sexually Transmitted Diseases
          d. Lead Poisoning - Applies to MMC Program Only
   10.19  Adults with Chronic Illnesses and Physical or Developmental
          Disabilities
   10.20  Children with Special Health Care Needs
   10.21  Persons Requiring Ongoing Mental Health Services
   10.22  Member Needs Relating to HIV
   10.23  Persons Requiring Chemical Dependence Services
   10.24  Native Americans
   10.25  Women, Infants, and Children (WIC)
   10.26  Urgently Needed Services
   10.27  Dental Services Provided by Article 28 Clinics Operated by Academic
          Dental Centers Not Participating in Contractor's Network- Applies to
          MMC Program Only
   10.28  Hospice Services
   10.29  Prospective Benefit Package Change for Retroactive SSI Determinations
          - Applies to MMC Program Only
   10.30  Coordination of Services

Section 11 Marketing
   11.1   Information Requirements
   11.2   Marketing Plan
   11.3   Marketing Activities
   11.4   Prior Approval of Marketing Materials and Procedures
   11.5   Corrective and Remedial Actions

Section 12 Member Services
   12.1   General Functions
   12.2   Translation and Oral Interpretation
   12.3   Communicating with the Visually, Hearing and Cognitively Impaired


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Section 13 Enrollee Rights and Notification
   13.1   Information Requirements
   13.2   Provider Directories/Office Hours for Participating Providers
   13.3   Member ID Cards
   13.4   Member Handbooks
   13.5   Notification of Effective Date of Enrollment
   13.6   Notification of Enrollee Rights
   13.7   Enrollee's Rights
   13.8   Approval of Written Notices
   13.9   Contractor's Duty to Report Lack of Contact
   13.10  LDSS Notification of Enrollee's Change in Address
   13.11  Contractor Responsibility to Notify Enrollee of Effective Date of
          Benefit Package Change
   13.12  Contractor Responsibility to Notify Enrollee of Termination, Service
          Area Changes and Network Changes

Section 14 Action and Grievance System
   14.1   General Requirements
   14.2   Actions
   14.3   Grievance System
   14.4   Notification of Action and Grievance System Procedures
   14.5   Complaint, Complaint Appeal and Action Appeal Investigation
          Determinations

Section 15 Access Requirements
   15.1   General Requirement
   15.2   Appointment Availability Standards
   15.3   Twenty-Four (24) Hour Access
   15.4   Appointment Waiting Times
   15.5   Travel Time Standards
   15.6   Service Continuation
          a. New Enrollees
          b. Enrollees Whose Health Care Provider Leaves Network
   15.7   Standing Referrals
   15.8   Specialist as a Coordinator of Primary Care
   15.9   Specialty Care Centers
   15.10  Cultural Competence

Section 16 Quality Assurance
   16.1   Internal Quality Assurance Program
   16.2   Standards of Care

Section 17 Monitoring and Evaluation
   17.1   Right To Monitor Contractor Performance
   17.2   Cooperation During Monitoring And Evaluation
   17.3   Cooperation During On-Site Reviews
   17.4   Cooperation During Review of Services by External Review Agency


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Section 18 Contractor Reporting Requirements
   18.1   General Requirements
   18.2   Time Frames for Report Submissions
   18.3   SDOH Instructions for Report Submissions
   18.4   Liquidated Damages
   18.5   Notification of Changes in Report Due Dates, Requirements or Formats
   18.6   Reporting Requirements
   18.7   Ownership and Related Information Disclosure
   18.8   Public Access to Reports
   18.9   Professional Discipline
   18.10  Certification Regarding Individuals Who Have Been Debarred or
          Suspended by Federal or State Government
   18.11  Conflict of Interest Disclosure
   18.12  Physician Incentive Plan Reporting

Section 19 Records Maintenance and Audit Rights
   19.1   Maintenance of Contractor Performance Records
   19.2   Maintenance of Financial Records and Statistical Data
   19.3   Access to Contractor Records
   19.4   Retention Periods

Section 20 Confidentiality
   20.1   Confidentiality of Identifying Information about Enrollees, Potential
          Enrollees, and Prospective Enrollees
   20.2   Medical Records of Foster Children
   20.3   Confidentiality of Medical Records
   20.4   Length of Confidentiality Requirements

Section 21 Provider Network
   21.1   Network Requirements
   21.2   Absence of Appropriate Network Provider
   21.3   Suspension of Enrollee Assignments to Providers
   21.4   Credentialing
   21.5   SDOH Exclusion or Termination of Providers
   21.6   Application Procedure
   21.7   Evaluation Information
   21.8   Choice/Assignment of Primary Care Providers (PCPs)
   21.9   Enrollee PCP Changes
   21.10  Provider Status Changes
   21.11  PCP Responsibilities
   21.12  Member to Provider Ratios
   21.13  Minimum PCP Office Hours
          a. General Requirements
          b. Waiver of Minimum Hours
   21.14  Primary Care Practitioners
          a. General Limitations


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          b. Specialists and Sub-specialists as PCPs
          c. OB/GYN Providers as PCPs
          d. Certified Nurse Practitioners as PCPs
   21.15  PCP Teams
          a. General Requirements
          b. Registered Physician Assistants as Physician Extenders
          c. Medical Residents and Fellows
   21.16  Hospitals
          a. Tertiary Services
          b. Emergency Services
   21.17  Dental Networks
   21.18  Presumptive Eligibility Providers
   21.19  Mental Health and Chemical Dependence Services Providers
   21.20  Laboratory Procedures
   21.21  Federally Qualified Health Centers (FQHCs)
   21.22  Provider Services Function
   21.23  Pharmacies - Applies to FHPlus Program Only

Section 22 Subcontracts and Provider Agreements
   22.1   Written Subcontracts
   22.2   Permissible Subcontracts
   22.3   Provision of Services Through Provider Agreements
   22.4   Approvals
   22.5   Required Components
   22.6   Timely Payment
   22.7   Restrictions on Disclosure
   22.8   Transfer of Liability
   22.9   Termination of Health Care Professional Agreements
   22.10  Health Care Professional Hearings
   22.11  Non-Renewal of Provider Agreements
   22.12  Notice of Participating Provider Termination
   22.13  Physician Incentive Plan

Section 23 Fraud and Abuse
   23.1   General Requirements
   23.2   Prevention Plans and Special Investigation Units

Section 24 Americans With Disabilities Act (ADA) Compliance Plan

Section 25 Fair Hearings
   25.1   Enrollee Access to Fair Hearing Process
   25.2   Enrollee Rights to a Fair Hearing
   25.3   Contractor Notice to Enrollees
   25.4   Aid Continuing
   25.5   Responsibilities of SDOH
   25.6   Contractor's Obligations


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Section 26   External Appeal
             26.1 Basis for External Appeal
             26.2 Eligibility For External Appeal
             26.3 External Appeal Determination
             26.4 Compliance With External Appeal Laws and Regulations
             26.5 Member Handbook

Section 27   Intermediate Sanctions
             27.1 General
             27.2 Unacceptable Practices
             27.3 Intermediate Sanctions
             27.4 Enrollment Limitations
             27.5 Due Process

Section 28   Environmental Compliance

Section 29   Energy Conservation

Section 30   Independent Capacity of Contractor

Section 31   No Third Party Beneficiaries

Section 32   Indemnification
             32.1 Indemnification by Contractor
             32.2 Indemnification by SDOH

Section 33   Prohibition on Use of Federal Funds for Lobbying
             33.1 Prohibition of Use of Federal Funds for Lobbying
             33.2 Disclosure Form to Report Lobbying
             33.3 Requirements of Subcontractors

Section 34   Non-Discrimination
             34.1 Equal Access to Benefit Package
             34.2 Non-Discrimination
             34.3 Equal Employment Opportunity
             34.4 Native Americans Access to Services From Tribal or Urban
                  Indian Health Facility

Section 35   Compliance with Applicable Laws
             35.1 Contractor and SDOH Compliance With Applicable Laws
             35.2 Nullification of Illegal, Unenforceable, Ineffective or Void
                  Contract Provisions
             35.3 Certificate of Authority Requirements
             35.4 Notification of Changes In Certificate of Incorporation
             35.5 Contractor's Financial Solvency Requirements
             35.6 Compliance With Care For Maternity Patients
             35.7 Informed Consent Procedures for Hysterectomy and Sterilization


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             35.8  Non-Liability of Enrollees For Contractor's Debts
             35.9  SDOH Compliance With Conflict of Interest Laws
             35.10 Compliance With Public Health Law (PHL) Regarding External
                   Appeals

Section 36   New York State Standard Contract Clauses


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                                   APPENDICES

A.   New York State Standard Clauses

B.   Certification Regarding Lobbying

B-1. Certification Regarding MacBride Fair Employment Principles

C. New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services

D.   New York State Department of Health Marketing Guidelines

E.   New York State Department of Health Member Handbook Guidelines

F. New York State Department of Health Action and Grievance System Requirements for the MMC and FHPlus Programs

G. New York State Department of Health Requirements for the Provision of Emergency Care and Services

H. New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs

I. New York State Department of Health Guidelines for Use of Medical Residents and Fellows

J. New York State Department of Health Guidelines for Contractor Compliance with the Federal ADA

K.   Prepaid Benefit Package Definitions of Covered and Non-Covered Services

L.   Approved Capitation Payment Rates

M.   Service Area, Benefit Options and Enrollment Elections

N.   RESERVED

O. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage

P. Facilitated Enrollment and Federal Health Insurance Portability and Accountability Act (HIPAA) Business Associate Agreements

Q.   RESERVED

R.   Additional Specifications for the MMC and FHPlus Agreement


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X.   Modification Agreement Form


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                                STATE OF NEW YORK
                         MEDICAID AND FAMILY HEALTH PLUS
                    PARTICIPATING MANAGED CARE PLAN AGREEMENT

This AGREEMENT is hereby made by and between the New York State Department of Health (SDOH) and _________________________________________________ (Contractor)
located at: ____________________________________________________________________

                                    RECITALS

     WHEREAS, pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the Social Security Act), and Title 11 of
Article 5 of the New York State Social Services Law (SSL), a comprehensive program of medical assistance for needy persons exists in the State of New York (Medicaid); and

     WHEREAS, pursuant to Title 11 of Article 5 of the SSL, the Commissioner of Health has established a managed care program under the medical assistance program, known as the Medicaid Managed Care (MMC) Program; and

     WHEREAS, pursuant to Title 11-D of Article 5 of the SSL, a health insurance program known as Family Health Plus (FHPlus) has been created for eligible persons who do not qualify for Medicaid; and

     WHEREAS, organizations certified under Article 44 of the New York State Public Health Law (PHL) are eligible to provide comprehensive health services through comprehensive health services plans to Eligible Persons as defined in Titles 11 and 11-D of the SSL, MMC and FHPlus Programs, respectively; and

     WHEREAS, the Contractor is organized under the laws of New York State and is certified under Article 44 of the PHL and has offered to provide covered health services to Eligible Persons residing in the geographic area specified in Appendix M of this Agreement (Service Area, Benefit Package Options, and Enrollment Elections); and

     WHEREAS, the SDOH has determined that the Contractor meets the qualifications established for participation in the MMC Program or the FHPlus Program or both to provide the applicable health care coverage to Eligible Persons in the geographic area specified in Appendix M of this Agreement.

NOW THEREFORE, the parties agree as follows:


                                    RECITALS
                                 October 1, 2005
                                   Page 1 of 1

1.   DEFINITIONS

     "AUTO-ASSIGNMENT" means a process by which an MMC Eligible Person, as this term is defined in this Agreement, who is mandated to enroll in the MMC Program, but who has not selected and enrolled in an MCO within sixty (60) days of receipt of the mandatory notice sent by the LDSS, is assigned to an MCO offering a MMC product in the MMC Eligible Person's county of fiscal responsibility in accordance with the auto-assignment algorithm determined by the SDOH.

     "BEHAVIORAL HEALTH SERVICES" means services to address mental health disorders and/or chemical dependence.

     "BENEFIT PACKAGE" means the covered services for the MMC and/or FHPlus Programs, described in Appendix K of this Agreement, to be provided to the Enrollee, as Enrollee is defined in this Agreement, by or through the Contractor, including optional Benefit Package services, if any, as specified in Appendix M of this Agreement.

     "CAPITATION RATE" means the fixed monthly amount that the Contractor receives for an Enrollee to provide that Enrollee with the Benefit Package.

     "CHEMICAL DEPENDENCE SERVICES" means examination, diagnosis, level of care determination, treatment, rehabilitation, or habilitation of persons suffering from chemical abuse or dependence, and includes the provision of alcohol and/or substance abuse services.

     "CHILD/TEEN HEALTH PROGRAM" OR "C/THP" means the program of early and periodic screening, including inter-periodic, diagnostic and treatment services (EPSDT) that New York State offers all Eligible Persons under twenty-one (21) years of age. Care and services are provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The services include administrative services designed to help families obtain services for children including outreach, information, appointment scheduling, administrative case management and transportation assistance, to the extent that transportation is included in the Benefit Package.

     "COMPREHENSIVE HIV SPECIAL NEEDS PLAN" OR "HIV SNP" means an MCO certified pursuant to Section forty-four hundred three-c (4403-c) of Article 44 of the PHL which, in addition to providing or arranging for the provision of comprehensive health services on a capitated basis, including those for which Medical Assistance payment is authorized pursuant to Section three hundred sixty-five-a (365-a) of the SSL, also provides or arranges for the provision of specialized HIV care to HIV positive persons eligible to receive benefits under Title XIX of the federal Social Security Act or other public programs.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-1

     "COURT-ORDERED SERVICES" means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Benefit Package and reimbursable under Title XIX of the Federal Social Security Act (SSA), SSL 364-j(4)(r).

     "DAYS" means calendar days except as otherwise stated.

     "DESIGNATED THIRD PARTY CONTRACTOR" means a MCO with which the SDOH has contracted to provide Family Planning and Reproductive Health Services for FHPlus Enrollees of a MCO that does not include such services in its Benefit Package.

     "DETOXIFICATION SERVICES" means Medically Managed Detoxification Services and Medically Supervised Inpatient and Outpatient Withdrawal Services as defined in Appendix K of this Agreement.

     "DISENROLLMENT" means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product terminates.

     "EFFECTIVE DATE OF DISENROLLMENT" means the date on which an Enrollee may no longer receive services from the Contractor, pursuant to Section 8.5 and Appendix H of this Agreement.

     "EFFECTIVE DATE OF ENROLLMENT" means the date on which an Enrollee may begin to receive services from the Contractor, pursuant to Section 6.8(e) and Appendix H of this Agreement.

     "ELIGIBLE PERSON" means either an MMC Eligible Person or an FHPlus Eligible Person as these terms are defined in this Agreement.

     "EMEDNY" means the electronic Medicaid system of New York State for eligibility verification and Medicaid provider claim submission and payments.

     "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

     "EMERGENCY SERVICES" means health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-2

     "ENROLLEE" means either an MMC Enrollee or FHPlus Enrollee as these terms are defined in this Agreement.

     "ENROLLMENT" means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product begins.

     "ENROLLMENT BROKER" means the state and/or county-contracted entity that provides Enrollment, education, and outreach services to Eligible Persons; effectuates Enrollments and Disenrollments in MMC and FHPlus; and provides other contracted services on behalf of the SDOH and the LDSS.

     "ENROLLMENT FACILITATOR" means an entity under contract with SDOH, and its agents, that assists children and adults to complete the Medicaid, Family Health Plus, Child Health Plus, Special Supplemental Food Program for WIC, and Prenatal Care Assistance Program (PCAP) application and the enrollment and recertification processes, to the extent permitted by federal and state law and regulation. This includes assisting individuals in completing the required application form, conducting the face-to-face interview, assisting in the collection of required documentation, assisting in the MCO selection process, and referring individuals to WIC or other appropriate sites.

     "EXPERIENCED HIV PROVIDER" means an entity grant-funded by the SDOH AIDS Institute to provide clinical and/or supportive services or an entity licensed or certified by the SDOH to provide HIV/AIDS services.

     "FACILITATED ENROLLMENT" means the enrollment infrastructure established by SDOH to assist children and adults in applying for Medicaid, Family Health Plus, Child Health Plus, WIC, or PCAP using a joint application, and recertifying for these programs, as allowed by federal and state law and regulation.

     "FAMILY HEALTH PLUS" OR "FHPLUS" means the health insurance program established under Title 11-D of Article 5 of the SSL.

     "FHPLUS ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive FHPlus benefits under Title 11-D of the SSL and who meets all the other conditions for enrollment in the FHPlus Program.

     "FHPLUS ENROLLEE" means a FHPlus Eligible Person who either personally or through an authorized representative, has enrolled in the Contractor's FHPlus product.

     "FISCAL AGENT" means the entity that processes or pays vendor claims on behalf of the Medicaid state agency pursuant to an agreement between the entity and such agency.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-3

     "GUARANTEED ELIGIBILITY" means the period beginning on the Enrollee's Effective Date of Enrollment with the Contractor and ending six (6) months thereafter, during which the Enrollee may be entitled to continued Enrollment in the Contractor's MMC or FHPlus product, as applicable, despite the loss of eligibility as set forth in Section 9 of this Agreement.

     "HEALTH PROVIDER NETWORK" OR "HPN" means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Complaint and Disenrollment information; collection of financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of encounter data systems (MEDS).

     "HIV SPECIALIST PCP" means a Primary Care Provider that meets the qualifications for HIV Specialist as defined by the Medical Care Criteria Committee of the SDOH AIDS Institute.

     "INPATIENT STAY PENDING ALTERNATE LEVEL OF MEDICAL CARE" means continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR Section 505.20 and 10 NYCRR Part 85.

     "INSTITUTION FOR MENTAL DISEASE" OR "IMD" means a hospital, nursing facility, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment or care of persons with mental diseases, including medical attention, nursing care and related services. Whether an institution is an Institution for Mental Disease is determined by its overall character as that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases, whether or not it is licensed as such. An institution for the mentally retarded is not an Institution for Mental Diseases.

     "LOCAL PUBLIC HEALTH AGENCY" OR "LPHA" means the city or county government agency responsible for monitoring the population's health, promoting the health and safety of the public, delivering public health services and intervening when necessary to protect the health and safety of the public.

     "LOCAL DEPARTMENT OF SOCIAL SERVICES" OR "LDSS" means a city or county social services district as constituted by Section 61 of the SSL.

     "LOCK-IN PERIOD" means the period of time during which an Enrollee may not change MCOs, unless the Enrollee can demonstrate Good Cause as established in state law and specified in Appendix H of this Agreement.

     "MANAGED CARE ORGANIZATION" OR "MCO" means a health maintenance organization ("HMO") or prepaid health service plan ("PHSP") certified under Article 44 of the PHL.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-4

     "MARKETING" means any activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor by which information about the Contractor is made known to Eligible Persons or Prospective Enrollees for the purpose of persuading such persons to enroll with the Contractor.

     "MARKETING REPRESENTATIVE" means any individual or entity engaged by the Contractor to market on behalf of the Contractor.

     "MEDICAL RECORD" means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

     "MEDICALLY NECESSARY" means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

     "MEMBER HANDBOOK" means the publication prepared by the Contractor and issued to Enrollees to inform them of their benefits and services, how to access health care services and to explain their rights and responsibilities as a MMC Enrollee or FHPlus Enrollee.

     "MMC ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive medical assistance under Title 11 of the SSL and who meets all the other conditions for enrollment in the MMC Program.

     "MMC ENROLLEE" means an MMC Eligible Person who either personally or through an authorized representative, has enrolled in, or has been auto-assigned to, the Contractor's MMC product.

     "NATIVE AMERICAN" means, for purposes of this Agreement, a person identified in the Medicaid eligibility system as a Native American.

     "NONCONSENSUAL ENROLLMENT" means Enrollment of an Eligible Person, other than through Auto-assignment, newborn Enrollment or case addition, in a MCO's MMC or FHPlus product without the consent of the Eligible Person or consent of a person with the legal authority to act on behalf of the Eligible Person at the time of Enrollment.

     "NON-PARTICIPATING PROVIDER" means a provider of medical care and/or services with which the Contractor has no Provider Agreement, as this term is defined in this Agreement.

     "PARTICIPATING PROVIDER" means a provider of medical care and/or services that has a Provider Agreement with the Contractor.


                                    SECTION 1
                                  (DEFINITIONS)
                                October 1, 2005
                                       1-5

     "PERMANENT PLACEMENT STATUS" means the status of an individual in a Residential Health Care Facility (RHCF) when the LDSS determines that the individual is not expected to return home based on medical evidence affirming the individual's need for permanent RHCF placement.

     "PHYSICIAN INCENTIVE PLAN" OR "PIP" means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to the Contractor's Enrollees.

     "POST-STABILIZATION CARE SERVICES" means covered services, related to an Emergency Medical Condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition.

     "POTENTIAL ENROLLEE" means a MMC Eligible Person who is not yet enrolled in a MCO that is participating in the MMC Program.

     "PREPAID CAPITATION PLAN ROSTER" OR "ROSTER" means the Enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which Eligible Persons the Contractor will be serving for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS, or the Enrollment Broker.

     "PRESUMPTIVE ELIGIBILITY PROVIDER" means a provider designated by the SDOH as qualified to determine the presumptive eligibility for pregnant women to allow them to receive prenatal services immediately. These providers assist such women with the completion of the full application for Medicaid and they may be comprehensive Prenatal Care Programs, Local Public Health Agencies, Certified Home Health Agencies, Public Health Nursing Services,
     Article 28 facilities, and individually licensed physicians and certified nurse practitioners.

     "PREVENTIVE CARE" means the care or services rendered to avert disease/illness and/or its consequences. There are three levels of preventive care: primary, such as immunizations, aimed at preventing disease; secondary, such as disease screening programs aimed at early detection of disease; and tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than treatment programs.

     "PRIMARY CARE PROVIDER" OR "PCP" means a qualified physician, or certified nurse practitioner or team of no more than four (4) qualified physicians/certified nurse practitioners which provides all required primary care services contained in the Benefit Package to Enrollees.

     "PROSPECTIVE ENROLLEE" means any individual residing in the Contractor's Service Area that has not yet enrolled in a MCO's MMC or FHPlus product.


                                    SECTION 1
                                  (DEFINITIONS)
                                October 1, 2005
                                       1-6

     "PROVIDER AGREEMENT" means any written contract between the Contractor and Participating Providers to provide medical care and/or services to Contractor's Enrollees.

     "SCHOOL BASED HEALTH CENTERS" OR "SBHC" means SDOH approved centers which provide comprehensive primary and mental health services including health assessments, diagnosis and treatment of acute illnesses, screenings and immunizations, routine management of chronic diseases, health education, mental health counseling and treatment on-site in schools. Services are offered by multi-disciplinary staff from sponsoring Article 28 licensed hospitals and community health centers.

     "SERIOUSLY EMOTIONALLY DISTURBED" OR "SED" means, an individual through seventeen (17) years of age who meets the criteria established by the Commissioner of Mental Health, including children and adolescents who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or (2) who require mental health services on more than an incidental basis.

     "SERIOUSLY AND PERSISTENTLY MENTALLY ILL" OR "SPMI" means an individual eighteen (18) years or older who meets the criteria established by the Commissioner of Mental Health, including persons who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or
     (2) who require mental health services on more than an incidental basis.

     "SUPPLEMENTAL MATERNITY CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the prenatal and postpartum physician care and hospital or birthing center delivery costs, limited to those cases in which the Contractor has paid the hospital or birthing center for the maternity stay, and can produce evidence of such payment.

     "SUPPLEMENTAL NEWBORN CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the inpatient birthing costs for a newborn enrolled in the Contractor's MMC product, limited to those cases in which the Contractor has paid the hospital or birthing center for the newborn stay, and can produce evidence of such payment.

     "TUBERCULOSIS DIRECTLY OBSERVED THERAPY" OR "TB/DOT" means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.

     "URGENTLY NEEDED SERVICES" means covered services that are not Emergency Services as defined in this Section, provided when an Enrollee is temporarily absent from the Contractor's service area, when the services are medically necessary and immediately required: (1) as a result of an unforeseen illness, injury, or condition; and (2) it was not reasonable given the circumstances to obtain the services through the Contractor's MMC or FHPlus Participating Provider.


                                    SECTION 1
                                 (DEFINITIONS)
                                 October 1, 2005
                                       1-7

2. AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS

     2.1  Term

          a) This Agreement is effective October 1, 2005 and shall remain in effect until September 30, 2008; or until the execution of an extension, renewal or successor Agreement approved by the SDOH, the Office of the New York State Attorney General (OAG), the New York State Office of the State Comptroller (OSC), the US Department of Health and Human Services (DHHS), and any other entities as required by law or regulation, whichever occurs first.

          b) This Agreement shall not be automatically renewed at its expiration. The parties to the Agreement shall have the option to renew this Agreement for an additional two (2) year term, subject to the approval of SDOH, OAG, OSC, DHHS, and any other entities as required by law or regulation.

          c) The maximum duration of this Agreement is five (5) years. An extension to this Agreement beyond the five year maximum may be granted for reasons including, but not limited to, the following;

               i) Negotiations for a successor agreement will not be completed by the expiration date of the current Agreement; or

               ii) The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current Agreement.

          d) Notwithstanding the foregoing, this Agreement will automatically terminate, in its entirety, or in relevant part, should federal financial participation for the MMC and/or FHPlus Program expire.

     2.2  Amendments

          a) This Agreement may be modified only in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the OAG, OSC and any other entities as required by law or regulation, and approved by the DHHS prior to the end of the quarter in which the amendment is to be effective.

          b) SDOH will make reasonable efforts to provide the Contractor with notice and opportunity to comment with regard to proposed amendment of this Agreement except when provision of advance notice would result in the SDOH being out of compliance with state or federal law.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-1

          c) The Contractor will return the signed amendment or notify SDOH that it does not agree within ten (10) business days of the date of the Contractor's receipt of the proposed amendment.

     2.3  Approvals

          This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the OAG, OSC, DHHS, and any other entity as required in law and regulation. SDOH will provide a notice of such approval to the Contractor.

     2.4  Entire Agreement

          a) This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or LDSS pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

               i)   Appendix A, Standard Clauses for all New York State
                    Contracts;

               ii)  The body of this Agreement;

               iii) The appendices attached to the body of this Agreement, other than Appendix A

               iv)  The Contractor's approved:

                    A)   Marketing Plan on file with SDOH and LDSS

                    B)   Action and Grievance System Procedures on file with
                         SDOH

                    C)   Quality Assurance Plan on file with SDOH

                    D)   ADA Compliance Plan on file with SDOH

                    E)   Fraud and Abuse Prevention Plan on file with SDOH.

     2.5  Renegotiation

          The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms and conditions of this agreement. Such changes shall only be made with the consent of the parties and the prior approval of the OAG, OSC, and DHHS.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-2

     2.6  Assignment and Subcontracting

          a) The Contractor shall not, without SDOH's prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor's right, title, interest, obligations, or duties under the Agreement; of the Contractor's power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor's rights to receive monies due or to become due under this Agreement. SDOH agrees that it will not unreasonably withhold consent of the Contractor's assignment of this Agreement, in whole or in part, to a parent, affiliate or subsidiary corporation, or to a transferee of all or substantially all of its assets. Any assignment, transfer, conveyance, sublease, or other disposition without SDOH's consent shall be void.

          b) Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement, as set forth in Section 22 of this Agreement. The Contractor may subcontract for provider services and management services. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 to the extent such regulations are or become effective that are appropriate to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to SDOH for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor's responsibility.

     2.7  Termination

          a)   SDOH Initiated Termination

               i) SDOH shall have the right to terminate this Agreement, in whole or in part; for either the Contractor's MMC or FHPlus product; or for either or both products in specified counties of Contractor's service area, if the Contractor:

                    A) takes any action that threatens the health, safety, or welfare of its Enrollees;

                    B)   has engaged in an unacceptable practice under 18 NYCRR
                         Part 515, that affects the fiscal integrity of the MMC or FHPlus Program or engaged in an unacceptable practice pursuant to Section 27.2 of this Agreement;

                    C) has its Certificate of Authority suspended, limited or revoked by SDOH;


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-3

                    D) materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or to such longer period as the parties may agree, of SDOH's written request for compliance;

                    E)   becomes insolvent;

                    F) brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the U.S. Code (the Bankruptcy Code); or

                    G) knowingly has a director, officer, partner or person owning or controlling more than five percent (5%) of the Contractor's equity, or has an employment, consulting, or other agreement with such a person for the provision of items and/or services that are significant to the Contractor's contractual obligation who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities.

               ii) The SDOH will notify the Contractor of its intent to terminate this Agreement for the Contractor's failure to meet the requirements of this Agreement and provide Contractor with a hearing prior to the termination.

               iii) If SDOH suspends, limits or revokes Contractor's Certificate of Authority under PHL Section 4404, and:

                    A) if such action results in the Contractor ceasing to have authority to serve the entire contracted service area, as defined by Appendix M of this Agreement, this Agreement shall terminate on the date the Contractor ceases to have such authority; or

                    B) if such action results in the Contractor retaining authority to serve some portion of the contracted service area, the Contractor shall continue to offer its MMC and/or FHPlus products under this Agreement in any designated geographic areas not affected by such action, and shall terminate its MMC and/or FHPlus products in the geographic areas where the Contractor ceases to have authority to serve.

               iv) No hearing will be required if this Agreement terminates due to SDOH suspension, limitation or revocation of the Contractor's Certificate of Authority.

               v) Prior to the effective date of the termination the SDOH shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that Enrollees may disenroll immediately without cause.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-4

          b)   Contractor and SDOH Initiated Termination

               The Contractor and the SDOH each shall have the right to terminate this Agreement in its entirety, for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area, in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

          c)   Contractor Initiated Termination

               i) The Contractor shall have the right to terminate this Agreement in its entirety, for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area, in the event that SDOH materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or within such longer period as the parties may agree, of the Contractor's written request for compliance. The Contractor shall give SDOH written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

               ii) The Contractor shall have the right to terminate this Agreement, in its entirety, for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH. In such event, Contractor shall give SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

               iii) The Contractor shall have the right to terminate this
                    Agreement in its entirety, for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area, if the Contractor is unable to provide services pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to services within the Contractor's organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give SDOH written notice of any such termination that specifies:


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-5

                    A) the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster and/or an act of God that preclude reasonable access to services;

                    B) the Contractor's attempts to make other provision for the delivery of services; and

                    C) the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

          d)   Termination Due To Loss of Funding

               In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case SDOH shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.

     2.8  Close-Out Procedures

          a) Upon termination or expiration of this Agreement in its entirety, for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area, and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with LDSS and that the LDSS, and the SDOH have approved. The close-out procedures shall include the following:

               i) The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

               ii) The Contractor shall give SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request, portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

               iii) If this Agreement is terminated in its entirety, the
                    Contractor shall submit to SDOH, and authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement, made by a certified public accountant or a licensed public accountant, unless the Contractor


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-6
                    requests of SDOH and receives written approval from SDOH and all other governmental agencies from which approval is required, for an extension of time for this submission;

               iv) The Contractor shall establish an appropriate plan acceptable to and prior approved by the SDOH for the orderly transition of Enrollees. This plan shall include the provision of pertinent information to identified Enrollees who are: pregnant; currently receiving treatment for a chronic or life threatening condition; prior approved for services or surgery; or whose care is being monitored by a case manager to assist them in making decisions which will promote continuity of care; and

               v) SDOH shall promptly pay all claims and amounts owed to the Contractor.

          b) Any termination of this Agreement by either the Contractor or SDOH shall be done by amendment to this Agreement, unless the Agreement is terminated by the SDOH due to conditions in Section
               2.7 (a)(i) or Appendix A of this Agreement.

     2.9  Rights and Remedies

          The rights and remedies of SDOH and the Contractor provided expressly in this Section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

     2.10 Notices

          All notices to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the Contractor and the SDOH at the following addresses:

          For SDOH:
          New York State Department of Health
          Empire State Plaza
          Corning Tower, Room 2074
          Albany, NY 12237-0065

          For the Contractor:

          --------------------------------

          --------------------------------

          --------------------------------

          --------------------------------
          [Insert Name and Address]


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-7

     2.11 Severability

          If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from this Agreement without affecting the binding force of the remainder of this Agreement.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-8

3.   COMPENSATION

     3.1  Capitation Payments

          a) Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Capitation Payments as described in Section 3.1 (d), where applicable.

          b) The monthly Capitation Rates are attached hereto as Appendix L, which is hereby made a part of this Agreement as if set forth fully herein.

          c) The monthly capitation payments, and the Supplemental Newborn Capitation Payment and the Supplemental Maternity Capitation Payment, when applicable, to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides, except for payments due the Contractor as set forth in Sections 3.11, 3.12, and 3.13 of this Agreement for MMC Enrollees.

          d) Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.

     3.2  Modification of Rates During Contract Period

          Modification to Capitation Rates during the term of this Agreement shall be subject to approval by the New York State Division of the Budget (DOB) and shall be incorporated into this Agreement by written amendment mutually agreed upon by the SDOH and the Contractor, as specified in Section 2.2 of this Agreement.

     3.3  Rate Setting Methodology

          a) Capitation rates shall be determined prospectively and shall not be retroactively adjusted to reflect actual Medicaid fee-for-service data or Contractor experience for the time period covered by the rates. Capitated rates in effect as of April 1, 2006 and thereafter, shall be certified to be actuarially sound in accordance with 42 CFR Section 438.6(c).

          b) Notwithstanding the provisions set forth in Section 3.3(a) above, the SDOH reserves the right to terminate this Agreement, in its entirety for either the Contractor's MMC or FHPlus product, or for either or both products in specified counties of the Contractor's service area, pursuant to Section 2.7 of this Agreement, upon determination by SDOH that the aggregate monthly Capitation Rates are not cost effective.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-1

     3.4  Payment of Capitation

          a) The monthly capitation payments for each Enrollee are due to the Contractor from the Effective Date of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, whichever occurs first. The Contractor shall receive a full month's capitation payment for the month in which Disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the Enrollment list for purposes of eMedNY premium billing and payment, as discussed in
               Section 6.9 and Appendix H of this Agreement.

          b) Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment and use its best efforts to complete such processing within thirty (30) business days from date of receipt of the claim by the Fiscal Agent. Processing of Contractor claims shall be in compliance with the requirements of 42 CFR Section 447.45. The Fiscal Agent will also use its best efforts to resolve any billing problem relating to the Contractor's claims as soon as possible. In accordance with
               Section 41 of the New York State Finance Law (SFL), the State and LDSS shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for this Agreement.

     3.5  Denial of Capitation Payments

          If the US Centers for Medicare and Medicaid Services (CMS) denies payment for new Enrollees, as authorized by SSA Section 1903(m)(5) and 42 CFR Section 438.730 (e), or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in discriminatory practices as described in SSA Section 1932(e)(1)(A)(iii), misrepresented or falsified information submitted to CMS, SDOH, LDSS, the Enrollment Broker, or an Enrollee, Prospective Enrollee, or health care provider, or failed to comply with federal requirements (i.e. 42 CFR Section 422.208 and 42 CFR Section 438.6 (h) relating to the Physician Incentive Plans), SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which CMS denies such payment.

     3.6  SDOH Right to Recover Premiums

          The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for MMC Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been in


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-2
          an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the MMC Enrollee's Guaranteed Eligibility period; or to have died. SDOH has a right to recover premiums for FHPlus Enrollees listed on the Roster who are determined to have been incarcerated; to have moved out of the Contractor's service area or their county of fiscal responsibility; or to have died. In any event, the State may only recover premiums paid for MMC and/or FHPlus Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of Benefit Package services for any portion of the payment period.

     3.7  Third Party Health Insurance Determination

          The Contractor will make diligent efforts to determine whether Enrollees have third party health insurance (TPHI). The LDSS is also responsible for making diligent efforts to determine if Enrollees have TPHI and to maintain third party information on the WMS/eMedNY Third Party Resource System. The Contractor shall make good faith efforts to coordinate benefits with and collect TPHI recoveries from other insurers, and must inform the LDSS of any known changes in status of TPHI insurance eligibility within thirty (30) days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information. The Contractor will be permitted to retain one hundred percent (100%) of any reimbursement for Benefit Package services obtained from TPHI. Capitation Rates are net of TPHI recoveries. In no instances may an Enrollee be held responsible for disputes over these recoveries.

     3.8  Payment For Newborns

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with an Enrollee's newborn, unless the child is Excluded from Medicaid Managed Care pursuant to Appendix H of this Agreement, or the Contractor does not offer a MMC product in the mother's county of fiscal responsibility.

          b) The Contractor shall receive a capitation payment from the first day of the newborn's month of birth and, in instances where the Contractor pays the hospital or birthing center for the newborn stay, a Supplemental Newborn Capitation Payment.

          c) Capitation Rate and Supplemental Newborn Capitation Payment for a newborn will begin the month following certification of the newborn's eligibility and enrollment, retroactive to the first day of the month in which the child was born.

          d) The Contractor cannot bill for a Supplemental Newborn Capitation Payment unless the newborn hospital or birthing center payment has been paid by the Contractor. The Contractor must maintain on file evidence of payment to the


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-3
               hospital or birthing center of the claim for the newborn stay. Failure to have supporting records may, upon an audit, result in recoupment of the Supplemental Newborn Capitation Payment by SDOH.

     3.9  Supplemental Maternity Capitation Payment

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the maternity care of an Enrollee.

          b) In instances where the Enrollee is enrolled in the Contractor's MMC or FHPlus product on the date of the delivery of a child, the Contractor shall be entitled to receive a Supplemental Maternity Capitation Payment. The Supplemental Maternity Capitation Payment reimburses the Contractor for the inpatient and outpatient costs of services normally provided as part of maternity care, including antepartum care, delivery and post-partum care. The Supplemental Maternity Capitation Payment is in addition to the monthly Capitation Rate paid by the SDOH to the Contractor for the Enrollee.

          c) In instances where the Enrollee was enrolled in the Contractor's MMC or FHPlus product for only part of the pregnancy, but was enrolled on the date of the delivery of the child, the Contractor shall be entitled to receive the entire Supplemental Maternity Capitation Payment. The Supplemental Capitation payment shall not be pro-rated to reflect that the Enrollee was not enrolled in the Contractor's MMC or FHPlus product for the entire duration of the pregnancy.

          d) In instances where the Enrollee was enrolled in the Contractor's MMC or FHPlus product for part of the pregnancy, but was not enrolled on the date of the delivery of the child, the Contractor shall not be entitled to receive the Supplemental Maternity Capitation Payment, or any portion thereof.

          e) Costs of inpatient and outpatient care associated with maternity cases that end in termination or miscarriage shall be reimbursed to the Contractor through the monthly Capitation Rate for the Enrollee and the Contractor shall not receive the Supplemental Maternity Capitation Payment.

          f) The Contractor may not bill a Supplemental Maternity Capitation Payment until the hospital inpatient or birthing center delivery is paid by the Contractor, and the Contractor must maintain on file evidence of payment of the delivery, plus any other inpatient and outpatient services for the maternity care of the Enrollee to be eligible to receive a Supplemental Maternity Capitation Payment. Failure to have supporting records may, upon audit, result in recoupment of the Supplemental Maternity Capitation Payment by the SDOH.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-4

     3.10 Contractor Financial Liability

          Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

     3.11 Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care (MMC) Enrollees

          a) The Contractor must obtain stop-loss coverage for inpatient hospital services for MMC Enrollees. A Contractor may elect to purchase stop-loss coverage from New York State. In such cases, the Capitation Rates paid to the Contractor shall be adjusted to reflect the cost of such stop-loss coverage. The cost of such coverage shall be determined by SDOH.

          b) Under NYS stop-loss coverage, if the hospital inpatient expenses incurred by the Contractor for an individual MMC Enrollee during any calendar year reaches $50,000, the Contractor shall be compensated for eighty percent (80%) of the cost of hospital inpatient services in excess of this amount up to a maximum of $250,000. Above that amount, the Contractor will be compensated for one hundred percent (100%) of cost. All compensation shall be based on the lower of the Contractor's negotiated hospital rate or Medicaid rates of payment.

               [ ] The Contractor has elected to have NYS provide stop-loss reinsurance for MMC Enrollees.

                    OR

               [ ] The Contractor has not elected to have NYS provide stop-loss reinsurance for MMC Enrollees.

     3.12 Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees

          a) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable mental health treatment outpatient visits by MMC Enrollees in excess of twenty
               (20) visits during any calendar year at rates set forth in contracted fee schedules. Any Court-Ordered Services for mental health treatment outpatient visits by MMC Enrollees which specify the use of Non-Participating Providers shall be compensated at the Medicaid rate of payment.

          b) The Contractor will be compensated for medically necessary and clinically appropriate inpatient mental health services and/or Chemical Dependence Inpatient Rehabilitation and Treatment Services to MMC Enrollees, as defined


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-5
               in Appendix K of this Agreement, in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor's negotiated inpatient rate or Medicaid rate of payment.

          c) Detoxification Services for MMC Enrollees in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified in Section 3.11 of this Agreement.

     3.13 Residential Health Care Facility Stop-Loss for MMC Enrollees

          The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable inpatient Residential Health Care Facility services, as defined in Appendix K of this Agreement, provided to MMC Enrollees in excess of sixty (60) days during a calendar year at the lower of the Contractor's negotiated rates or Medicaid rate of payment.

     3.14 Stop-Loss Documentation and Procedures for the MMC Program

          The Contractor must follow procedures and documentation requirements in accordance with the New York State Department of Health stop-loss policy and procedure manual. The State has the right to recover from the Contractor any stop-loss payments that are later found not to conform to these SDOH requirements.

     3.15 Family Health Plus (FHPlus) Reinsurance

          The Contractor shall purchase reinsurance coverage unless it can demonstrate to SDOH's satisfaction the ability to self insure.

     3.16 Tracking Visits Provided by Indian Health Clinics - Applies to MMC Program Only

          The SDOH shall monitor all visits provided by tribal or Indian health clinics or urban Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-6

4.   SERVICE AREA

     The Contractor's service area for Medicaid Managed Care and/or FHPlus shall consist of the county(ies) described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein. Such service area is the specific geographic area within which Eligible Persons must reside to enroll in either the Contractor's Medicaid Managed Care or FHPlus product.


                                    SECTION 4
                                 (SERVICE AREA)
                                 October 1, 2005
                                       4-1

5.   RESERVED


                                    SECTION 5
                                   (RESERVED)
                                 October 1, 2005
                                       5-1

6.   ENROLLMENT

     6.1  Populations Eligible for Enrollment

          a)   Medicaid Managed Care Populations

               All Eligible Persons who meet the criteria in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan and who reside in the Contractor's service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor's Medicaid Managed Care product.

          b)   Family Health Plus Populations

               All Eligible Persons who meet the criteria listed in Section 369-ee of the SSL and/or New York State's Operational Protocol for the Partnership Plan and who reside in the Contractor's service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor's Family Health Plus product.

     6.2  Enrollment Requirements

          The Contractor agrees to conduct Enrollment of Eligible Persons in accordance with the policies and procedures set forth in Appendix H of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

     6.3  Equality of Access to Enrollment

          The Contractor shall accept Enrollments of Eligible Persons in the order in which the Enrollment applications are received without restriction and without regard to the Eligible Person's age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

     6.4  Enrollment Decisions

          An Eligible Person's decision to enroll in the Contractor's MMC or FHPlus product shall be voluntary except as otherwise provided in
          Section 6.5 of this Agreement.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-1

     6.5  Auto Assignment - For MMC Program Only

          An MMC Eligible Person whose Enrollment is mandatory under the Medicaid Managed Care Program and who fails to select and enroll in a MCO within sixty (60) days of receipt of notice of mandatory Enrollment may be assigned by the SDOH or the LDSS to the Contractor's MMC product pursuant to SSL Section 364-j and in accordance with Appendix H of this Agreement.

     6.6  Prohibition Against Conditions on Enrollment

          Unless otherwise required by law or this Agreement, neither the Contractor nor LDSS shall condition any Eligible Person's Enrollment into the Contractor's MMC or FHPlus product upon the performance of any act. Neither the Contractor nor the LDSS shall suggest in any way that failure to enroll in the Contractor's MMC or FHPlus product may result in a loss of benefits, except in the case of the FHPlus Program when the Contractor is the sole MCO offering a FHPlus product in the Enrollee's county of fiscal responsibility.

     6.7  Newborn Enrollment

          a) All newborn children not Excluded from Enrollment in the MMC Program pursuant to Appendix H of this Agreement, shall be enrolled in the MCO in which the newborn's mother is an Enrollee, effective from the first day of the child's month of birth, unless the MCO in which the mother is enrolled does not offer a MMC product in the mother's county of fiscal responsibility.

          b) In addition to the responsibilities set forth in Appendix H of this Agreement, the Contractor is responsible for coordinating with the LDSS the efforts to ensure that all newborns are enrolled in the Contractor's MMC product, if applicable.

          c) The SDOH and LDSS shall be responsible for ensuring that timely Medicaid eligibility determination and Enrollment of the newborns is effected consistent with state laws, regulations, and policy and with the newborn Enrollment requirements set forth in Appendix H of this Agreement.

     6.8  Effective Date of Enrollment

          a) For MMC Enrollees, the Contractor and the LDSS are responsible for notifying the MMC Enrollee of the expected Effective Date of Enrollment.

          b) For FHPlus Enrollees, the Contractor must notify the FHPlus Enrollee of the Effective Date of Enrollment.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-2

          c) Notification may be accomplished through a "Welcome Letter." To the extent practicable, such notification must precede the Effective Date of Enrollment.

          d) In the event that the actual Effective Date of Enrollment changes, the Contractor, and for MMC Enrollees the LDSS, must notify the Enrollee of the change.

          e) As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment, the Contractor shall be responsible for the provision and cost of all care and services covered by the Benefit Package and provided to Enrollees whose names appear on the Prepaid Capitation Plan Roster, except as hereinafter provided.

               i) Contractor shall not be liable for the cost of any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

               ii) Contractor shall not be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor's MMC product and who remains hospitalized on the Effective Date of Enrollment; except when the MMC Enrollee, on or after the Effective Date of Enrollment, 1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee-for-service payment rules, the method of payment changes from: a) Diagnostic Related Group (DRG) case-based rate of payment per discharge to a per diem rate of payment exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates either to another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall be liable for the cost of the consecutive stay.

               iii) Contractor shall not be liable for any part of the cost of a hospital stay for a FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor's FHPlus product and who has not been discharged as of the Effective Date of Enrollment, up to the date the FHPlus Enrollee is discharged.

               iv) Except for newborns, an Enrollee's Effective Date of Enrollment shall be the first day of the month on which the Enrollee's name appears on the Roster for that month.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-3

     6.9  Roster

          a) The first and second monthly Rosters generated by SDOH in combination shall serve as the official Contractor Enrollment list for purposes of eMedNY premium billing and payment, subject to ongoing eligibility of the Enrollees as of the first (1st) day of the Enrollment month. Modifications to the Roster may be made electronically or in writing by the LDSS or the Enrollment Broker. If the LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster.

          b) The LDSS is responsible for making data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor's Enrollment files in accordance with the provisions in Appendix H of this Agreement.

          c) All Contractors must have the ability to receive Rosters electronically.

     6.10 Automatic Re-Enrollment

          a) An Enrollee who loses Medicaid or FHPlus eligibility and who regains eligibility for either Medicaid or FHPlus within a three
               (3) month period, will be automatically prospectively re-enrolled in the Contractor's MMC or FHPlus product unless:

               i) the Contractor does not offer such product in the Enrollee's county of fiscal responsibility; or

               ii) the Enrollee indicates in writing that he/she wishes to enroll in another MCO or, if permitted, receive coverage under Medicaid fee-for-service.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-4

7.   LOCK-IN PROVISIONS

     7.1  Lock-In Provisions in MMC Mandatory Counties and for Family Health
          Plus

          All MMC Enrollees residing in local social service districts where Enrollment in the MMC Program is mandatory and all FHPlus Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment, with an initial ninety (90) day grace period in which to disenroll without cause and enroll in another MCO's MMC or FHPlus product, if available.

     7.2  Disenrollment During a Lock-In Period

          An Enrollee subject to Lock-In may disenroll from the Contractor's MMC or FHPlus product during the Lock-In Period for Good Cause as defined in Appendix H of this Agreement.

     7.3  Notification Regarding Lock-In and End of Lock-In Period

          The LDSS, either directly or through the Enrollment Broker, is responsible for notifying Enrollees of their right to change MCOs in the Enrollment confirmation notice sent to individuals after they have selected an MCO or been auto-assigned (the latter being applicable to areas where the mandatory MMC Program is in effect). The SDOH or its designee will be responsible for providing a notice of end of Lock-In and the right to change MCOs at least sixty (60) days prior to the first Enrollment anniversary date as outlined in Appendix H of this Agreement.

     7.4  Lock-In and Change in Eligibility Status

          Enrollees who lose Medicaid or FHPlus eligibility and regain eligibility for either Medicaid or FHPlus within a three (3) month period, will not be subject to a new Lock-in Period unless they opt to change MCOs pursuant to Section 6.10 of this Agreement.


                                    SECTION 7
                              (LOCK-IN PROVISIONS)
                                 October 1, 2005
                                       7-1

8.   DISENROLLMENT

     8.1  Disenrollment Requirements

          a) The Contractor agrees to conduct Disenrollment of an Enrollee in accordance with the policies and procedures for Disenrollment set forth in Appendix H of this Agreement.

          b) LDSSs are responsible for making the final determination concerning Disenrollment requests.

     8.2  Disenrollment Prohibitions

          Enrollees shall not be disenrolled from the Contractor's MMC or FHPlus product based on any of the factors listed in Section 34 (Non-Discrimination) of this Agreement.

     8.3  Disenrollment Requests

          a)   Routine Disenrollment Requests

               The LDSS is responsible for processing Routine Disenrollment requests to take effect as specified in Appendix H of this Agreement. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second (2nd) month after the month in which an Enrollee requests a Disenrollment.

          b)   Non-Routine Disenrollment Requests

               i) Enrollees with an urgent medical need to disenroll from the Contractor's MMC or FHPlus product may request an expedited Disenrollment by the LDSS. An MMC Enrollee who requests a return to Medicaid fee-for-service based on his/her HIV, End Stage Renal Disease (ESRD) or SPMI/SED status is categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

               ii) Enrollees with a complaint of Nonconsensual Enrollment may request an expedited Disenrollment by the LDSS.

               iii) In districts where homeless individuals are Exempt, as described in Appendices H and M of this Agreement, homeless MMC Enrollees residing in the shelter system may request an expedited Disenrollment by the LDSS.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-1

               iv) Retroactive Disenrollments may be warranted in rare instances and may be requested of the LDSS as described in Appendix H of this Agreement.

               v) Substantiation of non-routine Disenrollment requests by the LDSS will result in Disenrollment in accordance with the timeframes as set forth in Appendix H of this Agreement.

     8.4  Contractor Notification of Disenrollments

          a) Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of Disenrollment of an Enrollee. In cases of expedited and retroactive Disenrollment, the Contractor shall be notified of the Enrollee's Effective Date of Disenrollment by the LDSS.

          b) In the event that the LDSS intends to retroactively disenroll an Enrollee on a date prior to the first day of the month of the Disenrollment request, the LDSS is responsible for consulting with the Contractor prior to Disenrollment. Such consultation shall not be required for the retroactive Disenrollment of Supplemental Security Income (SSI) infants where it is clear that the Contractor was not a risk for the provision of Benefit Package services for any portion of the retroactive period.

          c) In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for noticing the Contractor at the time of Disenrollment of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month.

     8.5  Contractor's Liability

          a) The Contractor is not responsible for providing the Benefit Package under this Agreement on or after the Effective Date of Disenrollment except as hereinafter provided:

               i) The Contractor shall be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor's MMC product and who remains hospitalized on the Effective Date of Disenrollment; except when the MMC Enrollee, on or after the Effective Date of Disenrollment,
                    1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee-for-service payment rules, the method of payment changes from: a) DRG case-based rate of payment per discharge to a per diem rate of payment


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-2
                    exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates to either another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall not be liable for the cost of the consecutive stay. For the purposes of this paragraph, "hospital stay" does not include a stay in a hospital that is a) certified by Medicare as a long-term care hospital and b) has an average length of stay for all patients greater than ninety-five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002; in such instances, Contractor liability will cease on the Effective Date of Disenrollment.

               ii) The Contractor shall be liable for any part of the cost of a hospital stay for a FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor's FHPlus product and who has not been discharged as of the Effective Date of Disenrollment, up to the date the FHPlus Enrollee is discharged.

          b) The Contractor shall notify the LDSS that the Enrollee remains in the hospital and provide the LDSS with information regarding his or her medical status. The Contractor is required to cooperate with the Enrollee and the new MCO (if applicable) on a timely basis to ensure a smooth transition and continuity of care.

     8.6  Enrollee Initiated Disenrollment

          a) An Enrollee subject to Lock-In as described in Section 7 of this Agreement may initiate Disenrollment from the Contractor's MMC or FHPlus product for Good Cause as defined in Appendix H of this Agreement at any time during the Lock-In period by filing an oral or written request with the LDSS.

          b) Once the Lock-In Period has expired, the Enrollee may disenroll from the Contractor's MMC or FHPlus product at any time, for any reason.

     8.7  Contractor Initiated Disenrollment

          a) The Contractor may initiate an involuntary Disenrollment if an Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

          b) Consistent with 42 CFR Section 438.56 (b), the Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued Enrollment in the Contractor's MMC


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-3
               or FHPlus product seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

          c) Contractor initiated Disenrollments must be carried out in accordance with the requirements and timeframes described in Appendix H of this Agreement.

          d) Once an Enrollee has been disenrolled at the Contractor's request, he/she will not be re-enrolled with the Contractor's MMC or FHPlus product unless the Contractor first agrees to such re-enrollment.

     8.8  LDSS Initiated Disenrollment

          a) The LDSS is responsible for promptly initiating Disenrollment when:

               i)   an Enrollee is no longer eligible for MMC or FHPlus; or

               ii) the Guaranteed Eligibility period ends and an Enrollee is no longer eligible for MMC or FHPlus benefits; or

               iii) an Enrollee is no longer the financial responsibility of the
                    LDSS; or

               iv)  an Enrollee becomes ineligible for Enrollment pursuant to
                    Section 6.1 of this Agreement; or

               v) an Enrollee has moved outside the service area covered by this Agreement, unless Contractor can demonstrate that:

                    A) the Enrollee has made an informed choice to continue Enrollment with the Contractor and that Enrollee will have sufficient access to the Contractor's provider network; and

                    B) fiscal responsibility for Medicaid or FHPlus coverage remains in the county of origin.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-4

9.   GUARANTEED ELIGIBILITY

     9.1  General Requirements

          SDOH and the Contractor will follow the policies in this section subject to state and federal law and regulation.

     9.2  Right to Guaranteed Eligibility

          a) New Enrollees, other than those identified in Section 9.2(b) below, who would otherwise lose Medicaid or FHPlus eligibility during the first six (6) months of Enrollment will retain the right to remain enrolled in the Contractor's MMC or FHPlus product, as applicable, under this Agreement for a period of six
               (6) months from their Effective Date of Enrollment.

          b)   Guaranteed Eligibility is not available to the following
               Enrollees:

               i) Enrollees who lose eligibility due to death, moving out of State, or incarceration;

               ii) Female MMC Enrollees with a net available income in excess of medically necessary income but at or below two hundred percent (200%) of the federal poverty level who are only eligible for Medicaid while they are pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.

          c) If, during the first six (6) months of Enrollment in the Contractor's MMC product, an MMC Enrollee becomes eligible for Medicaid only as a spend-down, the MMC Enrollee will be eligible to remain enrolled in the Contractor's MMC product for the remainder of the six (6) month Guaranteed Eligibility period. During the six (6) month Guaranteed Eligibility period, an MMC Enrollee eligible for spend-down and in need of wrap-around services has the option of spending down to gain full Medicaid eligibility for the wrap-around services. In this situation, the LDSS is responsible for monitoring the MMC Enrollee's need for wrap-around services and manually setting coverage codes as appropriate.

          d) FHPlus Enrollees who become eligible for Medicaid benefits without an income or resource spend-down will not be entitled to a Guaranteed Eligibility period.

          e) Enrollees who lose and regain Medicaid or FHPlus eligibility within a three (3) month period will not be entitled to a new period of six (6) months Guaranteed Eligibility.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 2005
                                       9-1

     9.3  Covered Services During Guaranteed Eligibility

          The services covered during the Guaranteed Eligibility period shall be those contained in the Benefit Package, as specified in Appendix K of this Agreement. MMC enrollees shall also be eligible to receive Free Access to family planning and reproductive services as set forth in
          Section 10.10 of this Agreement and pharmacy services on a Medicaid fee-for-service basis during the Guaranteed Eligibility period.

     9.4  Disenrollment During Guaranteed Eligibility

          a) An Enrollee-initiated Disenrollment from the Contractor's MMC or FHPlus product terminates the Guaranteed Eligibility period.

          b) During the Guarantee Eligibility period, an Enrollee may not change MCOs.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 2005
                                       9-2

10.  BENEFIT PACKAGE REQUIREMENTS

     10.1 Contractor Responsibilities

          Contractor must provide or arrange for the provision of all services set forth in the Benefit Package for MMC Enrollees and FHPlus Enrollees subject to any exclusions or limitations imposed by Federal or State Law during the period of this Agreement. SDOH shall assure that Medicaid services covered under the Medicaid fee-for-service program but not covered in the Benefit Package are available to and accessible by MMC Enrollees.

     10.2 Compliance with State Medicaid Plan and Applicable Laws

          a) All services provided under the Benefit Package to MMC Enrollees must comply with all the standards of the State Medicaid Plan established pursuant to Section 363-a of the SSL and shall satisfy all other applicable requirements of the SSL and PHL.

          b) Benefit Package Services provided by the Contractor through its FHPlus product shall comply with all applicable requirements of the PHL and SSL.

     10.3 Definitions

          The Contractor agrees to the definitions of "Benefit Package" and "Non-Covered Services" contained in Appendix K, which is incorporated by reference as if set forth fully herein.

     10.4 Child Teen Health Program/Adolescent Preventive Services

          a) The Contractor and its Participating Providers are required to provide the Child Teen Health Program (C/THP) services outlined in Appendix K of this Agreement and comply with applicable Early Periodic Screening and Diagnostic Testing (EPSDT) requirements specified in 42 CFR Part 441, sub-part B, 18NYCRR Part 508 and the New York State Department of Health C/THP manual. The Contractor and its Participating Providers are required to provide C/THP services to Enrollees under twenty-one (21) years of age when:

               i) The care or services are essential to prevent, diagnose, prevent the worsening of, alleviate or ameliorate the effects of an illness, injury, disability, disorder or condition.

               ii) The care or services are essential to the overall physical, cognitive and mental growth and developmental needs of the Enrollee.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-1

               iii) The care or service will assist the Enrollee to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the Enrollee and those functional capacities that are appropriate for individuals of the same age as the Enrollee.

          b) The Contractor shall base its determination on medical and other relevant information provided by the Enrollee's PCP, other health care providers, school, local social services, and/or local public health officials that have evaluated the Enrollee.

          c) The Contractor and its Participating Providers must comply with the C/THP program standards and must do at least the following with respect to all Enrollees under age 21:

               i) Educate Enrollees who are pregnant women or who are parents of Enrollees under age 21 about the program and its importance to a child's or adolescent's health.

               ii) Educate Participating Providers about the program and their responsibilities under it.

               iii) Conduct outreach, including by mail, telephone, and through home visits (where appropriate), to ensure children are kept current with respect to their periodicity schedules.

               iv) Schedule appointments for children and adolescents pursuant to the periodicity schedule, assist with referrals, and conduct follow-up with children and adolescents who miss or cancel appointments.

               v) Ensure that all appropriate diagnostic and treatment services, including specialist referrals, are furnished pursuant to findings from a C/THP screen.

               vi) Achieve and maintain an acceptable compliance rate for screening schedules during the contract period.

          d) In addition to C/THP requirements, the Contractor and its Participating Providers are required to comply with the American Medical Association's Guidelines for Adolescent Preventive Services which require annual well adolescent preventive visits which focus on health guidance, immunizations, and screening for physical, emotional, and behavioral conditions.


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     10.5 Foster Care Children - Applies to MMC Program Only

          The Contractor shall comply with the health requirements for foster children specified in 18 NYCRR Section 441.22 and Part 507 and any subsequent amendments thereto. These requirements include thirty (30) day obligations for a comprehensive physical and behavioral health assessment and assessment of the risk that the child may be HIV+ and should be tested.

     10.6 Child Protective Services

          The Contractor shall comply with the requirements specified for child protective examinations, provision of medical information to the child protective services investigation and court ordered services as specified in 18 NYCRR Part 432, and any subsequent amendments thereto. Medically necessary services must be covered, whether provided by the Contractor's Participating Providers or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.

     10.7 Welfare Reform - Applies to MMC Program only

          a) The LDSS is responsible for determining whether each public assistance or combined public assistance/Medicaid applicant is incapacitated or can participate in work activities. As part of this work determination process, the LDSS may require medical documentation and/or an initial mental and/or physical examination to determine whether an individual has a mental or physical impairment that limits his/her ability to engage in work (12 NYCRR Section 1300.2(d)(13)(i)). The LDSS may not require the Contractor to provide the initial district mandated or requested medical examination necessary for an Enrollee to meet welfare reform work participation requirements.

          b) The Contractor shall require that the Participating Providers in its MMC product, upon MMC Enrollee consent, provide medical documentation and health, mental health and chemical dependence assessments as follows:

               i) Within ten (10) days of a request of an MMC Enrollee or a former MMC Enrollee, currently receiving public assistance or who is applying for public assistance, the MMC Enrollee's or former MMC Enrollee's PCP or specialist provider, as appropriate, shall provide medical documentation concerning the MMC Enrollee or former MMC Enrollee's health or mental health status to the LDSS or to the LDSS' designee. Medical documentation includes but is not limited to drug prescriptions and reports from the MMC Enrollee's PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.


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               ii) Within ten (10) days of a request of an MMC Enrollee, who has already undergone, or is scheduled to undergo, an initial LDSS required mental and/or physical examination, the MMC Enrollee's PCP shall provide a health, or mental health and/or chemical dependence assessment, examination or other services as appropriate to identify or quantify an MMC Enrollee's level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work limitations. The LDSS, may, upon written notice to the Contractor, specify the format and instructions for such an assessment.

          c) The Contractor shall designate a Welfare Reform liaison who shall work with the LDSS or its designee to (1) ensure that MMC Enrollees receive timely access to assessments and services specified in this Agreement and (2) ensure completion of reports containing medical documentation required by the LDSS.

          d) The Contractor will continue to be responsible for the provision and payment of Chemical Dependence Services in the Benefit Package for MMC Enrollees mandated by the LDSS under Welfare Reform if such services are already underway and the LDSS is satisfied with the level of care and services.

          e) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services for MMC Enrollees mandated by the LDSS as a condition of eligibility for Public Assistance or Medicaid under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

          f) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services for MMC Enrollees mandated by the LDSS under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

          g) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services ordered by the LDSS under Welfare Reform.

          h) The Contractor is responsible for the provision of services in Sections 10.9, 10.15 (a) and 10.23 of this Agreement for MMC Enrollees requiring LDSS mandated Chemical Dependence Services.

     10.8 Adult Protective Services

          The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services including referrals for mental health and/or chemical dependency evaluations and all Court Ordered Services for


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                                      10-4
          adults. Court-ordered services that are included in the Benefit Package must be covered, whether provided by the Contractor's Participating Provider or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.

     10.9 Court-Ordered Services

          a) The Contractor shall provide any Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether the court order requires such services to be provided by a Participating Provider or by a Non-Participating Provider. Non-Participating Providers shall be reimbursed by the Contractor at the Medicaid fee schedule. The Contractor is responsible for court-ordered services to the extent that such court-ordered services are covered by the Benefit Package and reimbursable by Medicaid or Family Health Plus, as applicable.

          b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including mental health and/or Chemical Dependence), or other Benefit Package covered services. The Contractor is responsible for payment of those services as covered by the Benefit Package, even when provided by Non-Participating Providers.

     10.10 Family Planning and Reproductive Health Services

          a) Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health services, as defined in Appendix C of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

               i) MMC Enrollees may receive such services from any qualified Medicaid provider, regardless of whether the provider is a Participating or a Non-Participating Provider, without referral from the MMC Enrollee's PCP and without approval from the Contractor.

               ii) FHPlus Enrollees may receive such services from any Participating Provider if the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, or directly from a provider affiliated with the Designated Third Party Contractor if such services are not included in the Contractor's Benefit Package, as specified in Appendix M of this Agreement, without referral from the FHP Enrollee's PCP and without approval from the Contractor.

          b) The Contractor shall permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health services.


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                         (BENEFIT PACKAGE REQUIREMENTS)
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               i) If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements in Part C.2 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

               ii) If the Contractor does not include Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements of Part C.3 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

     10.11 Prenatal Care

          The Contractor is responsible for arranging for the provision of comprehensive Prenatal Care Services to all pregnant Enrollees including all services enumerated in Subdivision 1, Section 2522 of the PHL in accordance with 10 NYCRR Section 85.40 (Prenatal Care Assistance Program).

     10.12 Direct Access

          The Contractor shall offer female Enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from Participating Providers of her choice, without referral from the PCP as set forth in PHL Section 4406-b(1).

     10.13 Emergency Services

          a) The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing services for Emergency Medical Conditions and for accessing Urgently Needed Services. Emergency mental health calls must be triaged via telephone by a trained mental health professional.

          b) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor must pay for services for Emergency Medical Conditions whether provided by a Participating Provider or a Non-Participating Provider, and may not deny


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-6
               payments for failure of the Emergency Services provider or Enrollee to give notice.

          c) Emergency Services rendered by Non-Participating Providers: The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor shall bear the cost of providing Emergency Services through Non-Participating Providers.

          d) The Contractor agrees to abide by requirements for the provision and payment of Emergency Services and Post-stabilization Care Services which are specified in Appendix G, which is hereby made a part of this Agreement as if set forth fully herein.

     10.14 Medicaid Utilization Thresholds (MUTS)

          MMC Enrollees may be subject to MUTS for outpatient pharmacy services which are billed Medicaid fee-for-service and for dental services provided without referral at Article 28 clinics operated by academic dental centers as described in Section 10.27 of this Agreement. MMC Enrollees are not otherwise subject to MUTS for services included in the Benefit Package.

     10.15 Services for Which Enrollees Can Self-Refer

          a)   Mental Health and Chemical Dependence Services

               i) The Contractor will allow Enrollees to make a self referral for one mental health assessment from a Participating Provider and one chemical dependence assessment from a Detoxification or Chemical Dependence Participating Provider in any calendar year period without requiring preauthorization or referral from the Enrollee's Primary Care Provider. For the MMC Program, in the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source.

               ii) The Contractor shall make available to all Enrollees a complete listing of their participating mental health and Chemical Dependence Services providers. The listing should specify which provider groups or practitioners specialize in children's mental health services.

               iii) The Contractor will also ensure that its Participating
                    Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and Chemical Dependence Services, and to determine the types of services that should be furnished.


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               iv) The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up Benefit Package services from appropriate providers based on the findings of their mental health and/or Chemical Dependence assessment(s), consistent with Section 15.2(a)(x) and (xi) of this Agreement.

               v) The Contractor will implement policies and procedures to ensure that Enrollees are referred to appropriate Chemical Dependence providers based on the findings of the Chemical Dependence assessment by the Contractor's Participating Provider, consistent with Section 15.2(a)(x) and (xi) of this Agreement.

          b)   Vision Services

               The Contractor will allow its Enrollees to self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services as described in Appendix K of this Agreement.

          c)   Diagnosis and Treatment of Tuberculosis

               Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB as described in Section 10.18(a) of this Agreement.

          d)   Family Planning and Reproductive Health Services

               Enrollees may self-refer to family planning and reproductive health services as described in Section 10.10 and Appendix C of this Agreement.

          e)   Article 28 Clinics Operated by Academic Dental Centers

               MMC Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services as described in Section 10.27 of this Agreement.

     10.16 Second Opinions for Medical or Surgical Care

          The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-8
          surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.

     10.17 Coordination with Local Public Health Agencies

          The Contractor will coordinate its public health-related activities with the Local Public Health Agency (LPHA) consistent with the SDOH MCO and Public Health Guidelines. Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the LPHA and LDSS and be customized to reflect local public health priorities. Negotiations must result in agreements regarding required Contractor activities related to public health. The outcome of negotiations may take the form of an informal agreement among the parties which may include memos or a separate memorandum of understanding signed by the LPHA, LDSS, and the Contractor.

     10.18 Public Health Services

          a) Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB\DOT):

               i) Tuberculosis Screening, Diagnosis and Treatment services are included in the Benefit Package as set forth in Appendix K.3
                    (3) (e) of this Agreement.

                    A) It is the State's preference that Enrollees receive TB diagnosis and treatment through the Contractor to the extent that Participating Providers experienced in this type of care are available.

                    B) The SDOH will coordinate with the LPHA to evaluate the Contractor's protocols against State and local guidelines and to review the tuberculosis treatment protocols and networks of Participating Providers to verify their readiness to treat Tuberculosis patients. State and local departments of health will also be available to offer technical assistance to the Contractor in establishing TB policies and procedures.

                    C) The Contractor is responsible for screening, diagnosis and treatment of TB, except for TB/DOT services.

                    D) The Contractor shall inform all Participating Providers of their responsibility to report TB cases to the LPHA.

               ii) Enrollees may self-refer to LPHA facilities for the diagnosis and/or treatment of TB.

                    A) The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology


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                                 October 1, 2005
                                      10-9
                         services are rendered to Enrollees, within the context of TB diagnosis and treatment.

                    B) The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at rates determined by SDOH.

                    C) The LPHA is responsible for: 1) giving notification to the Contractor before delivering TB related services, if so required in the public health agreement established pursuant to Section 10.17 of this Agreement, unless these services are ordered by a court of competent jurisdiction; 2) making reasonable efforts to verify with the Enrollee's PCP that he/she has not already provided TB care and treatment; and 3) providing documentation of services rendered along with the claim.

                    D) Prior authorization for hospital admission may not be required by the Contractor for an admission pursuant to a court order or an order of detention issued by the local commissioner or director of public health.

                    E) The Contractor shall provide the LPHA with access to health care practitioners on a twenty-four (24) hour a day, seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the LPHA's request for authorization within the same day.

                    F) The Contractor will not be financially liable for treatments rendered to Enrollees who have been institutionalized as a result of a local health commissioner's order due to non-compliance with TB care regimens.

               iii) Directly Observed Therapy (TB/DOT) is not included in the
                    Benefit Package as set forth in Appendix K.3 (3) (e) and K.4 of this Agreement.

                    A) The Contractor will not be capitated or financially liable for these costs.

                    B) The Contractor agrees to make all reasonable efforts to ensure communication, cooperation and coordination with TB/DOT providers regarding clinical care and services.

                    C) MMC Enrollees may use any Medicaid fee-for-service TB/DOT provider.

               iv) HIV counseling and testing provided to a MMC Enrollee during a TB related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee for service at rates established by SDOH.


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                         (BENEFIT PACKAGE REQUIREMENTS)
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          b)   Immunizations

               i) Immunizations are included in the Benefit Package as provided in Appendix K of this Agreement.

                    A) The Contractor is responsible for all costs associated with vaccine purchase and administration associated with adult immunizations.

                    B) The Contractor is responsible for all costs associated with vaccine administration associated with childhood immunizations. The Contractor is not responsible for vaccine purchase costs associated with childhood immunizations and will inform all Participating Providers that the vaccines may be obtained free of charge from the Vaccine for Children Program.

               ii) Enrollees may self refer to the LPHA facilities for their immunizations.

                    A) The Contractor agrees to reimburse the LPHA when an Enrollee has self referred for immunizations.

                    B) The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at rates determined by SDOH.

                    C) The LPHA is responsible for making reasonable efforts to (1) determine the Enrollee's managed care membership status; and (2) ascertain the Enrollee's immunization status. Reasonable efforts shall consist of client interviews, medical records and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP's name, the LPHA is responsible for calling the PCP. If the LPHA is unable to verify the immunization status from the PCP, the LPHA is responsible for delivering the service as appropriate.

          c)   Prevention and Treatment of Sexually Transmitted Diseases

               The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease (STD). The Contractor also will be responsible for ensuring that its Participating Providers screen and treat Enrollees for STDs and report cases of STD to the LPA and cooperate in contact investigation, in accordance with existing state and local laws and regulations. HIV counseling and testing provided to an MMC Enrollee during an STD related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee-for-service at rates established by SDOH.


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                                      10-11

          d)   Lead Poisoning - Applies to MMC Program Only

               The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR Sub-part 67-1. The Contractor shall require its Participating Providers to coordinate with the LPHA to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.

     10.19 Adults with Chronic Illnesses and Physical or Developmental Disabilities

          a) The Contractor will implement all of the following to meet the needs of its adult Enrollees with chronic illnesses and physical or developmental disabilities:

               i) Satisfactory methods for ensuring that the Contractor is in compliance with the ADA and Section 504 of the Rehabilitation Act of 1973. Program accessibility for persons with disabilities shall be in accordance with
                    Section 24 of this Agreement.

               ii) Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, self-management education and training, etc. The Contractor shall:

                    A) develop protocols describing the Contractor's case management services and minimum qualification requirements for case management staff;

                    B) develop and implement protocols for monitoring effectiveness of case management based on patient outcomes;

                    C) develop and implement protocols for monitoring service utilization, including emergency room visits and hospitalizations, with adjustment of severity of patient conditions;

                    D) provide regular information to Participating Providers on the case management services available to Enrollees and the criteria for referring Enrollees for case management services.

               iii) Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings ands self referrals by Enrollees.

               iv) Guidelines for determining specific needs of Enrollees in case management, including specialist physician referrals, durable medical


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-12
                    equipment, home health services, self management education and training, etc.

               v) Satisfactory systems for coordinating service delivery with Non-Participating Providers, including behavioral health providers for all Enrollees.

               vi) Policies and procedures to allow for the continuation of existing relationships with Non-Participating Providers, consistent with PHL Section 4403(6)(e) and Section 15.6 of this Agreement.

     10.20 Children with Special Health Care Needs

          a) Children with special health care needs are those who have or are suspected of having a serious or chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally. The Contractor will be responsible for performing all of the same activities for this population as for adults. In addition, the Contractor will implement the following for these children:

               i) Satisfactory methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and developmental disabilities service organizations for the purpose of coordinating and assuring appropriate service delivery.

               ii) An adequate network of pediatric providers and sub-specialists, and contractual relationships with tertiary institutions, to meet such children's medical needs.

               iii) Satisfactory methods for assuring that children with
                    serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

               iv) Satisfactory arrangements for assuring access to specialty centers in and out of New York State for diagnosis and treatment of rare disorders.

               v) A satisfactory approach for assuring access to allied health professionals (Physical Therapists, Occupational Therapists, Speech Therapists, and Audiologists) experienced in dealing with children and families.


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                                      10-13

     10.21 Persons Requiring Ongoing Mental Health Services

          a) The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

               i)   Inclusion of all of the required provider types listed in
                    Section 21 of this Agreement.

               ii) Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment.

               iii) Satisfactory case management systems or satisfactory case management.

               iv) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.

               v) The Contractor agrees to participate in the local planning process for serving Enrollees with mental health needs to the extent requested by the LDSS. At the LDSS' discretion, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

     10.22 Member Needs Relating to HIV

          a) The Contractor must inform MMC Enrollees newly diagnosed with HIV infection or AIDS, who are known to the Contractor, of their enrollment options including the ability to return to the Medicaid fee-for-service program or to disenroll from the Contractor's MMC product and to enroll into HIV SNPs, if such plan is available.

          b) The Contractor will inform Enrollees about HIV counseling and testing services available through the Contractor's Participating Provider network; HIV counseling and testing services available when performed as part of a Family Planning and Reproductive Health encounter; and anonymous counseling and testing services available from SDOH, Local Public Health Agency clinics and other county programs. Counseling and testing rendered outside of a Family Planning and Reproductive Health encounter, as well as services provided as the result of an HIV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.

          c) The Contractor agrees that anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing sites. Services provided for HIV treatment may only be


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
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               obtained from the Contractor during the period the Enrollee is enrolled in the Contractor's MMC or FHPlus product.

          d) To adequately address the HIV prevention needs of uninfected Enrollees, as well as the special needs of Enrollees with HIV infection, the Contractor shall have in place all of the following:

               i) Methods for promoting HIV prevention to all Enrollees. HIV prevention information, both primary as well as secondary, should be tailored to the Enrollee's age, sex, and risk factor(s) (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HIV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HIV Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HIV negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HIV infection, i.e., behavior counseling with an HIV infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HIV infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HIV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

               ii) Policies and procedures promoting the early identification of HIV infection in Enrollees. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HIV disease; initial and routine screening for HIV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of HIV CTRPN services from Participating Providers or as part of a Family Planning and Reproductive Health services visit pursuant to Appendix C of this Agreement, and the availability of anonymous CTRPN services from New York State, New York City and the LPHA.

               iii) Policies and procedures that require Participating Providers to provide HIV counseling and recommend HIV testing to pregnant women in their care. The HIV counseling and testing provided shall be done in accordance with Article 27-F of the PHL. Such policies and procedures


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                    shall also direct Participating Providers to refer any HIV positive women in their care to clinically appropriate services for both the women and their newborns.

               iv) A network of providers sufficient to meet the needs of its Enrollees with HIV. Satisfaction of the network requirement may be accomplished by inclusion of HIV specialists within the network or the provision of HIV specialist consultation to non-HIV specialists serving as PCPs for persons with HIV infection; inclusion of Designated AIDS Center Hospitals or other hospitals experienced in HIV care in the Contractor's network; and contracts or linkages with providers funded under the Ryan White CARE Act. The Contractor shall inform Participating Providers about how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs.

               v) Case Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees who have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including Contractor provided case management, and/or, with appropriate consent of the Enrollee, HIV community-based psychosocial case management services and/or COBRA Comprehensive Medicaid Case Management (CMCM) services for MMC Enrollees.

               vi) The Contractor shall require its Participating Providers to report positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City, these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

               vii)The Contractor's Medical Director shall review Contractor's
                    HIV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.

     10.23 Persons Requiring Chemical Dependence Services

          a) The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence Services:

               i) A Participating Provider network which includes of all the required provider types listed in Section 21 of this Agreement.


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                         (BENEFIT PACKAGE REQUIREMENTS)
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               ii) Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment and methods for referring Enrollees to the New York State Office of Alcoholism and Substance Abuse Services (OASAS) for appropriate services beyond the Contractor's Benefit Package (e.g., halfway houses).

               iii) Satisfactory systems of care, including Participating
                    Provider networks and referral processes sufficient to ensure that emergency services, including crisis services, can be provided in a timely manner.

               iv)  Satisfactory case management systems.

               v) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services received from Participating Providers with other services, including Social Services.

               vi) The Contractor also agrees to participate in the local planning process for serving persons with chemical dependence, to the extent requested by an LDSS. At the LDSS's discretion, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

     10.24 Native Americans

          If an Enrollee is a Native American and the Enrollee chooses to access primary care services through his/her tribal health center, the PCP authorized by the Contractor to refer the Enrollee for services included in the Benefit Package must develop a relationship with the Enrollee's PCP at the tribal health center to coordinate services for said Native American Enrollee.

     10.25 Women, Infants, and Children (WIC)

          The Contractor shall develop linkage agreements or other mechanisms to refer Enrollees who are pregnant and Enrollees with children younger than five (5) years of age to WIC local agencies for nutritional assessments and supplements.

     10.26 Urgently Needed Services

          The Contractor is financially responsible for Urgently Needed Services. Urgently Needed Services are covered only in the United States, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, the Northern Mariana Islands and Canada. The Contractor may require the Enrollee or the Enrollee's designee to coordinate with the Contractor or the Enrollee's PCP prior to receiving care.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-17

     10.27 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network - Applies to MMC Program Only

          a) Consistent with Chapter 697 of Laws of 2003 amending Section 364-j of the Social Services Law, dental services provided by
               Article 28 clinics operated by academic dental centers may be accessed directly by MMC Enrollees without prior approval and without regard to network participation.

          b) If dental services are part of the Contractor's Benefit Package, the Contractor will reimburse non-participating Article 28 clinics operated by academic dental centers for covered dental services provided to MMC Enrollees at approved Article 28 Medicaid clinic rates in accordance with the protocols issued by the SDOH.

     10.28 Hospice Services

          a) For FHPlus only: the Contractor shall provide a coordinated hospice program of home and inpatient services which provides non-curative medical and support services for FHPlus Enrollees certified by a physician to be terminally ill with a life expectancy of six months or less. Hospices must be certified under Article 40 of the New York State Public Health Law.

          b) MMC Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

     10.29 Prospective Benefit Package Change for Retroactive SSI Determinations
          - Applies to MMC Program Only

          The Benefit Package and associated Capitation Rate for MMC Enrollees who become SSI or SSI related retroactively shall be changed prospectively as of the effective date of the Roster on which the Enrollee's status change appears.

     10.30 Coordination of Services

          a) The Contractor shall coordinate care for Enrollees, as applicable, with:

               i) the court system (for court ordered evaluations and treatment);

               ii) specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;

               iii) family planning clinics, community health centers, migrant health centers, rural health centers;


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-18

               iv)  WIC, Head Start, Early Intervention;

               v)   programs funded through the Ryan White CARE Act;

               vi) other pertinent entities that provide services out of network;

               vii) Prenatal Care Assistance Program (PCAP) Providers;

               viii) local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services;

               ix) specialized providers of long term care for people with developmental disabilities; and

               x)   School-based health centers.

          b) Coordination may involve contracts or linkage agreements (if entities are willing to enter into such an agreement), or other mechanisms to ensure coordinated care for Enrollees, such as protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-19

11.  MARKETING

     11.1 Information Requirements

          a) The Contractor shall provide Prospective Enrollees, upon request, with pre- enrollment and post-enrollment information pursuant to PHL Section 4408 and SSL Section 364-j.

          b) The Contractor shall provide Prospective Enrollees, upon request, with the most current and complete listing of Participating Providers, as described in Section 13.2(a) of this Agreement, in hardcopy, along with any updates to that listing.

          c) The Contractor shall provide Potential Enrollees with pre-enrollment and post-enrollment information pursuant to 42 CFR
               Section 438.10 (e).

          d) The Contractor must inform Potential Enrollees that oral interpretation service is available for any language and that information is available in alternate formats and how to access these formats.

     11.2 Marketing Plan

          a) The Contractor shall have a Marketing plan, that has been prior-approved by the SDOH that describes the Marketing activities the Contractor will undertake within the service area, as specified in Appendix M of this Agreement, during the term of this Agreement.

          b) The Marketing plan and all Marketing activities must comply with the Marketing Guidelines which are set forth in Appendix D, which is hereby made a part of this Agreement as if set forth fully herein.

          c) The Marketing plan shall be kept on file in the offices of the Contractor, each LDSS in the Contractor's service area, and the SDOH. The Marketing plan may be modified by the Contractor subject to prior written approval by the SDOH. The SDOH must take action on the changes submitted within sixty (60) calendar days of submission or the Contractor may deem the changes approved.

     11.3 Marketing Activities

          Marketing activities by the Contractor shall conform to the approved Marketing Plan.


                                   SECTION 11
                                   (MARKETING)
                                 October 1, 2005
                                      11-1

     11.4 Prior Approval of Marketing Materials and Procedures

          The Contractor shall submit all procedures and materials related to Marketing to Prospective Enrollees to the SDOH for prior written approval, as described in Appendix D of this Agreement. The Contractor shall not use any procedures or materials that the SDOH has not approved. Marketing materials shall be made available by the Contractor throughout its entire service area. Marketing materials may be customized for specific counties and populations within the Contractor's service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.

     11.5 Corrective and Remedial Actions

          a) If the Contractor's Marketing activities do not comply with the Marketing Guidelines set forth in Appendix D of this Agreement or the Contractor's approved Marketing plan, the SDOH, in consultation with the LDSS, may take any of the following actions as it, in its sole discretion, deems necessary to protect the interests of Enrollees and the integrity of the MMC and FHPlus Programs. The Contractor shall take the corrective and remedial actions directed by the SDOH within the specified timeframes.

               i) If the Contractor or its representative commits a first time infraction of the Marketing Guidelines and/or the Contractor's approved Marketing plan, and the SDOH, in consultation with the LDSS, deems the infraction to be minor or unintentional in nature, the SDOH and/or the LDSS may issue a warning letter to the Contractor.

               ii) If the Contractor engages in Marketing activities that SDOH determines, in it sole discretion, to be an intentional or serious breach of the Marketing Guidelines or the Contractor's approved Marketing plan, or a pattern of minor breaches, SDOH, in consultation with the LDSS, may require the Contractor to, and the Contractor shall, prepare and implement a corrective action plan acceptable to SDOH within a specified timeframe. In addition, or alternatively, SDOH may impose sanctions, including monetary penalties, as permitted by law.

               iii) If the Contractor commits further infractions, fails to pay monetary penalties within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the SDOH, in consultation with the LDSS, may in addition to any other legal remedy available to SDOH in law or equity:

                    A) direct the Contractor to suspend its Marketing activities for a period up to the end of the Agreement period;


                                   SECTION 11
                                   (MARKETING)
                                 October 1, 2005
                                      11-2

                    B) suspend new Enrollments, other than newborns, for a period up to the remainder of the Agreement period; or

                    C) terminate this Agreement pursuant to termination procedures described in Section 2.7 of this Agreement.


                                   SECTION 11
                                  (MARKETING)
                                 October 1, 2005
                                      11-3

12.  MEMBER SERVICES

     12.1 General Functions

          a) The Contractor shall operate a Member Services Department during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction in response to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received.

          b) At a minimum, the Member Services Department must be staffed at a ratio of at least one (1) full time equivalent Member Service Representative for every four thousand (4,000) or fewer Enrollees.

          c)   Member Services staff must be responsible for the following:

               i) Explaining the Contractor's rules for obtaining services and assisting Enrollees in making appointments.

               ii)  Assisting Enrollees to select or change Primary Care
                    Providers.

               iii) Fielding and responding to Enrollee questions and
                    complaints, and advising Enrollees of the prerogative to complain to the SDOH and LDSS at any time.

               iv)  Clarifying information in the member handbook for Enrollees.

               v) Advising Enrollees of the Contractor's complaint and appeals program, the utilization review process, and Enrollee's rights to a fair hearing or external review.

               vi) Clarifying for MMC Enrollees current categories of exemptions and exclusions. The Contractor may refer to the LDSS or the Enrollment Broker, where one is in place, if necessary, for more information on exemptions and exclusions.

     12.2 Translation and Oral Interpretation

          a) The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of


                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 2005
                                      12-1
               the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

          b) In addition, verbal interpretation services must be made available to Enrollees and Potential Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

          c) The SDOH will determine the need for other than English translations based on county-specific census data or other available measures.

     12.3 Communicating with the Visually, Hearing and Cognitively Impaired

          The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.


                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 2005
                                      12-2

13.  ENROLLEE RIGHTS AND NOTIFICATION

     13.1 Information Requirements

          a) The Contractor shall provide new Enrollees with the information identified in PHL Section 4408, SSL Section 364-j, SSL Section 369-ee and 42 CFR Section 438.10 (f) and (g).

          b) The Contractor shall provide such information to the Enrollee within fourteen (14) days of the Effective Date of Enrollment. The Contractor may provide such information to the Enrollee through the Member Handbook referenced in Section 13.4 of this Agreement.

          c) The Contractor must provide Enrollees with an annual notice that this information is available to them upon request.

          d) The Contractor must inform Enrollees that oral interpretation service is available for any language and that information is available in alternative formats and how to access these formats.

     13.2 Provider Directories/Office Hours for Participating Providers

          a) The Contractor shall maintain and update, on a quarterly basis, a listing by specialty of the names, addresses and telephone numbers of all Participating Providers, including facilities. Such a list/directory shall include names, office addresses, telephone numbers, board certification for physicians, information on language capabilities and wheelchair accessibility of Participating Providers. The list should also identify providers that are not accepting new patients.

          b) New Enrollees must receive the most current complete listing in hardcopy, along with any updates to such listing.

          c) Enrollees must be notified of updates in writing at least annually in one of the following methods: (1) provide updates in hardcopy; (2) provide a new complete listing/directory in hardcopy; or (3) provide written notification that a new complete listing/directory is available and will be provided upon request either in hardcopy, or electronically if the Contractor has the capability of providing such data in an electronic format and the data is requested in that format by an Enrollee.

          d) In addition, the Contractor must make available to the LDSS the office hours for Participating Providers. This requirement may be satisfied by providing a copy of the list or Provider Directory described in this Section with the addition of office hours or by providing a separate listing of office hours for Participating Providers.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-1

     13.3 Member ID Cards

          a) The Contractor must issue an identification card to the Enrollee containing the following information:

               i)   the name of the Enrollee's clinic (if applicable);

               ii) the name of the Enrollee's PCP and the PCP's telephone number (if an Enrollee is being served by a PCP team, the name of the individual shown on the card should be the lead provider);

               iii) the member services toll free telephone number;

               iv) the twenty-four (24) hour toll free telephone number that Enrollees may use to access information on obtaining services when his/her PCP is not available; and

               v) for ID Cards issued after October 1, 2004, the Enrollee's Client Identification Number (CIN).

          b) PCP information may be embossed on the card or affixed to the card by a sticker.

          c)   The Contractor shall issue an identification card within fourteen
               (14) days of an Enrollee's Effective Date of Enrollment. If unforeseen circumstances, such as the lack of identification of a PCP, prevent the Contractor from forwarding the official identification card to new Enrollees within the fourteen (14) day period, alternative measures by which Enrollees may identify themselves such as use of a Welcome Letter or a temporary identification card shall be deemed acceptable until such time as a PCP is either chosen by the Enrollee or auto assigned by the Contractor. The Contractor agrees to implement an alternative method by which individuals may identify himself/herself as Enrollees prior to receiving the card (e.g., using a "welcome letter" from the Contractor) and to update PCP information on the identification card. Newborns of Enrollees need not present ID cards in order to receive Benefit Package services from the Contractor and its Participating Providers. The Contractor is not responsible for providing Benefit Package services to newborns Excluded from the MMC Program pursuant to Appendix H of this Agreement, or when the Contractor does not offer an MMC product in the mother's county of fiscal responsibility.

     13.4 Member Handbooks

          The Contractor shall issue to a new Enrollee within fourteen (14) days of the Effective Date of Enrollment a Member Handbook, which is consistent with the SDOH guidelines described in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-2

     13.5 Notification of Effective Date of Enrollment

          The Contractor shall inform each Enrollee in writing within fourteen
          (14) days of the Effective Date of Enrollment of any restriction on the Enrollee's right to terminate enrollment. The initial enrollment information and the Member Handbook shall be adequate to convey this notice.

     13.6 Notification of Enrollee Rights

          a) The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty
               (30) days of their Effective Date of Enrollment. "Reasonable efforts" are defined to mean at least three (3) attempts, with more than one method of contact being employed. Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

               i) Inform the Enrollee about the Contractor's policies with respect to obtaining medical services, including services for which the Enrollee may self-refer pursuant to Section
                    10.15 of this Agreement, and what to do in an emergency.

               ii) Conduct a brief health screening to assess the Enrollee's need for any special health care (e.g., prenatal or behavioral health services) or language/communication needs. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP or other appropriate provider.

               iii) Offer assistance in arranging an initial visit to the
                    Enrollee's PCP for a baseline physical and other preventive services, including an assessment of the Enrollee's potential risk, if any, for specific diseases or conditions.

               iv) Inform new Enrollees about their rights for continuation of certain existing services.

               v) Provide the Enrollee with the Contractor's toll free telephone number that may be called twenty-four (24) hours a day, seven (7) days a week if the Enrollee has questions about obtaining services and cannot reach his/her PCP (this telephone number need not be the Member Services line and need not be staffed to respond to Member Services-related inquiries). The Contractor must have appropriate mechanisms in place to accommodate Enrollees who do not have telephones and therefore cannot readily receive a call back.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-3

               vi) Advise Enrollee about opportunities available to learn about the Contractor's policies and benefits in greater detail (e.g., welcome meeting, Enrollee orientation and education sessions).

               vii) Assist the Enrollee in selecting a primary care provider if one has not already been chosen.

     13.7 Enrollee's Rights

          a) The Contractor shall, in compliance with the requirements of 42 CFR Section 438.6(i)(1) and 42 CFR Part 489 Subpart I, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual's rights under State law to formulate advance directives and of the Contractor's policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Part 98 and Section 700.5. The written information must reflect changes in State law as soon as possible, but no later than ninety (90) days after the effective date of the change.

          b) The Contractor shall have policies and procedures that protect the Enrollee's right to:

               i)   receive information about the Contractor and managed care;

               ii) be treated with respect and due consideration for his or her dignity and privacy;

               iii) receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee's condition and ability to understand;

               iv) participate in decisions regarding his or her health care, including the right to refuse treatment;

               v) be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, as specified in Federal regulations on the use of restraints and seclusion; and

               vi) If the privacy rule, as set forth in 45 CFR Parts 160 and 164, Subparts A and E, applies, request and receive a copy of his or her medical records and request that they be amended or corrected, as specified in 45 CFR Sections
                    164.524 and 164.526.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-4

          c) The Contractor's policies and procedures must require that neither the Contractor nor its Participating Providers adversely regard an Enrollee who exercises his/her rights in 13.7(b) above.

     13.8 Approval of Written Notices

          The Contractor shall submit the format and content of all written notifications described in this Section to SDOH for review and prior approval by SDOH in consultation with LDSS. All written notifications must be written at a fourth (4th) to sixth (6th) grade level and in at least ten (10) point print.

     13.9 Contractor's Duty to Report Lack of Contact

          The Contractor must inform the LDSS of any Enrollee it is unable to contact within ninety (90) days of Enrollment using reasonable efforts as defined in Section 13.6 of the Agreement and who have not presented for any health care services through the Contractor or its Participating Providers.

     13.10 LDSS Notification of Enrollee's Change in Address

          The LDSS is responsible for notifying the Contractor of any known change in address of Enrollees.

     13.11 Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change

          The Contractor must provide written notification of the effective date of any Contractor-initiated, SDOH-approved Benefit Package change to Enrollees. Notification to Enrollees must be provided at least thirty
          (30) days in advance of the effective date of such change.

     13.12 Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

          a) With prior notice to and approval of the SDOH, the Contractor shall inform each Enrollee in writing of any withdrawal by the Contractor from the MMC or FHPlus Program pursuant to Section 2.7 of this Agreement, withdrawal from the service area encompassing the Enrollee's zip code, and/or significant changes to the Contractor's Participating Provider network pursuant to Section 21.1(d) of this Agreement, except that the Contractor need not notify Enrollees who will not be affected by such changes.

          b) The Contractor shall provide the notifications within the timeframes specified by SDOH, and shall obtain the prior approval of the notification from SDOH.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-5

14.  ACTION AND GRIEVANCE SYSTEM

     14.1 General Requirements

          a) The Contractor shall establish and maintain written Action procedures and a comprehensive Grievance System that complies with the Managed Care Action and Grievance System Requirements for MMC and FHPlus Programs described in Appendix F, which is hereby made a part of this Agreement as if set forth fully herein. Nothing herein shall release the Contractor from its responsibilities under PHL Section 4408-a or PHL Article 49 and 10 NYCRR Part 98 that is not otherwise expressly established in Appendix F.

          b) The Contractor's Action procedure and Grievance System shall be approved by the SDOH and kept on file with the Contractor and SDOH.

          c) The Contractor shall not modify its Action procedure or Grievance System without the prior written approval of SDOH, and shall provide SDOH with a copy of the approved modification within fifteen (15) days of its approval.

     14.2 Actions

          a) The Contractor must have in place effective mechanisms to ensure consistent application of review criteria for Service Authorization Determinations and consult with the requesting provider when appropriate.

          b) If the Contractor subcontracts for Service Authorization Determinations and utilization review, the Contractor must ensure that its subcontractors have in place and follow written policies and procedures for delegated activities regarding processing requests for initial and continuing authorization of services consistent with Article 49 of the PHL, 10 NYCRR Part 98, 42 CFR
               Part 438, Appendix F of this Agreement, and the Contractor's policies and procedures.

          c) The Contractor must ensure that compensation to individuals or entities that perform Service Authorization Determination and utilization management activities is not structured to include incentives that would result in the denial, limiting, or discontinuance of medically necessary services to Enrollees.

          d) The Contractor or its subcontractors may not arbitrarily deny or reduce the amount, duration, or scope of a covered service solely because of the diagnosis, type of illness, or Enrollee's condition. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity or utilization control, provided that the services furnished can reasonably be expected to achieve their purpose.


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-1

     14.3 Grievance System

          a) The Contractor shall ensure that its Grievance System includes methods for prompt internal adjudication of Enrollee Complaints, Complaint Appeals and Action Appeals and provides for the maintenance of a written record of all Complaints, Complaint Appeals and Action Appeals received and reviewed and their disposition, as specified in Appendix F of this Agreement.

          b) The Contractor shall ensure that persons with authority to require corrective action participate in the Grievance System.

     14.4 Notification of Action and Grievance System Procedures

          a) The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the fair hearing process, as set forth in Section 25 of this Agreement. The Contractor will also advise Enrollees of their right to an External Appeal, in accordance with Section 26 of this Agreement.

          b) The Contractor will provide written notice of the following Complaint, Complaint Appeal, Action Appeal and fair hearing procedures to all Participating Providers, and subcontractors to whom the Contractor has delegated utilization review and Service Authorization Determination procedures, at the time they enter into an agreement with the Contractor:

               i) the Enrollee's right to a fair hearing, how to obtain a fair hearing, and representation rules at a hearing;

               ii) the Enrollee's right to file Complaints, Complaint Appeals and Action Appeals and the process and timeframes for filing;

               iii) the Enrollee's right to designate a representative to file
                    Complaints, Complaint Appeals and Action Appeals on his/her behalf;

               iv) the availability of assistance from the Contractor for filing Complaints, Complaint Appeals and Action Appeals;

               v) the toll-free numbers to file oral Complaints, Complaint Appeals and Action Appeals;

               vi) the Enrollee's right to request continuation of benefits while an Action Appeal or state fair hearing is pending, and that if the Contractor's Action is upheld in a hearing, the Enrollee may be liable for the cost of any continued benefits;


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-2

               vii) the right of the provider to reconsideration of an Adverse
                    Determination pursuant to Section 4903(6) of the PHL; and

               viii) the right of the provider to appeal a retrospective Adverse
                    Determination pursuant to Section 4904(1) of the PHL.

     14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

          The Contractor must adhere to determinations resulting from Complaint, Complaint Appeal and Action Appeal investigations conducted by SDOH.


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-3

15.  ACCESS REQUIREMENTS

     15.1 General Requirement

          The Contractor will establish and implement mechanisms to ensure that Participating Providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.

     15.2 Appointment Availability Standards

          a) The Contractor shall comply with the following minimum appointment availability standards, as applicable(1).

               i) For emergency care: immediately upon presentation at a service delivery site.

               ii)  For urgent care: within twenty-four (24) hours of request.

               iii) Non-urgent "sick" visit: within forty-eight (48) to
                    seventy-two (72) hours of request, as clinically indicated,

               iv) Routine non-urgent, preventive appointments: within four (4) weeks of request.

               v)   Specialist referrals (not urgent): within four (4) to six
                    (6) weeks of request.

               vi) Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.

               vii) Adult Baseline and routine physicals: within twelve (12)
                    weeks from enrollment. (Adults >21 years).

               viii) Well child care: within four (4) weeks of request.

               ix) Initial family planning visits: within two (2) weeks of request.

               x) Pursuant to an emergency or hospital discharge, mental health or substance abuse follow-up visits with a Participating Provider (as included in the Benefit Package): within five (5) days of request, or as clinically indicated.

               xi) Non-urgent mental health or substance abuse visits with a Participating Provider (as included in the Benefit Package): within two (2) weeks of request.

               xii) Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

               xiii) Provider visits to make health, mental health and substance abuse assessments for the purpose of making recommendations regarding a

----------
(1) These are general standards and are not intended to supersede sound clinical judgement as to the necessity for care and services on a more expedient basis, when judged clinically necessary and appropriate.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-1
                    recipient's ability to perform work when requested by a
                    LDSS: within ten (10) days of request by an MMC Enrollee, in accordance with Section 10.7 of this Agreement.

     15.3 Twenty-Four (24) Hour Access

          a) The Contractor must provide access to medical services and coverage to Enrollees, either directly or through their PCPs and OB/GYNs, on a twenty-four (24) hour a day, seven (7) day a week basis. The Contractor must instruct Enrollees on what to do to obtain services after business hours and on weekends.

          b) The Contractor may satisfy the requirement in Section 15.3(a) by requiring their PCPs and OB/GYNs to have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. Under no circumstances may the Contractor routinely refer calls to an emergency room.

     15.4 Appointment Waiting Times

          Enrollees with appointments shall not routinely be made to wait longer than one hour.

     15.5 Travel Time Standards

          a) The Contractor will maintain a network that is geographically accessible to the population to be served.

          b)   Primary Care

               i) Travel time/distance to primary care sites shall not exceed thirty (30) minutes from the Enrollee's residence in metropolitan areas or thirty (30) minutes/thirty (30) miles from the Enrollee's residence in non-metropolitan areas. Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee's residence if based on the community standard for accessing care or if by Enrollee choice.

               ii) Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.

          c)   Other Providers

               Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed thirty (30) minutes/thirty (30) miles from the


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-2

               Enrollee's residence. Transport time and distance in rural areas to specialty care, hospitals, mental health, lab and x-ray providers may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee's residence if based on the community standard for accessing care or if by Enrollee choice.

     15.6 Service Continuation

          a)   New Enrollees

               i) If a new Enrollee has an existing relationship with a health care provider who is not a member of the Contractor's provider network, the contractor shall permit the Enrollee to continue an ongoing course of treatment by the Non-Participating Provider during a transitional period of up to sixty (60) days from the Effective Date of Enrollment, if, (1) the Enrollee has a life-threatening disease or condition or a degenerative and disabling disease or condition, or (2) the Enrollee has entered the second trimester of pregnancy at the Effective Date of Enrollment, in which case the transitional period shall include the provision of post-partum care directly related to the delivery up until sixty (60) days post partum. If the new Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

                    A) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services; and

                    B) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                    C) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

               ii) In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

          b)   Enrollees Whose Health Care Provider Leaves Network

               i) The Contractor shall permit an Enrollee, whose health care provider has left the Contractor's network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional's ability to practice, to continue an ongoing course of treatment with the Enrollee's


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                October 1, 2005
                                      15-3
                    current health care provider during a transitional period, consistent with PHL Section 4403(6)(e).

               ii) The transitional period shall continue up to ninety (90) days from the date the provider's contractual obligation to provide services to the Contractor's Enrollees terminates; or, if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum care directly related to the delivery through sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

                    A) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services;

                    B) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                    C) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

               iii) In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

     15.7 Standing Referrals

          The Contractor will implement policies and procedures to allow for standing referrals to specialist physicians for Enrollees who have ongoing needs for care from such specialists, consistent with PHL
          Section 4403(6)(b).

     15.8 Specialist as a Coordinator of Primary Care

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with PHL Section 4403(6)(c).


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                October 1, 2005
                                      15-4

     15.9 Specialty Care Centers

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or a degenerative and disabling condition or disease, which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the life-threatening or degenerative and disabling disease or condition, consistent with PHL
          Section 4403(6)(d).

     15.10 Cultural Competence

          The Contractor will participate in the State's efforts to promote the delivery of services in a culturally competent manner to all Enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-5

16.  QUALITY ASSURANCE

     16.1 Internal Quality Assurance Program

          a) Contractor must operate a quality assurance program which is approved by SDOH and which includes methods and procedures to control the utilization of services consistent with Article 49 of the PHL and 42 CFR Part 456. Enrollee's records must include information needed to perform utilization review as specified in 42 CFR Sections 456.111 and 456.211. The Contractor's approved quality assurance program must be kept on file by the Contractor. The Contractor shall not modify the quality assurance program without the prior written approval of the SDOH.

          b)   The Contractor shall incorporate the findings from reports in
               Section 18 of this Agreement into its quality assurance program. Where performance is less than the statewide average or another standard as defined by the SDOH and developed in consultation with MCOs and appropriate clinical experts, the Contractor will be required to develop and implement a plan for improving performance that is approved by the SDOH and that specifies the expected level of improvement and timeframes for actions expected to result in such improvement. In the event that such approved plan proves to be impracticable or does not result in the expected level of improvement, the Contractor shall, in consultation with SDOH, develop alternative plans to achieve improvement, to be implemented upon SDOH approval. If requested by SDOH, the Contractor agrees to meet with the SDOH to review improvement plans and quality performance.

     16.2 Standards of Care

          a) The Contractor must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups or the guidelines of programs such as the American Academy of Pediatrics, the American Academy of Family Physicians, the US Task Force on Preventive Care, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age twenty-one (21), the American Medical Association's Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists, the American Diabetes Association, and the AIDS Institute clinical standards for adult, adolescent, and pediatric care.

          b) The Contractor must ensure that its decisions for utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines.


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2005
                                      16-1

          c) The Contractor must have mechanisms in place to disseminate any changes in practice guidelines to its Participating Providers at least annually, or more frequently, as appropriate.

          d) The Contractor shall develop and implement protocols for identifying Participating Providers who do not adhere to practice guidelines and for making reasonable efforts to improve the performance of these providers.

          e) Annually, the Contractor shall select a minimum of two practice guidelines and monitor the performance of appropriate Participating Providers (or a sample of providers) against such guidelines.


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2005
                                      16-2

17.  MONITORING AND EVALUATION

     17.1 Right to Monitor Contractor Performance

          The SDOH or its designee, and DHHS shall each have the right, during the Contractor's normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor's performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.

     17.2 Cooperation During Monitoring and Evaluation

          The Contractor shall cooperate with and provide reasonable assistance to the SDOH or its designee, and DHHS in the monitoring and evaluation of the services provided under this Agreement.

     17.3 Cooperation During On-Site Reviews

          The Contractor shall cooperate with SDOH and/or its designee in any on-site review of the Contractor's operations. SDOH shall give the Contractor notification of the date(s) and survey format for any full operational review at least forty-five (45) days prior to the site visit. This requirement shall not preclude SDOH or its designee from site visits upon shorter notice for other monitoring purposes.

     17.4 Cooperation During Review of Services by External Review Agency

          The Contractor shall comply with all requirements associated with any review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH.


                                   SECTION 17
                           (MONITORING AND EVALUATION)
                                 October 1, 2005
                                      17-1

18.  CONTRACTOR REPORTING REQUIREMENTS

     18.1 General Requirements

          a) The Contractor must maintain a health information system that collects, analyzes, integrates, and reports data. The system must provide information on areas, including but not limited to, utilization, Complaints and Appeals, and Disenrollments for other than loss of Medicaid or FHPlus eligibility. The system must be sufficient to provide the data necessary to comply with the requirements of this Agreement.

          b) The Contractor must take the following steps to ensure that data received from Participating Providers is accurate and complete: verify the accuracy and timeliness of reported data; screen the data for completeness, logic and consistency; and collect utilization data in standardized formats as requested by SDOH.

     18.2 Time Frames for Report Submissions

          Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH the reports required under this Agreement in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen (15) business days of the close of the applicable quarterly reporting period.

     18.3 SDOH Instructions for Report Submissions

          SDOH will provide Contractor with instructions for submitting the reports required by SDOH in Section 18.6 of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days written notice to the Contractor.

     18.4 Liquidated Damages

          The Contractor shall pay liquidated damages of $2,500 to SDOH if any report required pursuant to this Section is materially incomplete, contains material misstatements or inaccurate information, or is not submitted in the requested format. The Contractor shall pay liquidated damages of $2,500 to the SDOH if its monthly encounter data submission is not received by the Fiscal Agent by the due date specified in
          Section 18.6 (a) (iv) of this Agreement. The Contractor shall pay liquidated damages of $500 to SDOH for each day other reports required by this Section are late. The SDOH shall not impose liquidated damages for a first time infraction by the Contractor unless the SDOH deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the SDOH. Liquidated damages may be waived at the sole discretion of SDOH. Nothing in this Section


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-1
          shall limit other remedies or rights available to SDOH relating to the timeliness, completeness and/or accuracy of Contractor's reporting submission.

     18.5 Notification of Changes in Report Due Dates, Requirements or Formats

          SDOH may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or extension of time shall be made by SDOH.

     18.6 Reporting Requirements

          a) The Contractor shall submit the following reports to SDOH (unless otherwise specified). The Contractor will certify the data submitted pursuant to this section as required by SDOH. The certification shall be in the manner and format established by SDOH and must attest, based on best knowledge, information, and belief to the accuracy, completeness and truthfulness of the data being submitted.

               i)   Annual Financial Statements:

                    Contractor shall submit Annual Financial Statements to SDOH. The due date for annual statements shall be April 1 following the report closing date.

               ii)  Quarterly Financial Statements:

                    Contractor shall submit Quarterly Financial Statements to SDOH. The due date for quarterly reports shall be forty-five
                    (45) days after the end of the calendar quarter.

               iii) Other Financial Reports:

                    Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations, including but not limited to PHL Sections 4403-a, 4404 and 4409, Title 10 NYCRR Part 98; and when applicable, SIL Sections 304, 305, 306, and 310. The SDOH may require the Contractor to submit such relevant financial reports and documents related to its financial condition to the LDSS.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-2

               iv)  Encounter Data:

                    The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through SDOH's designated Fiscal Agent. Each provider is required to have a unique identifier. Submissions shall be comprised of encounter records or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of all contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent in accordance with the time frames specified in the MEDS II data dictionary on the HPN to assure the submission is included in the Fiscal Agent's monthly production processing.

               v)   Quality of Care Performance Measures:

                    The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements
                    (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited.

               vi)  Complaint and Action Appeal Reports:

                    A) The Contractor must provide the SDOH on a quarterly basis, and within fifteen (15) business days of the close of the quarter, a summary of all Complaints and Action Appeals subject to PHL Section 4408-a received during the preceding quarter via the Summary Complaint Form on the Health Provider Network. The Summary Complaint Form has been developed by the SDOH to categorize the type of Complaints and Action Appeals subject to PHL Section 4408-a received by the Contractor.

                    B) The Contractor agrees to provide on a quarterly basis, via Summary Complaint Form on the HPN, the total number of Complaints and Action Appeals subject to PHL Section 4408-a that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other Complaints, Complaint Appeals and Action Appeals pursuant to Appendix F of this Agreement.

                    C) Nothing in this Section is intended to limit the right of the SDOH or its designee to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider Complaint, Complaint Appeal or Action Appeal.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-3

               vii) Fraud and Abuse Reporting Requirements:

                    A) The Contractor must submit quarterly, via the HPN Complaint reporting format, the number of Complaints of fraud or abuse made to the Contractor that warrant preliminary investigation by the Contractor.

                    B) The Contractor also must submit to the SDOH the following information on an ongoing basis for each confirmed case of fraud and abuse it identifies through Complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, or any other source:

                         I) The name of the individual or entity that committed the fraud or abuse;

                         II)  The source that identified the fraud or abuse;

                         III) The type of provider, entity or organization that
                              committed the fraud or abuse;

                         IV)  A description of the fraud or abuse;

                         V) The approximate dollar amount of the fraud or abuse;

                         VI) The legal and administrative disposition of the case, if available, including actions taken by law enforcement officials to whom the case has been referred; and

                         VII) Other data/information as prescribed by SDOH.

                    C) Such report shall be submitted when cases of fraud and abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.

               viii) Participating Provider Network Reports:

                    The Contractor shall submit electronically, to the HPN, an updated provider network report on a quarterly basis. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor's MMC and/or FHPlus Enrollees, as applicable. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.

               ix) Appointment Availability/Twenty-four (24) Hour Access and Availability Surveys:

                    The Contractor will conduct a county specific (or service area if appropriate) review of appointment availability and twenty-four (24) hour


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-4
                    access and availability surveys annually. Results of such surveys must be kept on file and be readily available for review by the SDOH or LDSS, upon request.

               x)   Clinical Studies:

                    A) The Contractor will participate in up to four (4) SDOH sponsored focused clinical studies annually. The purpose of these studies will be to promote quality improvement.

                    B) The Contractor is required to conduct at least one (1) internal performance improvement project each year in a priority topic area of its choosing with the mutual agreement of the SDOH and SDOH's external quality review organization. The Contractor may conduct its performance improvement project in conjunction with one or more MCOs. The purpose of these projects will be to promote quality improvement within the Contractor's MMC and/or FHPlus product. SDOH will provide guidelines which address study structure and reporting format. Written reports of these projects will be provided to the SDOH and validated by the external quality review organization.

               xi)  Independent Audits:

                    The Contractor must submit copies of all certified financial statements and QARR validation audits by auditors independent of the Contractor to the SDOH within thirty (30) days of receipt by the Contractor.

               xii) New Enrollee Health Screening Completion Report:

                    The Contractor shall submit a quarterly report within thirty
                    (30) days of the close of the quarter showing the percentage of new Enrollees for which the Contractor was able to complete a health screening consistent with Section 13.6(a)(ii) of this Agreement.

               xiii) Additional Reports:

                    Upon request by the SDOH, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH reserves the right to give thirty (30) days notice in circumstances where time is of the essence.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-5

     18.7 Ownership and Related Information Disclosure

          The Contractor shall report ownership and related information to SDOH, and upon request to the Secretary of Health and Human Services and the Inspector General of Health and Human Services, in accordance with 42 U.S.C. Sections 1320a-3 and 1396b(m)(4) (Sections 1124 and 1903(m)(4)
          of the SSA).

     18.8 Public Access to Reports

          Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this Agreement will be deemed to be a record of the SDOH subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor's participation in the MMC and/or FHPlus Program for which the data and information is collected, reported, prepared and submitted.

     18.9 Professional Discipline

          a) Pursuant to PHL Section 4405-b, the Contractor shall have in place policies and procedures to report to the appropriate professional disciplinary agency within thirty (30) days of occurrence of any of the following:

               i) the termination of a health care Provider Agreement pursuant to Section 4406-d of the PHL for reasons relating to alleged mental and physical impairment, misconduct or impairment of patient safety or welfare;

               ii) the voluntary or involuntary termination of a contract or employment or other affiliation with such Contractor to avoid the imposition of disciplinary measures; or

               iii) the termination of a health care Participating Provider
                    Agreement in the case of a determination of fraud or in a case of imminent harm to patient health.

          b) The Contractor shall make a report to the appropriate professional disciplinary agency within thirty (30) days of obtaining knowledge of any information that reasonably appears to show that a health professional is guilty of professional misconduct as defined in Articles 130 and 131-A of the New York State Education Law (Education Law).


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-6

     18.10 Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal or State Government

          a) Contractor will certify to the SDOH initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal or state government, or otherwise excluded from participating in procurement activities:

               i) as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor's equity; or

               ii) as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractor=s obligations in the MMC Program and/or the FHPlus Program, consistent with requirements of SSA Section 1932 (d)(1).

     18.11 Conflict of Interest Disclosure

          Contractor shall report to SDOH, in a format specified by SDOH, documentation, including but not limited to, the identity of and financial statements of person(s) or corporation(s) with an ownership or contract interest in the Contractor, or with any subcontract(s) in which the Contractor has a five percent (5%) or more ownership interest, consistent with requirements of SSA Section 1903
          (m)(2)(a)(viii) and 42 CFR Sections 455.100 - 455.104.

     18.12 Physician Incentive Plan Reporting

          The Contractor shall submit to SDOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR Section 438.6(h) or, if no such arrangements are in place, attest to that fact. The contents and time frame of such reports shall comply with the requirements of 42 CFR Sections 422.208 and 422.210 and be in a format provided by SDOH.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-7

19.  RECORDS MAINTENANCE AND AUDIT RIGHTS

     19.1 Maintenance of Contractor Performance Records

          a) The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor performance under this Agreement, including:

               i) records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

               ii) all financial records and statistical data that LDSS, SDOH and any other authorized governmental agency may require, including books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this Agreement;

               iii) appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if applicable, to bear the risk of potential financial losses.

          b) The record maintenance requirements of this Section shall survive the termination, in whole or in part, of this Agreement.

     19.2 Maintenance of Financial Records and Statistical Data

          The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

     19.3 Access to Contractor Records

          The Contractor shall provide SDOH, the Comptroller of the State of New York, DHHS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party) of such records. The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations.


                                   SECTION 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 2005
                                      19-1

     19.4 Retention Periods

          The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of this Agreement and for a period of six (6) years thereafter except that the Contractor shall retain Enrollees' medical records that are in the custody of the Contractor for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. The Contractor shall require and make reasonable efforts to assure that Enrollees' medical records are retained by providers for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contractor until the expiration of a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later. If the Contractor becomes aware of any litigation, claim, financial management review or audit that is started before the expiration of the six (6) year period, the records shall be retained until all litigation, claims, financial management reviews or audit findings involved in the record have been resolved and final action taken.


                                   SECTION 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 2005
                                      19-2

20.  CONFIDENTIALITY

     20.1 Confidentiality of Identifying Information about Enrollees, Potential Enrollees and Prospective Enrollees

          All information relating to services to Enrollees, Potential Enrollees and Prospective Enrollees which is obtained by the Contractor, shall be confidential pursuant to the PHL, including PHL Article 27-F, the provisions of Section 369(4) of the SSL, 42 U.S.C. Section 1396a(a)(7) (Section 1902(a)(7) of the SSA), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws including 42 CFR Part 2 pertaining to Alcohol and Substance Abuse Services. Such information, including information relating to services provided to Enrollees, Potential Enrollees and Prospective Enrollees under this Agreement, shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of MMC and/or FHPlus information, as applicable.

     20.2 Medical Records of Foster Children

          Medical records of Enrollees enrolled in foster care programs shall be disclosed to local social service officials in accordance with Sections 358-a, 384-a and 392 of the SSL and 18 NYCRR Section 507.1.

     20.3 Confidentiality of Medical Records

          Medical records of Enrollees pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor's organization, including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.

     20.4 Length of Confidentiality Requirements

          The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Enrollees, Potential Enrollees and Prospective Enrollees.


                                   SECTION 20
                                (CONFIDENTIALITY)
                                 October 1, 2005
                                      20-1

21.  PROVIDER NETWORK

     21.1 Network Requirements

          a) The Contractor will establish and maintain a network of Participating Providers.

               i) In establishing the network, the Contractor must consider the following: anticipated Enrollment, expected utilization of services by the population to be enrolled, the number and types of providers necessary to furnish the services in the Benefit Package, the number of providers who are not accepting new patients, and the geographic location of the providers and Enrollees.

               ii) The Contractor's network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse providers, allied health professionals, ancillary providers, DME providers, home health providers, and pharmacies, if applicable.

               iii) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

          b)   The Contractor shall not include in its network any provider

               i) who has been sanctioned or prohibited from participation in Federal health care programs under either Section 1128 or
                    Section 1128A of the SSA; or

               ii) who has had his/her licensed suspended by the New York State Education Department or the SDOH Office of Professional Medical Conduct.

          c) The Contractor must require that Participating Providers offer hours of operation that are no less than the hours of operation offered to commercial members or, if the provider serves only MMC Enrollees and/or FHPlus Enrollees, comparable to hours offered for Medicaid fee-for-service patients.

          d) The Contractor shall submit its network for SDOH to assess for adequacy through the HPN prior to execution of this Agreement, quarterly thereafter throughout the term of this Agreement, and upon request by SDOH when SDOH determines there has been a significant change that could affect adequate capacity and quarterly thereafter.

          e) Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-1
               payment in full for services provided to Enrollees, except for the collection of applicable co-payments from Enrollees as provided by law.

     21.2 Absence of Appropriate Network Provider

          In the event that the Contractor determines that it does not have a Participating Provider with appropriate training and experience to meet the particular health care needs of an Enrollee, the Contractor shall make a referral to an appropriate Non-Participating Provider, pursuant to a treatment plan approved by the Contractor in consultation with the Primary Care Provider, the Non-Participating Provider and the Enrollee or the Enrollee's designee. The Contractor shall pay for the cost of the services in the treatment plan provided by the Non-Participating Provider for as long as the Contractor is unable to provide the service through a Participating Provider.

     21.3 Suspension of Enrollee Assignments To Providers

          The Contractor shall ensure that there is sufficient capacity, consistent with SDOH standards, to serve Enrollees under this Agreement. In the event any of the Contractor's Participating Providers are no longer able to accept assignment of new Enrollees due to capacity limitations, as determined by the SDOH, the Contractor will suspend assignment of any additional Enrollees to such Participating Provider until such provider is capable of further accepting Enrollees. When a Participating Provider has more than one
          (1) site, the suspension will be made by site.

     21.4 Credentialing

          a)   Credentialing/Recredentialing Process

               The Contractor shall have in place a formal process, consistent with SDOH Recommended Guidelines for Credentialing Criteria, for credentialing Participating Providers on a periodic basis (not less than once every three (3) years) and for monitoring Participating Providers performance.

          b)   Licensure

               The Contractor shall ensure, in accordance with Article 44 of the PHL, that persons and entities providing care and services for the Contractor in the capacity of physician, dentist, physician assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law and that the functions and responsibilities of such persons and entities in providing Benefit Package services under this Agreement do not exceed those permissible under New York law.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-2

          c)   Minimum Standards

               i) The Contractor agrees that all network physicians will meet at least one (1) of the following standards, except as specified in Section 21.15 (c) and Appendix I of this
                    Agreement:

                    A) Be board-certified or board-eligible in their area of specialty;

                    B)   Have completed an accredited residency program; or

                    C) Have admitting privileges at one (1) or more hospitals participating in the Contractor's network.

     21.5 SDOH Exclusion or Termination of Providers

          If SDOH excludes or terminates a provider from its Medicaid program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the Provider Agreement with the Participating Provider with respect to the Contractor's MMC and/or FHPlus product, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor shall access information pertaining to excluded Medicaid providers through the SDOH Health Provider Network. Such information available to the Contractor on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through the HPN or any other source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.

     21.6 Application Procedure

          a) The Contractor shall establish a written application procedure to be used by a health care professional interested in serving as a Participating Provider with the Contractor. The criteria for selecting providers, including the minimum qualification requirements that a health care professional must meet to be considered by the Contractor, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon request, the application procedures and minimum qualification requirements must be made available to health care professionals.

          b) The selection process may not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

          c) The Contractor may not discriminate with regard to the participation, reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable State law, solely on the basis of that license or certification. This does not preclude the Contractor from including providers only to the extent necessary to meet its


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-3
               needs; or from establishing different payment rates for different counties or different specialists; or from establishing measures designed to maintain the quality of services and control costs consistent with its responsibilities.

          d) If the Contractor does not approve an individual or group of providers as Participating Providers, it must give the affected providers written notice of the reason for its decision.

     21.7 Evaluation Information

          The Contractor shall develop and implement policies and procedures to ensure that Participating Providers are regularly advised of information maintained by the Contractor to evaluate their performance or practice. The Contractor shall consult with health care professionals in developing methodologies to collect and analyze Participating Providers profiling data. The Contractor shall provide any such information and profiling data and analysis to its Participating Providers. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a Participating Provider shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. Upon presentation of such information or data, each Participating Provider shall be given the opportunity to discuss the unique nature of his or her patient population which may have a bearing on the Participating Provider's profile and to work cooperatively with the Contractor to improve performance.

     21.8 Choice/Assignment of Primary Care Providers (PCPs)

          a) The Contractor shall offer each Enrollee the choice of no fewer than three (3) Primary Care Providers within distance/travel time standards as set forth in Section 15.5 of this Agreement.

          b) Contractor must assign a PCP to Enrollees who fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification to the Contractor of the Enrollment (through Roster or other method) and after written notification of the Enrollee by the Contractor but in no event later than thirty (30) days after notification of Enrollment, and only after the Contractor has made reasonable efforts as set forth in Section
               13.6 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP.

          c) PCP assignments should be made taking into consideration the following:

               i)   Enrollee's geographic location;

               ii)  any special health care needs, if known by the Contractor;
                    and

               iii) any special language needs, if known by the Contractor.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-4

          d) In circumstances where the Contractor operates or contracts with a multi-provider clinic to deliver primary care services, the Enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This "lead" provider will be held accountable for performing the PCP duties.

     21.9 Enrollee PCP Changes

          a) The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee's first appointment with the PCP. After the first thirty (30) days, the Contractor may elect to limit the Enrollee to changing PCPs every six (6) months without cause.

          b) The Contractor must process a request to change PCPs and advise the Enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first (1st) day of the second
               (2nd) month following the month in which the request is made.

          c) The Contractor will provide Enrollees with an opportunity to select a new PCP in the event that the Enrollee's current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

          d) In the event that an assignment of a new PCP is necessary due to the unavailability of the Enrollee's former PCP, such assignment shall be made in accordance with the requirements of Section 21.8 of this Agreement.

          e) In addition to those conditions and circumstances under which the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

               i) The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee's interest.

               ii) The Enrollee's place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.

               iii) The Enrollee's PCP ceases to participate in the Contractor's network.

               iv) The Enrollee's behavior toward the PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

               v) The Enrollee has taken legal action against the PCP or the PCP has taken legal action against the Enrollee.

          f) Whenever initiating a change, the Contractor must offer affected Enrollees the opportunity to select a new PCP in the manner described in this Section.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-5

     21.10 Provider Status Changes

          a)   PCP Changes

               i) The Contractor agrees to notify its Enrollees of any of the following PCP changes:

                    A) Enrollees will be notified within fifteen (15) days from the date on which the Contractor becomes aware that such Enrollee's PCP has changed his or her office address or telephone number.

                    B) If a PCP ceases participation in the Contractor's network, the Contractor shall provide written notice within fifteen (15) days from the date that the Contractor becomes aware of such change in status to each Enrollee who has chosen the provider as his or her PCP. In such cases, the notice shall describe the procedures for choosing an alternative PCP and, in the event that the Enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6 (e) of PHL Section 4403.

                    C) Where an Enrollee's PCP ceases participation with the Contractor, the Contractor must ensure that the Enrollee selects or is asigned to a new PCP is assigned within thirty (30) days of the date of the notice to the Enrollee.

          b)   Other Provider Changes

               In the event that an Enrollee is in an ongoing course of treatment with another Participating Provider who becomes unavailable to continue to provide services to such Enrollee, the Contractor shall provide written notice to the Enrollee within fifteen (15) days from the date on which the Contractor becomes aware of the Participating Provider's unavailability to the Enrollee. In such cases, the notice shall describe the procedures for continuing care consistent with PHL Section 4403 (6)(e) and for choosing an alternative Participating Provider.

     21.11 PCP Responsibilities

          In conformance with the Benefit Package, the PCP shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist; arrange inpatient care, consultations with specialists, and laboratory and radiological services when medically necessary; coordinate the findings of consultants and laboratories; and interpret such findings to the Enrollee and the Enrollee's family, subject to the confidentiality provisions of Section 20 of this Agreement, and


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-6
          maintain a current medical record for the Enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.

     21.12 Member to Provider Ratios

          a) The Contractor agrees to adhere to the member-to-PCP ratios shown below. These ratios are Contractor-specific, and assume the practitioner is a full time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the Contractor):

                i) No more than 1,500 Enrollees for each physician, or 2,400 for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

               ii) No more than 1,000 Enrollees for each certified nurse practitioner.

          b) The Contractor agrees that these ratios will be prorated for Participating Providers who represent less than a FTE to the Contractor.

     21.13 Minimum PCP Office Hours

          a)   General Requirements

               A PCP must practice a minimum of sixteen (16) hours a week at each primary care site.

          b)   Waiver of Minimum Hours

               The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the Contractor to the Medical Director of the Office of Managed Care for review and approval; and the physician must be available at least eight hours/week; the physician must be practicing in a Health Provider Shortage Area (HPSA) or other similarly determined shortage area; the physician must be able to fulfill the other responsibilities of a PCP (as described in this Section); and the waiver request must demonstrate there are systems in place to guarantee continuity of care and to meet all access and availability standards (24-hour/7 days per week coverage, appointment availability, etc.).

     21.14 Primary Care Practitioners

          a)   General Limitations

               The Contractor agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, and General


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-7

               Internal Medicine except as specified in paragraphs (b), (c), and
               (d). of this Section.

          b)   Specialist and Sub-specialist as PCPs

               The Contractor is permitted to use specialist and sub-specialist physicians as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict its PCP network to primary care specialties only, and rely on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.

          c)   OB/GYN Providers as PCPs

               The Contractor, at its option, is permitted to use OB/GYN providers as PCPs, subject to SDOH qualifications.

          d)   Certified Nurse Practitioners as PCPs

               The Contractor is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law.

     21.15 PCP Teams

          a)   General Requirements

               The Contractor may designate teams of physicians/certified nurse practitioners to serve as PCPs for Enrollees. Such teams may include no more than four (4) physicians/certified nurse practitioners and, when an Enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that Enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

          b)   Registered Physician Assistants as Physician Extenders

               The Contractor is permitted to use registered physician assistants as physician-extenders, subject to their scope of practice limitations under New York State Law.

          c)   Medical Residents and Fellows

               The Contractor shall comply with SDOH Guidelines for use of Medical Residents and fellows as found in Appendix I, which is hereby made a part of this Agreement as if set forth fully herein.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-8

     21.16 Hospitals

          a)   Tertiary Services

               The Contractor will establish hospital networks capable of furnishing the full range of tertiary services to Enrollees. Contractors shall ensure that all Enrollees have access to at least one (1) general acute care hospital within thirty (30) minutes/thirty (30) miles travel time (by car or public transportation) from the Enrollee's residence unless none are located within such a distance. If none are located within thirty
               (30) minutes travel time/thirty (30) miles travel distance, the Contractor must include the next closest site in its network.

          b)   Emergency Services

               The Contractor shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its service area to provide Emergency Services.

     21.17 Dental Networks

          a) If the Contractor includes dental services in its Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

          b) Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered benefit or not, as set forth in Appendix K.2 (25), Dental Services, of this Agreement.

     21.18 Presumptive Eligibility Providers

          The Contractor must offer Presumptive Eligibility Providers the opportunity to be Participating Providers in its MMC product. The terms of the contract must be at least as favorable as the terms offered to other Participating Providers performing equivalent services (prenatal care). Contractors need not contract with every Presumptive Eligibility Provider in their counties, but must contract with a


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-9
          sufficient number to meet the distance/travel time standards defined for primary care.

     21.19 Mental Health and Chemical Dependence Services Providers

          a) The Contractor will include a full array of mental health and Chemical Dependence Services providers in its networks, in sufficient numbers to assure accessibility to Benefit Package services for both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

          b) The State defines mental health and Chemical Dependence Services providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH and OASAS Programs and Clinics, and providers of mental health and/or Chemical Dependence Services certified or licensed pursuant to Article 31 or 32 of the Mental Hygiene Law, as appropriate.

     21.20 Laboratory Procedures

          The Contractor agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

     21.21 Federally Qualified Health Centers (FQHCs)

          a) In a county where Enrollment in the Contractor's MMC product is voluntary, the Contractor is not required to contract with FQHCs. However, when an FQHC is a Participating Provider of the Contractor network, the Provider Agreement must include a provision whereby the Contractor agrees to compensate the FQHC for services provided to Enrollees at a payment rate that is not less than the level and amount that the Contractor would pay another Participating Provider that is not an FQHC for a similar set of services.

          b) In a county where Enrollment in the Contractor's MMC product is mandatory and/or the Contractor offers a FHPlus product, the Contractor shall contract with FQHCs operating in that county. However, the Contractor has the option to make a written request to the SDOH for an exemption from the FQHC contracting requirement, if the Contractor can demonstrate, with supporting documentation, that it has adequate capacity and will provide a comparable level of clinical and enabling services (e.g., outreach, referral services, social support services, culturally sensitive services such as training for medical and administrative staff, medical and non-medical and case management services) to vulnerable populations in lieu of contracting with an FQHC in the county.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-10

               Written requests for exemption from this requirement are subject to approval by CMS.

          c) When the Contractor is participating in a county where an MCO that is sponsored, owned and/or operated by one or more FQHCs exists, the Contractor is not required to include any FQHCs within its network in that county.

     21.22 Provider Services Function

          a) The Contractor will operate a Provider Services function during regular business hours. At a minimum, the Contractor's Provider Services staff must be responsible for the following:

               i) Assisting providers with prior authorization and referral protocols.

               ii)  Assisting providers with claims payment procedures.

               iii) Fielding and responding to provider questions and
                    complaints.

     21.23 Pharmacies - Applies to FHPlus Program Only

          a) For those counties in which the Contractor offers a FHPlus product as specified in Appendix M of this Agreement, the Contractor shall include pharmacies as Participating Providers in its FHPlus product in sufficient numbers to meet the following distance/travel time standards:

               i) Non-Metropolitan areas - thirty (30) miles/thirty (30) minutes from the FHPlus Enrollee's residence.

               ii) Metropolitan areas - thirty (30) minutes from the FHPlus Enrollee's residence by public transportation from the FHPlus Enrollee's residence.

          b) Transport time and distance in rural areas may be greater than thirty (30) minutes or thirty (30) miles from the FHPlus Enrollee's residence only if based on the community standard for accessing care or if by FHPlus Enrollee choice. Where the transport time and/or distances are greater, the exceptions must be justified and documented by SDOH on the basis of community standards.

          c) The Contractor also must contract with twenty-four (24) hour pharmacies and must ensure that all FHPlus Enrollees have access to at least one such pharmacy within thirty (30) minutes travel time (by car or public transportation) from the FHPlus Enrollee's residence, unless none are located within such a distance. If none are located within thirty (30) minutes travel time from the FHPlus Enrollee's residence, the Contractor must include the closest site in its network.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-11

          d) For certain conditions, such as hemophilia, PKU, and cystic fibrosis, the Contractor is encouraged to make pharmacy arrangements with specialty centers treating these conditions, when such centers are able to demonstrate quality and cost effectiveness.

          e) The Contractor may make use of mail order prescription deliveries, where clinically appropriate and desired by the FHPlus Enrollee.

          f) The Contractor may utilize formularies and may employ the services of a pharmacy benefit manager or utilization review agent, provided that such manager or agent covers a prescription drug benefit equivalent to the requirements for prescription drug coverage described in Appendix K of this Agreement and maintains an internal and external review process for medical exceptions.

                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-12

22.  SUBCONTRACTS AND PROVIDER AGREEMENTS

     22.1 Written Subcontracts

          a) The Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement.

          b) If the Contractor enters into subcontracts for the performance of work pursuant to this Agreement, the Contractor shall retain full responsibility for performance of the subcontracted services. Nothing in the subcontract shall impair the rights of the State under this Agreement. No contractual relationship shall be deemed to exist between the subcontractor and the State.

          c) The delegation by the Contractor of its responsibilities assumed by this Agreement to any subcontractors will be limited to those specified in the subcontracts.

     22.2 Permissible Subcontracts

          Contractor may subcontract for provider services as set forth in Sections 2.6 and 21 of this Agreement and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to the SDOH. The Contractor must evaluate the prospective subcontractor's ability to perform the activities to be delegated.

     22.3 Provisions of Services through Provider Agreements

          All medical care and/or services covered under this Agreement, with the exception of seldom used subspecialty and Emergency Services, Family Planning Services, and services for which Enrollees can self refer, pursuant to Section 10.15 of this Agreement, shall be provided through Provider Agreements with Participating Providers.

     22.4 Approvals

          a) Provider Agreements shall require the approval of SDOH as set forth in PHL Section 4402 and 10 NYCRR Part 98.

          b) If a subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective.

          c) The Contractor shall notify SDOH of any material amendments to any Provider Agreement as set forth in 10 NYCRR Part 98.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-1

     22.5 Required Components

          a) All subcontracts, including Provider Agreements, entered into by the Contractor to provide program services under this Agreement shall contain provisions specifying:

               i) the activities and report responsibilities delegated to the subcontractor; and provide for revoking the delegation, in whole or in part, and imposing other sanctions if the subcontractor's performance does not satisfy standards set forth in this Agreement, and an obligation for the provider to take corrective action.

               ii) that the work performed by the subcontractor must be in accordance with the terms of this Agreement; and

               iii) that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this Agreement.

          b) The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to LDSS, SDOH, or DHHS.

          c) No subcontract, including any Provider Agreement, shall limit or terminate the Contractor's duties and obligations under this Agreement.

          d) Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of the Contractor, including its Participating Providers, and SDOH.

          e) Any subcontract entered into by the Contractor shall fulfill the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under such subcontract.

          f) The Contractor shall also require that, in the event the Contractor fails to pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the SDOH, LDSS, the Enrollees, or persons acting on an Enrollee's behalf.

          g) The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

          h) The Contractor shall ensure that all Provider Agreements entered into with Providers require acceptance of a woman's Enrollment in the Contractor's MMC or FHPlus product as sufficient to provide services to her newborn,


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-2
               unless the newborn is excluded from Enrollment in the MMC Program pursuant to Section 6.1 of this Agreement, or the Contractor does not offer a MMC product in the mother's county of fiscal responsibility.

          i) The Contractor must monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to time frames established by the State, consistent with State laws and regulations, and the terms of this Agreement. When deficiencies or areas for improvement are identified, the Contractor and subcontractor must take corrective action.

     22.6 Timely Payment

          Contractor shall make payments to Participating Providers and to Non-Participating Providers, as applicable, for items and services covered under this Agreement on a timely basis, consistent with the claims payment procedures described in SIL Section 3224-a.

     22.7 Restrictions on Disclosure

          a) The Contractor shall not by contract or written policy or written procedure prohibit or restrict any health care provider from the following:

               i) Disclosing to any subscriber, Enrollee, patient, designated representative or, where appropriate, Prospective Enrollee any information that such provider deems appropriate regarding:

                    A) a condition or a course of treatment with such subscriber, Enrollee, patient, designated representative or Prospective Enrollee, including the availability of other therapies, consultations, or tests; or

                    B) the provisions, terms, or requirements of the Contractor's MMC or FHPlus products as they relate to the Enrollee, where applicable.

               ii) Filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the Contractor when he or she believes that the policies or practices negatively impact upon the quality of, or access to, patient care.

               iii) Advocating to the Contractor on behalf of the Enrollee for approval or coverage of a particular treatment or for the provision of health care services.

     22.8 Transfer of Liability

          No contract or agreement between the Contractor and a Participating Provider shall contain any clause purporting to transfer to the Participating Provider, other than a medical group, by indemnification or otherwise, any liability relating to


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-3
          activities, actions or omissions of the Contractor as opposed to those of the Participating Provider.

     22.9 Termination of Health Care Professional Agreements

          a)   General Requirements

               i) The Contractor shall not terminate a contract with a health care professional unless the Contractor provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this Section, a health care professional is an individual licensed, registered or certified pursuant to Title VII of the Education Law.

               ii) These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional's ability to practice.

          b)   Notice of Health Care Professional Termination

               i) When the Contractor desires to terminate a contract with a health care professional, the notification of the proposed termination by the Contractor to the health care professional shall include:

                    A)   the reasons for the proposed action;

                    B) notice that the health care professional has the right to request a hearing or review, at the provider's discretion, before a panel appointed by the Contractor;

                    C) a time limit of not less than thirty (30) days within which a health care professional may request a hearing; and

                    D) a time limit for a hearing date which must be held within thirty (30) days after the date of receipt of a request for a hearing.

          c) No contract or agreement between the Contractor and a health care professional shall contain any provision which shall supersede or impair a health care professional's right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-4

     22.10 Health Care Professional Hearings

          a) A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

               i) The hearing panel shall be comprised of at least three persons appointed by the Contractor. At least one person on such panel shall be a clinical peer in the same discipline and the same or similar specialty as the health care professional under review. The hearing panel may consist of more than three persons, provided however, that the number of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

               ii) The hearing panel shall render a decision on the proposed action in a timely manner. Such decision shall include reinstatement of the health care professional by the Contractor, provisional reinstatement subject to conditions set forth by the Contractor or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

               iii) A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (30) days after the receipt by the health care professional of the hearing panel's decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, the Contractor shall permit an Enrollee to continue an on-going course of treatment for a transition period of up to ninety (90) days, and post-partum care, subject to the provider's agreement, pursuant to PHL
                    Section 4403(6)(e).

               iv) In no event shall termination be effective earlier than sixty (60) days from the receipt of the notice of termination.

     22.11 Non-Renewal of Provider Agreements

          Either party to a Provider Agreement may exercise a right of non-renewal at the expiration of the Provider Agreement period set forth therein or, for a Provider Agreement without a specific expiration date, on each January first occurring after the Provider Agreement has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non-renewal shall not constitute a termination for the purposes of this Section.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-5

     22.12 Notice of Participating Provider Termination

          a) The Contractor shall notify SDOH of any notice of termination or non-renewal of an IPA or institutional network Provider Agreement, or medical group Provider Agreement that serves five percent or more of the enrolled population in a LDSS and/or when the termination or non-renewal of the medical group provider will leave fewer than two Participating Providers of that type within the LDSS, unless immediate termination of the Provider Agreement is justified. The notice shall include an impact analysis of the termination or non-renewal with regard to Enrollee access to care.

          b) The Contractor shall provide the notification required in (a) above to the SDOH ninety (90) days prior to the effective date of the termination of the Provider Agreement or immediately upon notice from such Participating Provider if less than ninety (90) days.

          c) The Contractor shall provide the notification required in (a) above to the SDOH if the Contractor and the Participating Providers have failed to execute a renewal Provider Agreement forty-five (45) days prior to the expiration of the current Provider Agreement.

          d) In addition to the notification required in (a) above, the Contractor shall submit a contingency plan to SDOH, at least forty-five (45) days prior to the termination or expiration of the Provider Agreement, identifying the number of Enrollees affected by the potential withdrawal of the provider from the Contractor's network and specifying how services previously furnished by the Participating Provider will be provided in the event of its withdrawal from the Contractor's network. If the Participating Provider is a hospital, the Contractor shall identify the number of doctors that would not have admitting privileges in the absence of such Participating hospital.

          e) In addition to the notification required in (a) above, the Contractor shall develop a transition plan for Enrollees who are patients of the Participating Provider withdrawing from the Contractor's network subject to approval by SDOH. SDOH may direct the Contractor to provide notice to the Enrollees who are patients of PCPs or specialists including available options for the patients, and availability of continuing care, consistent with Section 13.8 of this Agreement, not less than thirty (30) days prior to the termination or expiration of the Provider Agreement. In the event that Provider Agreements are terminated or are not renewed with less than the notice period required by this Section, the Contractor shall immediately notify SDOH, and develop a transition plan on an expedited basis and provide notice to affected Enrollees upon SDOH consent to the transition plan and Enrollee notice.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-6

          f) Upon Contractor notice of failure to renew, or termination of, a Provider Agreement, the SDOH, in its sole discretion, may waive the requirement of submission of a contingency plan upon a determination by the SDOH that:

               i)   the impact upon Enrollees is not significant, and/or

               ii) the Contractor and Participating Provider are continuing to negotiate in good faith and consent to extend the Provider Agreement for a period of time necessary to provide not less than thirty (30) days notice to Enrollees.

          g) SDOH reserves the right to take any other action permitted by this Agreement and under regulatory or statutory authority, including but not limited to terminating this Agreement.

     22.13 Physician Incentive Plan

          a) If Contractor elects to operate a Physician Incentive Plan, the Contractor agrees that no specific payment will be made directly or indirectly to a Participating Provider that is a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH annual reports containing the information on its Physician Incentive Plan in accordance with 42 CFR Section 438.6(h). The contents of such reports shall comply with the requirements of 42 CFR Section 422.208 and 422.210 and be in a format to be provided by SDOH.

          b) The Contractor must ensure that any Provider Agreements for services covered by this Agreement, such as agreements between the Contractor and other entities or between the Contractor's subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the Physician Incentive Plan information be provided by the sub-contractor in an accurate and timely manner to the Contractor, in the format requested by SDOH.

          c) In the event that the incentive arrangements place the Participating physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of twenty-five percent (25%) of potential payments for covered services (substantial financial risk), the Contractor must comply with all additional requirements listed in regulation, such as: conduct Enrollee/disenrollee satisfaction surveys; disclose the requirements for the Physician Incentive Plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Provider Agreement.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-7

23.  FRAUD AND ABUSE

     23.1 General Requirements

          The Contractor shall comply with the Federal fraud and abuse requirements of 42 CFR Section 438.608.

     23.2 Prevention Plans and Special Investigation Units

          If the Contractor has over 10,000 Enrollees in the aggregate in any given year, the Contractor must file a Fraud and Abuse Prevention Plan with the Commissioner of Health and develop a special investigation unit for the detection, investigation and prevention of fraudulent activities to the extent required by PHL Section 4414 and SDOH regulations.

24.  AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN

     Contractor must comply with Title II of the ADA and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the SDOH Guidelines for MCO Compliance with the ADA set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein. Said plan must be approved by the SDOH, be filed with the SDOH, and be kept on file by the Contractor.

25.  FAIR HEARINGS

     25.1 Enrollee Access to Fair Hearing Process

          Enrollees may access the fair hearing process in accordance with applicable federal and state laws and regulations. Contractors must abide by and participate in New York State's Fair Hearing Process and comply with determinations made by a fair hearing officer.

     25.2 Enrollee Rights to a Fair Hearing

          Enrollees may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a clinical treatment or other Benefit Package services by the Contractor. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding a recommendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the timeframes established for review of grievances and utilization review in Sections 44 and 49


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                                 October 1, 2005
                                       -1-
          of the Public Health Law, the grievance system requirements of 42 CFR
          Part 438 and Appendix F of this Agreement.

     25.3 Contractor Notice to Enrollees

          a) Contractor must issue a written notice of Action and right to fair hearing within applicable timeframes to any Enrollee when taking an adverse Action and when making an Appeal determination as provided in Appendix F of this Agreement.

          b) Contractor agrees to serve notice on affected Enrollees by mail and must maintain documentation of such.

     25.4 Aid Continuing

          a) Contractor shall be required to continue the provision of the Benefit Package services that are the subject of the fair hearing to an Enrollee (hereafter referred to as "aid continuing") if so ordered by the NYS Office of Administrative Hearings (OAH) under the following circumstances:

               i) Contractor has or is seeking to reduce, suspend or terminate a treatment or Benefit Package service currently being provided;

               ii) Enrollee has filed a timely request for a fair hearing with OAH; and

               iii) There is a valid order for the treatment or service from a
                    Participating Provider.

          b) Contractor shall provide aid continuing until the matter has been resolved to the Enrollee's satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service; the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing; or the treatment or service originally ordered by the provider has been completed, whichever occurs first.

          c) If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee timely requests a fair hearing, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 25.4 (b) of this Agreement.

     25.5 Responsibilities of SDOH

          SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.


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     25.6 Contractor's Obligations

          a) Contractor shall appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services. If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee's representative at least three (3) business days prior to the scheduled hearing. If the hearing is scheduled fewer than three (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one
               (1) business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions, Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

          b) Despite an Enrollee's request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal Complaint and Appeal processes as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of Adverse Determinations simultaneously through Contractor's internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its initial determination and is providing the service or treatment formerly in dispute.

          c) Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement. Nothing in this Section shall limit the remedies available to SDOH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor's refusal to provide disputed services.

          d) If SDOH investigates a Complaint that has as its basis the same dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH's directive to provide those services and/or benefits and provide notice to OAH and Enrollee as required by Section 25.6(b) of this Agreement.

          e) If SDOH, through its Complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of


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                                 October 1, 2005
                                       -3-
               that service by a Non-Participating Provider. If the services were not furnished during the period the fair hearing was pending, the Contractor must authorize or furnish the disputed services promptly and as expeditiously as the Enrollee's health condition requires.

          f) Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, Action, Service Authorization, Complaint and Appeal processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations.

          g) Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance with State directives. Such individual: shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to Contractor transmitted via e-mail as legally valid.

          h) The information describing fair hearing rights, aid continuing, Action, Service Authorization, utilization review, Complaint and Appeal procedures shall be included in all MMC and FHPlus member handbooks and shall comply with Section 14, Appendices E and F of this Agreement.

          i) Contractor shall bear the burden of proof at hearings regarding the reduction, suspension or termination of ongoing services. In the event that Contractor's initial adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

26.  EXTERNAL APPEAL

     26.1 Basis for External Appeal

          Enrollees are eligible to request an External Appeal when one or more covered health care services have been denied by the Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.

     26.2 Eligibility for External Appeal

          An Enrollee is eligible for an External Appeal when the Enrollee has exhausted the Contractor's internal utilization review procedure, has received a final adverse determination from the Contractor, or the Enrollee and the Contractor have agreed to waive internal Appeal procedures in accordance with PHL Section 4914(2)2(a). A provider is also eligible for an External Appeal of retrospective denials.


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                                 October 1, 2005
                                       -4-

     26.3 External Appeal Determination

          The External Appeal determination is binding on the Contractor; however, a fair hearing determination supersedes an External Appeal determination for Enrollees.

     26.4 Compliance with External Appeal Laws and Regulations

          The Contractor must comply with the provisions of Sections 4910-4914 of the PHL and 10 NYCRR Part 98 regarding the External Appeal program.

     26.5 Member Handbook

          The Contractor shall describe its Action and utilization review policies and procedures, including a notice of the right to an External Appeal together with a description of the External Appeal process and the timeframes for External Appeal, in the Member Handbook. The Member Handbook shall comply with Section 13 and the Member Handbook Guidelines, Appendix E, of this Agreement.

27.  INTERMEDIATE SANCTIONS

     27.1 General

          The Contractor is subject to the imposition of sanctions as authorized by State and Federal law and regulation, including the SDOH's right to impose sanctions for unacceptable practices as set forth in 18 NYCRR
          Part 515 and civil and monetary penalties pursuant to 18 NYCRR Part 516 and 42 CFR Section 438.700, and such other sanctions and penalties as are authorized by local laws and ordinances and resultant administrative codes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.

     27.2 Unacceptable Practices

          a) Unacceptable practices for which the Contractor may be sanctioned include but are not limited to:

               i) Failing to provide medically necessary services that the Contractor is required to provide under its contract with the State.

               ii) Imposing premiums or charges on Enrollees that are in excess of the premiums or charges permitted under the MMC Program or FHPlus Program.

               iii) Discriminating among Enrollees on the basis of their health status or need for health care services.


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                                 October 1, 2005
                                       -5-

               iv) Misrepresenting or falsifying information that it furnishes to an Enrollee, Potential Enrollee, health care provider, the State or to CMS.

               v) Failing to comply with the requirements for Physician Incentive Plans, as set forth in 42 CFR Sections 422.208 and 422.210.

               vi) Distributing directly or through any agent or independent contractor, Marketing materials that have not been approved by the State or that contain false or materially misleading information.

               vii) Violating any other applicable requirements of SSA Sections
                    1903(m) or 1932 and any implementing regulations.

               viii) Violating any other applicable requirements of 18 NYCRR or
                    10 NYCRR Part 98.

               ix)  Failing to comply with the terms of this Agreement.

     27.3 Intermediate Sanctions

          a)   Intermediate Sanctions may include but are not limited to:

               i)   Civil monetary penalties.

               ii) Suspension of all new enrollment, including auto assignments, after the effective date of the sanction.

               iii) Termination of the contract, pursuant to Section 2.7 of this
                    Agreement.

     27.4 Enrollment Limitations

          The SDOH shall have the right, upon notice to the LDSS, to limit, suspend or terminate Enrollment activities by the Contractor and/or Enrollment into the Contractor's MMC and/or FHPlus product upon ten
          (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of Enrollment activities or Enrollment in the Contractor's MMC and/or FHPlus product is unnecessary. Nothing in this paragraph limits other remedies available to the SDOH or the LDSS under this Agreement.


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                                 October 1, 2005
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     27.5 Due Process

          The Contractor will be afforded due process pursuant to Federal and State Law and Regulations (42 CFR Section 438.710, 18 NYCRR Part 516, and Article 44 of the PHL).

28.  ENVIRONMENTAL COMPLIANCE

     The Contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C.
     Section 1857(h)), Section 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. Section 1368), Executive Order 11738, and the Environmental Protection Agency ("EPA") regulations (40 CFR Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations to SDOH and to the Assistant Administrator for Enforcement of the EPA.

29.  ENERGY CONSERVATION

     The Contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 1975 (Pub. L. 94-165) and any amendment to the Act.

30.  INDEPENDENT CAPACITY OF CONTRACTOR

     The parties agree that the Contractor is an independent Contractor and that the Contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of LDSS, SDOH or the DHHS.

31.  NO THIRD PARTY BENEFICIARIES

     Only the parties to this Agreement and their successors in interest and assigns have any rights or remedies under or by reason of this Agreement.

32.  INDEMNIFICATION

     32.1 Indemnification by Contractor

          a) The Contractor shall indemnify, defend, and hold harmless the SDOH and the LDSS, and their officers, agents, and employees, and the Enrollees and their eligible dependents from:

               i) any and all claims and losses accruing or resulting to any and all Contractors, subcontractors, materialmen, laborers, and any other person,


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                                 October 1, 2005
                                       -7-
                    firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement;

               ii) any and all claims and losses accruing or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

               iii) any liability, including costs and expenses, for violation of proprietary rights, copyrights, or rights of privacy by the Contractor, its officers, agents, employees or subcontractors, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

          b) The SDOH will provide the Contractor with prompt written notice of any claim made against the SDOH, and the Contractor, at its sole option, shall defend or settle said claim. The SDOH shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 32.1 (a).

          c) The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of SDOH, its employees, or agents.

     32.2 Indemnification by SDOH

          Subject to the availability of lawful appropriations as required by State Finance Law Section 41, the SDOH agrees to indemnify and hold the Contractor harmless from any liability, loss, damages, claim, suit or judgment, and all allowable costs and expenses of any kind or nature, as determined by the New York State Court of Claims and arising out of the actions or the omissions of the SDOH, its officers, agents or employees in connection with this Agreement. Provisions concerning the SDOH's responsibility for any claims for liability as may arise during the term of this Agreement are set forth in the New York State Court of Claims Act, and any damages arising for such liability shall issue from the New York State Court of Claims Fund or any applicable, annual appropriation of the Legislature of the State of New York.

33.  PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

     33.1 Prohibition of Use of Federal Funds for Lobbying

          The Contractor agrees, pursuant to 31 U.S.C. Section 1352 and 45 CFR
          Part 93, that no Federally appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to


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                                 October 1, 2005
                                       -8-
          influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the "Certification Regarding Lobbying," Appendix B attached hereto and incorporated herein, if this Agreement exceeds $100,000.

     33.2 Disclosure Form to Report Lobbying

          If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form-LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

     33.3 Requirements of Subcontractors

          The Contractor shall include the provisions of this Section in its subcontracts, including its Provider Agreements. For all subcontracts, including Provider Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

34.  NON-DISCRIMINATION

     34.1 Equal Access to Benefit Package

          Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Medicaid Managed Care and/or Family Health Plus Benefit Package(s) to MMC and/or FHPlus Enrollees, respectively, in the same manner, in accordance with the same standards, and with the same priority as members of the Contractor enrolled under any other contracts.

     34.2 Non-Discrimination

          The Contractor shall not discriminate against Eligible Persons or Enrollees for Medicaid Managed Care and/or Family Health Plus on the basis of age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services, or


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                                 October 1, 2005
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          Capitation Rate that the Contractor will receive for such Eligible Persons or Enrollees.

     34.3 Equal Employment Opportunity

          Contractor must comply with Executive Order 11246, entitled "Equal Employment Opportunity", as amended by Executive Order 11375, and as supplemented in Department of Labor regulations.

     34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

          The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing: a) Medicaid reimbursed health services from or through a tribal health or urban Indian health facility or center and/or b) Family Health Plus covered benefits from or through a tribal health or urban Indian health facility or center which is included in the Contractor's network.

35.  COMPLIANCE WITH APPLICABLE LAWS

     35.1 Contractor and SDOH Compliance With Applicable Laws

          Notwithstanding any inconsistent provisions in this Agreement, the Contractor and SDOH shall comply with all applicable requirements of the State Public Health Law; the State Social Services Law; Title XIX of the Social Security Act; Title VI of the Civil Rights Act of 1964 and 45 CFR Part 80, as amended; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973 and 45 CFR Part 84, as amended; the Age Discrimination Act of 1975 and 45 CFR Part 91, as amended; the ADA; Title XIII of the Federal Public Health Services Act, 42 U.S.C Section 300e et seq., regulations promulgated thereunder; the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

     35.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions

          Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision; the balance of this Agreement, if capable of performance, shall remain in full force and effect.


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                                 October 1, 2005
                                      -10-

     35.3 Certificate of Authority Requirements

          The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR Part 98.

     35.4 Notification of Changes in Certificate of Incorporation

          The Contractor shall notify SDOH of any amendment to its Certificate of Incorporation or Articles of Organization pursuant to 10 NYCRR Part 98.

     35.5 Contractor's Financial Solvency Requirements

          The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs offering Medicaid Managed Care and/or Family Health Plus products, as applicable. The Contractor shall continue to be financially responsible as defined in PHL Section 4403(1)(c) and shall comply with the contingent reserve fund and escrow deposit requirements of 10 NYCRR Part 98 and must meet minimum net worth requirements established by SDOH and the State Insurance Department. The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSSs and the Enrollees in the event of Contractor or subcontractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSSs and Enrollees from costs of treatment and assures continued access to care for Enrollees.

     35.6 Compliance With Care for Maternity Patients

          Contractor must comply with Section 2803-n of the PHL and Section 3216
          (i) (10) (a) of the State Insurance Law related to hospital care for maternity patients.

     35.7 Informed Consent Procedures for Hysterectomy and Sterilization

          The Contractor is required and shall require Participating Providers to comply with the informed consent procedures for Hysterectomy and Sterilization specified in 42 CFR Part 441, sub-part F, and 18 NYCRR
          Section 505.13.

     35.8 Non-Liability of Enrollees for Contractor's Debts

          Contractor agrees that in no event shall the Enrollee become liable for the Contractor's debts as set forth in SSA Section 1932(b)(6).


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                                 October 1, 2005
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     35.9 SDOH Compliance With Conflict of Interest Laws

          SDOH and its employees shall comply with Article 18 of the General Municipal Law and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.

     35.10 Compliance With PHL Regarding External Appeals

          Contractor must comply with Article 49 Title II of the PHL regarding external appeal of adverse determinations.

36.  NEW YORK STATE STANDARD CONTRACT CLAUSES

     Appendix A (Standard Clauses as required by the Attorney General for all State contracts) is attached and incorporated by reference as if set forth fully herein and any amendment thereto, and takes precedence over all other parts of this Agreement.


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                                 October 1, 2005
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                                   APPENDIX A

                        NEW YORK STATE STANDARD CLAUSES


                                   APPENDIX A
                                 October 1, 2005

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

                       STANDARD CLAUSES FOR NYS CONTRACTS

     The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law
Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or
(b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor


Page 1                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION. (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.

(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with
Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor.
Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.


Page 2                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law Section 165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in Section 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

     NYS Department of Economic Development
     Division for Small Business
     30 South Pearl St -- 7th Floor
     Albany, New York 12245
     Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

     NYS Department of Economic Development
     Division of Minority and Women's Business Development
     30 South Pearl St -- 2nd Floor
     Albany, New York 12245
     http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and

(d)The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or at the time of signing a contract with the State), if known, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.


Page 3                                                                 May, 2003

                                   APPENDIX B

                        CERTIFICATION REGARDING LOBBYING


                                   APPENDIX B
                                 October 1, 2005
                                       B-1

                                   APPENDIX B
                        CERTIFICATION REGARDING LOBBYING

The undersigned certifies, to the best of his or her knowledge, that:

1. No Federal appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of a Member of Congress in connection with the award of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2. If any funds other than Federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form - LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

3. The Contractor shall include the provisions of this section in all provider Agreements under this Agreement and require all Participating providers whose Provider Agreements exceed $100,000 to certify and disclose accordingly to the Contractor.

     This certification is a material representation of fact upon which reliance was place when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to U.S.C. Section 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE:
      -------------------------------


SIGNATURE:
           --------------------------

TITLE:
       ------------------------------

ORGANIZATION:
              -----------------------


                                   APPENDIX B
                                 October 1, 2005
                                       B-2

                                  APPENDIX B-1

                             CERTIFICATION REGARDING
                       MACBRIDE FAIR EMPLOYMENT PRINCIPLES


                                  APPENDIX B-1
                                 October 1, 2005
                                   B-1 Page 1

                                  APPENDIX B-1

              NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN IRELAND:
                       MACBRIDE FAIR EMPLOYMENT PRINCIPLES

Note: Failure to stipulate to these principles may result in the contract being awarded to another bidder. Governmental and non-profit organizations are exempted from this stipulation requirement.

In accordance with Chapter 807 of the Laws of 1992 (State Finance Law Section 174-b), the Contractor, by signing this Agreement, certifies that it or any individual or legal entity in which the Contractor holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the Contractor, either:

-    has business operations in Northern Ireland: Y       N
                                                    -----   -----

- if yes to above, shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to non-discrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of their
     compliance with such Principles: Y       N
                                        -----   -----


                                  APPENDIX B-1
                                 October 1, 2005
                                   B-1 Page 2

                                   APPENDIX C

                       NEW YORK STATE DEPARTMENT OF HEALTH
                        REQUIREMENTS FOR THE PROVISION OF
                FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

     C.1 DEFINITIONS AND GENERAL REQUIREMENTS FOR THE PROVISION OF FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

     C.2 REQUIREMENTS FOR MCOS THAT INCLUDE FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES IN THEIR BENEFIT PACKAGE

     C.3 REQUIREMENTS FOR MCOS THAT DO NOT INCLUDE FAMILY PLANNING SERVICES AND REPRODUCTIVE HEALTH SERVICES IN THEIR BENEFIT PACKAGE


                                   APPENDIX C
                                 October 1, 2005
                                       C-1

                                       C.1
            DEFINITIONS AND GENERAL REQUIREMENTS FOR THE PROVISION OF
                FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

1.   FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

     a) Family Planning and Reproductive Health services mean the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancies.

          i) Family Planning and Reproductive Health services include the following medically-necessary services, related drugs and supplies which are furnished or administered under the supervision of a physician, licensed midwife or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit for the purpose of:

               A) contraception, including insertion/removal of an intrauterine device (IUD), insertion/removal of contraceptive implants, and injection procedures involving Pharmaceuticals such as Depo-Provera;

               B)   sterilization;

               C) screening, related diagnosis, and referral to a Participating Provider for pregnancy;

               D) medically-necessary induced abortions, which are procedures, either medical or surgical, that result in the termination of pregnancy. The determination of medical necessity shall include positive evidence of pregnancy, with an estimate of its duration.

          ii) Family Planning and Reproductive Health services include those education and counseling services necessary to render the services effective.

          iii) Family Planning and Reproductive Health services include medically-necessary ordered contraceptives and pharmaceuticals:

               A) For MMC Enrollees - The contractor is responsible for pharmaceuticals and medical supplies such as IUDS and Depo-Provera that must be furnished or administered under the supervision of a physician, licensed midwife, or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit. Other pharmacy prescriptions, medical supplies, and over the counter drugs are not the responsibility of the Contractor and are to be obtained when covered on the New York State list of Medicaid


                                   APPENDIX C
                                 October 1, 2005
                                       C-2
                    reimbursable drugs by the Enrollee from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice.

               B) For FHPlus Enrollees - The Contractor, if it includes such services in its Benefit Package, or the Designated Third Party Contractor that provides such services to FHPlus Enrollees when the Contractor does not provide Family Planning and Reproductive Health services, is responsible for prescription contraceptives provided by a Participating pharmacy, consistent with the pharmacy benefit package as described in Appendix K. The Contractor or the Designated Third Party Contractor must cover at least one of every type of the following methods of contraception:

                    I)   Oral

                    II)  Oral, emergency

                    III) Injectable

                    IV)  Transdermal

                    V)   Intravaginal

                    VI)  Intravaginal, systemic

                    VII) Implantable

     b) When clinically indicated, the following services may be provided as a part of a Family Planning and Reproductive Health visit:

          i) Screening, related diagnosis, ambulatory treatment and referral as needed for dysmenorrhea, cervical cancer, or other pelvic abnormality/pathology.

          ii) Screening, related diagnosis and referral for anemia, cervical cancer, glycosuria, proteinuria, hypertension and breast disease.

          iii) Screening and treatment for sexually transmissible disease.

          iv)  HIV blood testing and pre- and post-test counseling.

2.   FREE ACCESS TO SERVICES FOR MMC ENROLLEES

     a) Free Access means MMC Enrollees may obtain Family Planning and Reproductive Health services, and HIV blood testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health encounter, from either the Contractor, if it includes such services in its Benefit Package, or from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice. No referral from the PCP or approval by the Contractor is required to access such services.

     b) The Family Planning and Reproductive Health services listed above are the only services which are covered under the Free Access policy. Routine obstetric and/or


                                   APPENDIX C
                                 October 1, 2005
                                       C-3
          gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are not covered under the Free Access policy, and are the responsibility of the Contractor.

3.   ACCESS TO SERVICES FOR FHPLUS ENROLLEES

     a) FHPlus Enrollees may obtain Family Planning and Reproductive Health services, and HIV blood testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Services encounter, from either the Contractor or through the Designated Third Party Contractor, as applicable. No referral from the PCP or approval by the Contractor is required to access such services.

     b) The Contractor is responsible for routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care, regardless of whether Family Planning and Reproductive Health services are included in the Contractor's Benefit Package.


                                   APPENDIX C
                                 October 1, 2005
                                       C-4

                                       C.2

       REQUIREMENTS FOR MCOS THAT INCLUDE FAMILY PLANNING AND REPRODUCTIVE
                    HEALTH SERVICES IN THEIR BENEFIT PACKAGE

1.   NOTIFICATION TO ENROLLEES

     a) If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package (as per Appendix M of this Agreement) the Contractor must notify all Enrollees of reproductive age, including minors who may be sexually active, at the time of Enrollment about their right to obtain Family Planning and Reproductive Health services and supplies without referral or approval. The notification must contain the following:

          i) Information about the Enrollee's right to obtain the full range of Family Planning and Reproductive Health services, including HIV counseling and testing when performed as part of a Family Planning and Reproductive Health encounter, from the Contractor's Participating Provider without referral, approval or notification.

          ii) MMC Enrollees must receive notification that they also have the right to obtain Family Planning and Reproductive Health services in accordance with MMC's Free Access policy as defined in C.1 of this Appendix.

          iii) A current list of qualified Participating Family Planning Providers who provide the full range of Family Planning and Reproductive Health services within the Enrollee's geographic area, including addresses and telephone numbers. The Contractor may also provide MMC Enrollees with a list of qualified Non-Participating providers who accept Medicaid and who provide the full range of these services.

          iv) Information that the cost of the Enrollee's Family Planning and Reproductive care will be fully covered, including when a MMC Enrollee obtains such services in accordance with MMC's Free Access policy.

2.   BILLING POLICY

     a) The Contractor must notify its Participating Providers that all claims for Family Planning and Reproductive services must be billed to the Contractor and not the Medicaid fee-for-service program.

     b) The Contractor will be charged for Family Planning and Reproductive Health services furnished to MMC Enrollees by eMedNY-enrolled Non-Participating Providers at the applicable Medicaid rate or fee. In such instances, Non-Participating Providers will bill Medicaid fee-for-service and the SDOH will issue a confidential


                                   APPENDIX C
                                 October 1, 2005
                                       C-5
          charge back to the Contractor. Such charge back mechanism will comply with all applicable patient confidentiality requirements.

3.   CONSENT AND CONFIDENTIALITY

     a) The Contractor will comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

     b) Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee's consent to the disclosure.

4.   INFORMING AND STANDARDS

     a) The Contractor will inform its Participating Providers and administrative personnel about policies concerning MMC Free Access as defined in C.1 of this Appendix, where applicable; HIV counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

     b) The Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.


                                   APPENDIX C
                                 October 1, 2005
                                       C-6

                                       C.3

                        REQUIREMENTS FOR MCOS THAT DO NOT
   INCLUDE FAMILY PLANNING SERVICES AND REPRODUCTIVE HEALTH SERVICES IN THEIR
                                 BENEFIT PACKAGE

1.   REQUIREMENTS

     a) The Contractor agrees to comply with the policies and procedures stated in the SDOH-approved statement described in Section 2 below.

     b) Within ninety (90) days of signing this Agreement, the Contractor shall submit to the SDOH a policy and procedure statement that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of Family Planning and Reproductive Health services, using the following guidelines. The statement must be sent to the Director, Office of Managed Care, NYS Department of Health, Corning Tower, Room 2001, Albany, NY 12237.

     c) SDOH may waive the requirement in (b) above if such approved statement is already on file with SDOH and remains unchanged.

2.   POLICY AND PROCEDURE STATEMENT

     a) The policy and procedure statement regarding Family Planning and Reproductive Health services must contain the following:

          i)   Enrollee Notification

               A) A statement that the Contractor will inform Prospective Enrollees, new Enrollees and current Enrollees that:

                    I) Certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

                    II) Such Family Planning and Reproductive Health Services that are not covered by the Contractor may be obtained either through fee-for-service Medicaid providers for MMC Enrollees; and/or, through the Designated Third Party Contractor for FHPlus Enrollees;

                    III) No referral is needed for such services, and there will be no cost to the Enrollee for such services.


                                   APPENDIX C
                                 October 1, 2005
                                       C-7

                    IV) HIV counseling and testing services are available through the Contractor and are also available as part of a Family Planning and Reproductive Health encounter when furnished by a fee-for-service Medicaid provider to MMC Enrollees and through the Designated Third Party Contractor to FHPlus Enrollees; and that anonymous counseling and testing services are available from SDOH, Local Public Health Agency clinics and other county programs.

               B) A statement that this information will be provided in the following manner:

                    I) Through the Contractor's written Marketing materials, including the Member Handbook. The Member Handbook and Marketing materials will indicate that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, and will explain the right of all MMC Enrollees to secure such services through fee-for-service Medicaid from any provider/clinic which offers these services and who accepts Medicaid, and the right of all FHPlus Enrollees to secure such services through the Designated Third Party Contractor.

                    II) Orally at the time of Enrollment and any time an inquiry is made regarding Family Planning and Reproductive Health services.

                    III) By inclusion on any web site of the Contractor which
                         includes information concerning its MMC or FHPlus product(s). Such information shall be prominently displayed and easily navigated.

               C) A description of the mechanisms to provide all new MMC Enrollees with an SDOH approved letter explaining how to access Family Planning and Reproductive Health services and the SDOH approved list of Family Planning providers. This material will be furnished by SDOH and mailed to the Enrollee no later than fourteen (14) days after the Effective Date of Enrollment.

               D) A statement that if an Enrollee or Prospective Enrollee requests information about these non-covered services, the Contractor's Marketing or Enrollment representative or member services department will advise the Enrollee or Prospective Enrollee as follows:

                    I) Family Planning and Reproductive Health services such as abortion, sterilization and birth control are not covered by the Contractor and that only routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are the responsibility of the Contractor.


                                   APPENDIX C
                                 October 1, 2005
                                       C-8

                    II) MMC Enrollees can use their Medicaid card to receive these non-covered services from any doctor or clinic that provides these services and accepts Medicaid. FHPlus Enrollees can receive these non-covered services through the Designated Third Party Contractor under contract with SDOH in the Enrollee's geographic area.

                    III) Each MMC Enrollee and Prospective MMC Enrollee who
                         calls will be mailed a copy of the SDOH approved letter explaining the Enrollee's right to receive these non-covered services, and an SDOH approved list of Family Planning Providers who participate in Medicaid in the Enrollee's community. These materials will be mailed within two (2) business days of the contact.

                    IV) The Contractor will provide the name and phone number of the Designated Third Party Contractor under SDOH contract to provide such services to FHPlus Enrollees and Prospective FHPlus Enrollees. It is the responsibility of the Designated Third Party Contractor to mail to each FHPlus Enrollee or Prospective FHPlus Enrollee who calls, a copy of the SDOH approved letter explaining the Enrollee's right to receive such services, and an SDOH approved list of Family Planning Providers and Pharmacies in the Designated Third Party Contractor's network. The Designated Third Party Contractor is responsible for mailing these materials within fourteen (14) days of notice by the Contractor of a new Enrollee in the Contractor's FHPlus product.

                    V) Enrollees can call the Contractor's member services number for further information about how to obtain these non-covered services. MMC Enrollees can also call the New York State Growing-Up-Healthy Hotline (1-800-522-5006) to request a copy of the list of Medicaid Family Planning Providers. FHPlus Enrollees can also call the Designated Third Party Contractor for a list of Family Planning providers.

               E) The procedure for maintaining a manual log of all requests for such information, including the date of the call, the Enrollee's client identification number (CIN), and the date the SDOH approved letter and SDOH or LDSS approved list were mailed, where applicable. The Contractor will review this log monthly and upon request, submit a copy to SDOH.

          ii)  Participating Provider and Employee Notification

               A) A statement that the Contractor will inform its Participating Providers and administrative personnel about Family Planning and Reproductive Health policies under MMC Free Access, as defined in C.1 of this Appendix, and/or the FHPlus Designated Third Party Contractor for FHPlus Enrollees, HIV counseling and testing; reimbursement for Family Planning and Reproductive


                                   APPENDIX C
                                 October 1, 2005
                                       C-9

                    Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

               B) A statement that the Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

               C) The procedure(s) for informing the Contractor's Participating primary care providers, obstetricians, and gynecologists that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered; and that Participating Providers may provide, make referrals, or arrange for non-covered services in accordance with MMC's Free Access policy, as defined in C.1 of this Appendix, and/or through the SDOH-contracted Designated Third Party for FHPlus Enrollees.

               D) A description of the mechanisms to inform the Contractor's Participating Providers that:

                    I) if they also participate in the fee-for-service Medicaid program and they render non-covered Family Planning and Reproductive Health services to MMC Enrollees, they do so as a fee-for-service Medicaid practitioner, independent of the Contractor.

                    II) if they also participate in the FHPlus Designated Third Party Contractor's network and they render non-covered Family Planning and Reproductive Health Services to FHPlus Enrollees, they do so as a participating provider with that MCO, independent of the Contractor.

               E) A description of the mechanisms to inform Participating Providers that, if requested by the Enrollee, or, if in the provider's best professional judgment, certain Family Planning and Reproductive Health services not offered through the Contractor are medically indicated in accordance with generally accepted standards of professional practice, an appropriately trained professional should so advise the Enrollee and either:


                                   APPENDIX C
                                 October 1, 2005
                                      C-10

                    I) offer those services to MMC Enrollees on a fee-for-service basis as an eMedNY-enrolled provider, or to FHPlus Enrollees as a Participating Provider of the Designated Third Party Contractor; or

                    II) provide MMC Enrollees with a copy of the SDOH approved list of Medicaid Family Planning Providers, and/or provide FHPlus Enrollees with the name and number of the Designated Third Party Contractor, or

                    III) give Enrollees the Contractor's member services number to call to obtain either the list of Medicaid Family Planning Providers or the name and number of the Designated Third Party Contractor, as applicable.

               F) A statement that the Contractor acknowledges that the exchange of medical information, when indicated in accordance with generally accepted standards of professional practice, is necessary for the overall coordination of Enrollees' care and assist Primary Care Providers in providing the highest quality care to the Contractor's Enrollees. The Contractor must also acknowledge that medical record information maintained by Participating Providers may include information relating to Family Planning and Reproductive Health services provided under the fee-for-service Medicaid program or under the Designated Third Party contract with SDOH.

          iii) Quality Assurance Initiatives

               A) A statement that the Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered Family Planning and Reproductive Health services to SDOH, Office of Managed Care for its review and approval before issuance. Such materials include, but are not limited to, Member Handbooks, provider manuals, and Marketing materials.

               B) A description of monitoring mechanisms the Contractor will use to assess the quality of the information provided to Enrollees.

               C) A statement that the Contractor will prepare a monthly list of MMC Enrollees who have been sent a copy of the SDOH approved letter and the SDOH approved list of Family Planning providers, and a list of FHPlus Enrollees who have been provided with the name and telephone number of the Designated Third Party Contractor in their geographic area. This information will be available to SDOH upon request.

               D) A statement that the Contractor will provide all new employees with a copy of these policies. A statement that the Contractor's orientation programs will include a thorough discussion of all aspects of these policies and procedures and that annual retraining programs for all employees will be conducted to ensure continuing compliance with these policies.


                                   APPENDIX C
                                 October 1, 2005
                                      C-11

               E) A description of the mechanisms to provide the Designated Third Party Contractor with a monthly listing of all FHPlus Enrollees within seven (7) days of receipt of the Contractor's monthly Enrollment Roster and any subsequent updates or adjustments. A copy of each file will also be provided simultaneously to the SDOH.

3.   CONSENT AND CONFIDENTIALITY

     a) The Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

     b) Participating Providers and/or the Designated Third Party Contractor Providers, may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee's consent to the disclosure.


                                   APPENDIX C
                                 October 1, 2005
                                      C-12

                                   APPENDIX D

                       NEW YORK STATE DEPARTMENT OF HEALTH
                              MARKETING GUIDELINES

     D.1  MARKETING PLANS

     D.2  MARKETING MATERIALS

     D.3  MARKETING ACTIVITIES


                                   APPENDIX D
                                 October 1, 2005
                                       D-1

                              MARKETING GUIDELINES

1.   General

     a) The purpose of these guidelines is to provide an operational framework for localities and managed care organizations (MCOs) offering MMC or FHPlus products in the development of MCO Marketing plans, materials, and activities and to describe SDOH's Marketing rules, MCO Marketing requirements, and prohibited practices.

     b) If the Contractor's Marketing activities do not comply with the Marketing Guidelines set forth in this Appendix or the Contractor's approved Marketing plan, the SDOH, in consultation with the LDSS, may take any action pursuant to Section 11.5 of this Agreement it, in its sole discretion, deems necessary to protect the interests of Prospective Enrollees, Potential Enrollees and Enrollees and the integrity of the MMC and FHPlus Programs.

     c)   This Appendix contains the following sections:

          i)   D.1, Marketing Plans;

          ii)  D.2, Marketing Materials; and

          iii) D.3, Marketing Activities.


                                   APPENDIX D
                                 October 1, 2005
                                       D-2

                                       D.1
                                 MARKETING PLANS

1.   The Contractor shall develop a Marketing plan that meets SDOH guidelines.

2. The SDOH is responsible for the review and approval of the Contractor's Marketing plan.

3. Approved Marketing plans set forth the allowable terms and conditions and the proposed activities that the Contractor intends to undertake during the contract period.

4. The Contractor must have on file with the SDOH and each LDSS in its contracted service area, an SDOH-approved Marketing plan, prior to the contract award date or before Marketing and enrollment begin, whichever is sooner. Subsequent changes to the Marketing plan must be submitted to SDOH for approval at least sixty (60) days before implementation.

5. The Marketing plan shall include: a stated Marketing goal and strategies; Marketing activities; a description of the information provided by marketers, including an overview of managed care; and staff training, development and responsibilities. The following must be included in the Contractor's description of materials to be used: distribution methods; primary Marketing locations, and a listing of the kinds of community service events the Contractor anticipates sponsoring and/or participating in for the purposes of providing information and/or distributing Marketing materials.

6. The Contractor must describe how it is able to meet the informational needs, related to Marketing, for the physical and cultural diversity of Prospective Enrollees. This may include, but not be limited to: a description of the Contractor's provisions for Non-English speaking Prospective Enrollees, interpreter services, alternate communication mechanisms, including sign language, Braille, audio tapes, and/or use of Telecommunications Device for the Deaf (TDD)/TTY services and how the Contractor will make oral interpretation services available to Potential Enrollees and Enrollees free of charge.

7. The Contractor shall describe measures for monitoring and enforcing compliance with these Guidelines by its Marketing Representatives and its Participating Providers including: the prohibition of door-to-door solicitation and cold-call telephoning; a description of the development of mailing lists of Prospective Enrollees that maintains client confidentiality and that honors the client's express request for direct contact by the Contractor; a description and planned means of distribution of pre-enrollment gifts and incentives to Prospective Enrollees; and a description of the training, compensation and supervision of its Marketing Representatives.


                                   APPENDIX D
                                 October 1, 2005
                                       D-3

                                       D.2
                               MARKETING MATERIALS

1.   DEFINITIONS

     a) Marketing materials generally include the concepts of advertising, public service announcements, printed publications, and other broadcast or electronic messages designed to increase awareness and interest in the Medicaid Managed Care Program or the FHPlus Program and/or the Contractor's MMC or FHPlus product. The target audience for MMC Marketing materials is MMC Eligible Persons who are not enrolled in a MCO offering a MMC product, and who are living in the Contractor's service area, if the Contractor offers a MMC product. The target audience for FHPlus Marketing materials is low-income uninsured people who do not qualify for Medicaid, who are living in the Contractor's service area, if the Contractor offers a FHPlus product.

     b) Marketing materials include any information that references the MMC or FHPlus Program, is intended for general distribution, and is produced in a variety of print, broadcast, and direct Marketing mediums. These generally include: radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring Marketing approval include a listing of items to be provided as nominal gifts or incentives.

2.   MARKETING MATERIAL REQUIREMENTS

     a) Marketing materials must be written in prose that is understood at a fourth-to sixth-grade reading level and must be printed in at least ten (10) point type.

     b) Marketing materials must be made available throughout the Contractor's entire service area. Materials may be customized for specific counties and populations within the Contractor's service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.

     c) The Contractor must make available written Marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the Contractor when the five percent (5%) threshold has been reached. Marketing materials to be translated include those key materials, such as informational brochures, that are produced for routine distribution, and which are included within the Contractor's Marketing plan. SDOH will determine the need for other-than-English translations based on county-specific census data or other available measures.

     d) Alternate forms of communications must be provided for persons with visual, hearing, speech, physical, or developmental disabilities. These alternate forms


                                   APPENDIX D
                                 October 1, 2005
                                       D-4
          include Braille or audiotapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

     e) The Contractor's name, mailing address (and location, if different), and toll-free phone number must be prominently displayed on the cover of all multi-paged Marketing materials.

     f) Marketing materials must not contain false, misleading, or ambiguous information-- such as "You have been pre-approved for the XYZ Health Plan," or "If you do not choose a plan you will lose your Medicaid coverage," or "You get free, unlimited visits." Materials must not use broad, sweeping statements.

     g) The material must accurately reflect general information, which is applicable to the average consumer of the MMC Program or FHPlus Program.

     h) The Contractor may not use logos or wording used by government agencies if such use could imply or cause confusion about a connection between a governmental agency and the Contractor.

     i) Marketing materials may not make reference to incentives that may be available to Enrollees after they enroll in the Contractor's MMC or FHPlus product, such as "If you join the XYZ Plan, you will receive a free baby carriage after you complete eight prenatal visits."

     j) Marketing materials that are prepared for distribution or presentation by the LDSS, Enrollment Broker, or SDOH-approved Enrollment Facilitators, must be provided in a manner that is easily understood and appropriate to the target audience. The material covered must include sufficient information to assist the individual in making an informed choice of MCO.

     k) The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee.

     l) Marketing materials shall not mention other MCOs offering MMC or FHPlus products by name except for materials approved by SDOH and developed to present available MCO choices in an unbiased manner, or as part of a transition of Enrollees from an MCO that withdraws from the MMC or FHPlus Program.

3.   PRIOR APPROVALS

     a) The SDOH will review and approve the Contractor's Marketing plan and all Marketing materials and advertising.


                                   APPENDIX D
                                 October 1, 2005
                                       D-5

          i) The SDOH will coordinate its review and approval of materials that are specific to one local district with the affected LDSS.

     b) The SDOH will adhere to a sixty (60) day "file and use" policy, whereby materials submitted by the Contractor must be reviewed and commented on within sixty (60) days of submission or the Contractor may assume the materials have been approved if the reviewer has not submitted any written comment.

4.   DISSEMINATION OF OUTREACH MATERIALS

     a) Upon request, the Contractor shall provide to the LDSS, Enrollment Broker and/or SDOH-approved Enrollment Facilitators, sufficient quantities of approved Marketing materials or alternative informational materials that describe coverage in the LDSS jurisdiction.

     b) The Contractor shall, upon request, submit to the LDSS, Enrollment Broker, or SDOH-approved Enrollment Facilitators, current provider directories, as described in Section 13.2 of this Agreement, together with information that describes how to determine whether a provider is presently available.


                                   APPENDIX D
                                 October 1, 2005
                                       D-6

                                       D.3
                              MARKETING ACTIVITIES

1.   DESCRIPTION AND REQUIREMENTS

     a) Marketing includes any occasion during which Marketing information and material regarding MMC and FHPlus Programs and information about the Contractor's MMC or FHPlus products are presented to Prospective Enrollees. Marketing activities include verbal presentations or distribution of written materials, which may or may not be accompanied by the giving away of nominal gifts.

     b) With prior LDSS approval, the Contractor may engage in Marketing activities that include community-sponsored social gatherings, provider-hosted informational sessions, or Contractor-sponsored events. Events may include such activities as health fairs workshops on health promotion, holiday parties, after school programs, raffles, etc. These events must not be restricted to Potential Enrollees.

     c) The Contractor may conduct media campaigns (i.e., distribution of information/materials regarding the MMC and/or FHPlus Programs and/or its specific MMC and/or FHPlus products to encourage Prospective Enrollees to enroll in its MMC or FHPlus product.) All media materials, including television, radio, billboards, subway and bus posters, and electronic messages, must be pre-approved by the SDOH at least thirty (30) days prior to the campaign.

     d) The Contractor will be forthright in its presentations to allow Prospective Enrollees to exercise an informed choice.

     e) If Contractor does not include Family Planning and Reproductive services in its Benefit Package, as specified in Appendix M of this Agreement, the Marketing Representative must tell Prospective Enrollees that:

          i) certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

          ii) whenever needed, Family Planning and Reproductive Health services may be obtained by MMC Enrollees through fee-for-service Medicaid from any provider who accepts Medicaid, and by FHPlus Enrollees from the Designated Third-Party Contractor (including the name and phone number of the Designated Third Party Contractor for the Prospective Enrollee's geographic area);

          iii) no referral is needed for Family Planning and Reproductive Health services; and

          iv) there will be no cost to the Enrollee for Family Planning and Reproductive Health services.


                                   APPENDIX D
                                 October 1, 2005
                                       D-7

2.   MARKETING SITES

     a) With prior LDSS approval, the Contractor may distribute approved Marketing material in such places as: an income support maintenance center, community centers, markets, pharmacies, hospitals and other provider sites, schools, health fairs, a resource center established by the LDSS or the Enrollment Broker, and other areas where Prospective Enrollees are likely to gather. The LDSS may require the Contractor to provide a minimum of two weeks notice to the LDSS regarding marketing at approved locations so that the LDSS may fulfill its role in monitoring Contractor marketing activities.

     b) The Contractor shall comply with the applicable restrictions on Marketing established in SSL Section 364-j(4)(e), SSL Section 369-ee and the SDOH Marketing Guidelines. The Contractor shall not engage in practices prohibited by law and regulation, including cold call Marketing or door-to-door solicitation. Cold Call Marketing means any unsolicited personal contact by the Contractor with a Prospective Enrollee for the purpose of Marketing. The Contractor shall not market to Prospective Enrollees at their homes without the permission of the Prospective Enrollee.

     c) The Contractor shall comply with LDSS written requirements regarding scheduling, staffing, and on-site procedures when marketing at LDSS sites.

     d) The Contractor shall neither conduct Marketing nor distribute Marketing materials in hospital emergency rooms including the emergency room waiting areas, patient rooms or treatment areas (except for waiting areas) or other sites as are prohibited by the Commissioner of Health pursuant to SSL Section 364-j(4)(e) or SSL
          Section 369-ee for FHPlus.

     e) The Contractor may not require its Participating Providers to distribute Contractor- prepared communications to their patients.

     f) The Contractor shall instruct its Participating Providers regarding the following requirements applicable to communications with their patients about the MMC and FHPlus products offered by the Contractor and other MCOs with which the Participating Providers may have contracts:

          i) Participating Providers who wish to let their patients know of their affiliations with one or more MCOs must list each MCO with whom they have contracts.

          ii) Participating Providers may display the Contractor's Marketing materials provided that appropriate notice is conspicuously posted for all other MCOs with whom the Provider has a contract.


                                   APPENDIX D
                                 October 1, 2005
                                       D-8

          iii) Upon termination of a Provider Agreement with the Contractor, a provider that has contracts with other MCOs that offer MMC or FHPlus products may notify their patients of the change in status and the impact of such change on the patient.

3.   MARKETING REPRESENTATIVES

     a) The Contractor shall require its Marketing Representatives, including employees assigned to market its MMC and FHPlus products, and employees of Marketing subcontractors, to successfully complete a training program about the basic concepts of managed care and the Enrollees' rights and responsibilities relating to Enrollment in an MCO's MMC or FHPlus product. The Contractor shall submit a copy of the training curriculum for its Marketing Representatives to SDOH as part of the Marketing plan. The Contractor shall be responsible for the activities of its Marketing Representatives and the Marketing activities of any subcontractor or management entity.

     b) The Contractor shall ensure that its Marketing Representatives engage in professional and courteous behavior in their interactions with LDSS staff, staff from other health plans, Eligible Persons and Prospective Enrollees. The Contractor shall neither participate nor encourage nor accept inappropriate behavior by its Marketing Representatives, including but not limited to interference with other MCO presentations, talking negatively about another MCO, or participating in a Medicaid or FHPlus client's verification interview with LDSS staff.

     c) The Contractor shall not offer compensation to Marketing Representatives, including salary increases or bonuses, based solely on the number of individuals they enroll. However, the Contractor may base compensation of Marketing Representatives on periodic performance evaluations which consider Enrollment productivity as one of several performance factors during a performance period, subject to the following requirements:

          i) "Compensation" shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

          ii) The Contractor may not pay a "commission" or fixed amount per enrollment;

          iii) The Contractor may not award bonuses more frequently than quarterly, or for an annual amount that exceeds ten percent (10%) of a Marketing Representative's total annual compensation.

     d) The Contractor shall keep written documentation, including performance evaluations tools, of the basis it uses for awarding bonuses or increasing the salary of Marketing Representatives and employees involved in Marketing and make such documentation available for inspection by SDOH or the LDSS.


                                   APPENDIX D
                                 October 1, 2005
                                       D-9

4.   RESTRICTED MARKETING ACTIVITIES

     a)   The Contractor shall not engage in the following practices:

          i) misrepresenting the Medicaid fee-for-service, MMC Program or FHPlus Program, or the program or policy requirements of the LDSS or the SDOH, in Marketing encounters or materials;

          ii) purchasing or otherwise acquiring or using mailing lists of Eligible Persons from third party vendors, including providers and LDSS offices;

          iii) using raffle tickets or event attendance or sign-in sheets to develop mailing lists of Prospective Enrollees;

          iv) offering incentives (i.e., any type of inducement whose receipt is contingent upon the individual's Enrollment) of any kind to Prospective Enrollees to enroll in the Contractor's MMC or FHPlus product.

     b) The Contractor may not discriminate against Eligible Persons or Enrollees on the basis of age; sex; race; creed; physical or mental handicap/developmental disability; national origin; sexual orientation; type of illness or condition; need for health services; or the Capitation Rate the Contractor will receive for such Eligible Person. Health assessments may not be performed by the Contractor prior to Enrollment. The Contractor may inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each Prospective Enrollee shall be provided with a listing of all the Contractor's Participating Providers including, PCPs, specialists and facilities in the Contractor's network. The Contractor may respond to a Prospective Enrollee's question about whether a particular PCP, specialist or facility is a Participating Provider of the Contractor in the network. However, the Contractor shall not inquire about the types of specialists utilized by the Prospective Enrollee.

     c) The Contractor may offer nominal gifts of not more than five dollars ($5.00) in fair- market value as part of a health fair or other Marketing activity to stimulate interest in the MMC or FHPlus Program and/or the Contractor. Such gifts must be pre-approved by the SDOH, and offered without regard to Enrollment. The Contractor must submit a listing and description of intended items to be distributed at Marketing activities as nominal gifts, including a listing of item donors or co-sponsors for approval. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the SDOH reviewer.

     d) The Contractor may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, participating in a smoking cessation session, attending initial orientation sessions upon enrollment, and timely completion of immunizations or other health related programs. Such rewards may not exceed fifty dollars ($50.00)


                                   APPENDIX D
                                 October 1, 2005
                                      D-10
in fair-market value per Enrollee over a twelve (12) month period, and must be related to a health goal. The Contractor may not make reference to these rewards in their pre-enrollment Marketing materials or discussions and all such rewards must be approved by the SDOH.


                                   APPENDIX D
                                 October 1, 2005
                                      D-11

                                   APPENDIX E

                       NEW YORK STATE DEPARTMENT OF HEALTH
                           MEMBER HANDBOOK GUIDELINES


                                   APPENDIX E
                                 October 1, 2005
                                       E-1

                           MEMBER HANDBOOK GUIDELINES

1.   PURPOSE

     a) This document contains Member Handbook guidelines for use by the Contractor to develop handbooks for MMC and FHPlus Enrollees covered under this Agreement.

     b) These guidelines reflect the review criteria used by the SDOH Office of Managed Care in its review of all MMC and FHPlus Member Handbooks. Member Handbooks and addenda must be approved by SDOH prior to printing and distribution by the Contractor.

2.   SDOH MODEL MEMBER HANDBOOK

     a) The SDOH Model Member Handbook includes all required information specified in this Appendix, written at an acceptable reading level. The Contractor may adapt the SDOH Model Member Handbook to reflect its specific policies and procedures for its MMC or FHPlus product.

     b) SDOH strongly recommends the Contractor use the SDOH Model Member Handbook language for the following required disclosure areas in the Contractor's Member Handbook:

          i)   access to Family Planning and Reproductive Health services;

          ii)  self referral policies;

          iii) obtaining OB/GYN services;

          iv)  the definitions of medical necessity and Emergency Services;

          v) protocols for Action, utilization review, Complaints, Complaint Appeals, Action Appeals, External Appeals, and fair hearings;

          vi)  protocol for newborn Enrollment; and

          vii) listing of Enrollee entitlements, including benefits, rights and responsibilities, and information available upon request.

     c) A copy of the SDOH Model Member Handbook is available from the SDOH Office of Managed Care, Bureau of Intergovernmental Affairs.


                                   APPENDIX E
                                 October 1, 2005
                                       E-2

3.   GENERAL FORMAT

     a) It is expected that most MCOs will develop separate handbooks for their MMC and FHPlus Enrollees. The Contractor must include the required contents as per Section 4 of this Appendix for both the MMC and FHPlus Programs, as applicable, and list the information available upon request in accordance with Section 5 of this Appendix in their Member Handbooks.

     b) The Contractor must write Member Handbooks in a style and reading level that will accommodate the reading skills of many MMC and FHPlus Enrollees. In general the writing should be at no higher than a sixth-grade level, taking into consideration the need to incorporate and explain certain technical or unfamiliar terms to assure accuracy. The text must be printed in at least ten-point font, preferably twelve-point font. The SDOH reserves the right to require evidence that a handbook has been tested against the sixth-grade reading-level standard.

     c) The Contractor must make Member handbooks available in languages other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county in the Contractor's service area speak a language other than English as a first language. Member handbooks must be made accessible to non-English speaking and visually and hearing impaired Enrollees.

4.   REQUIREMENTS FOR HANDBOOK CONTENTS

     a)   General Overview (how the MMC or FHPlus product works)

          i) Explanation of the Contractor's MMC or FHPlus product, including what happens when an Eligible Person enrolls.

          ii) Explanation of the Contractor-issued Enrollee ID card, obtaining routine medical care, help by telephone, and general information pertaining to the Contractor's MMC or FHPlus product, i.e., location of the Contractor, providers, etc.

          iii) Invitation to attend scheduled orientation sessions and other educational and outreach activities.

     b)   Provider Listings

          i) The Contractor may include the following information in the handbook, as an insert to the handbook, or produce this information as a separate document and reference such document in the handbook.

               A) A current listing of providers, including facilities and site locations.


                                   APPENDIX E
                                 October 1, 2005
                                       E-3

               B) Separate listings of Participating Providers that are Primary Care Providers and specialty providers; including location, phone number, and board certification status.

               C) Listing also must include a notice of how to determine if a Participating Provider is accepting new patients.

     c)   Voluntary or Mandatory Enrollment - For MMC Program Only

          i)   Must indicate whether Enrollment is voluntary or mandatory.

          ii) If the Contractor offers a MMC product in both mandatory and voluntary counties, an explanation of the difference, i.e., Disenrollment rules, etc.

     d)   Choice of Primary Care Provider

          i) Explanation of the role of PCP as a coordinator of care, giving some examples, and how to choose one for self and family.

          ii) How to make an appointment with the PCP, importance of base line physical, immunizations and well-child care.

          iii) Explanation of different types of PCPs, i.e., family practice, pediatricians, internists, etc.

          iv) Notification that the Contractor will assign the Enrollee to a PCP if one is not chosen in thirty (30) days.

          v)   OB/GYN choice rules for women.

     e)   Changing Primary Care Provider

          i) Explanation of the Contractor's policy, timeframes, and process related to an Enrollee changing his or her PCP. (Enrollees may change PCPs thirty (30) days after the initial appointment with their PCP, and the Contractor may elect to limit the Enrollee to changing PCPs without cause once every six months.)

          ii)  Explanation of process for changing OB/GYN when applicable.

          iii) Explanation of requirements for choosing a specialist as PCP.

     f)   Referrals to Specialists (Participating or Non-Participating)

          i) Explanation of specialist care and how referrals are accomplished.

          ii)  Explanation of the process for changing specialists.


                                   APPENDIX E
                                 October 1, 2005
                                       E-4

          iii) Explanation of self-referral services, i.e., OB/GYN services, HIV counseling and testing, eye exams, etc.

          iv) Notice that an Enrollee may obtain a referral to a Non-Participating Provider when the Contractor does not have a Participating Provider with appropriate training or experience to meet the needs of the Enrollee; and the procedure for obtaining such referrals.

          v) Notice that an Enrollee with a condition that requires ongoing care from a specialist may request a standing referral to such a specialist; procedure for obtaining such referrals.

          vi) Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialist possessing the credentials to be responsible for providing or coordinating the Enrollee's medical care; and the procedure for obtaining such a specialist.

          vii) Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialty care center; and the procedure for obtaining such access.

     g)   Covered and Non-Covered Services

          i) Benefits and services covered by the Contractor's MMC or FHPlus product, including benefit maximums and limits.

          ii) Definition of medical necessity, as defined in this Agreement, and its use to determine whether benefits will be covered.

          iii) Medicaid covered services that are not covered by the Contractor's MMC product or are excluded from the MMC Program, and how to access these services. (MMC Program Member Handbooks only.)

          iv) A description of services not covered by MMC, Medicaid fee-for-service or the FHPlus Programs.

          v) Prior Authorization and other requirements for obtaining treatments and services.

          vi) Access to Family Planning and Reproductive Health services, and for MMC Program Member Handbooks, the Free Access policy for MMC Enrollees, pursuant to Appendix C of this Agreement.


                                   APPENDIX E
                                 October 1, 2005
                                       E-5

          vii) HIV counseling and testing free access policy. (MMC Program Member Handbooks only.)

          viii) Direct access policy for dental services provided at Article 28 clinics operated by academic dental centers when dental is in the Benefit Package. (MMC Program Member Handbooks only.)

          ix) The Contractor's policy relating to emergent and non-emergent transportation, including who to call and what to do if the Contractor's MMC product does not cover emergent or non-emergent transportation. (MMC Program Member Handbooks only.)

          x) For FHPlus Program Member Handbooks, coverage of emergent transportation and what to do if needed.

          xi) Contractor's toll-free number for Enrollee to call for more information.

          xii) Any cost-sharing (e.g. copays for Contractor covered services).

     h)   Out of Area Coverage

          Explanation of what to do and who to call if medical care is required when Enrollee is out of his or her county of fiscal responsibility or the Contractor's service area.

     i)   Emergency and Post Stabilization Care Access

          i) Definition of Emergency Services, as defined in law and regulation including examples of situations that constitute an emergency and situations that do not.

          ii) What to do in an emergency, including notice that services in a true emergency are not subject to prior approval.

          iii) A phone number to call if PCP is not available.

          iv) Explanation of what to do in non-emergency situations (PCP, urgent care, etc.).

          v) Locations where the Contractor provides Emergency Services and Post-stabilization Care Services.

          vi) Notice to Enrollees that in a true emergency they may access services at any provider of Emergency Services.

          vii) Definition of Post-Stabilization care services and how to access them.


                                   APPENDIX E
                                 October 1, 2005
                                       E-6

     j)   Actions and Utilization Review

          i) Circumstances under which Actions and utilization review will be undertaken (in accordance with Appendix F of this Agreement).

          ii) Toll-free telephone number of the utilization review department or subcontractor.

          iii) Time frames in which Actions and UR determinations must be made for prospective, retrospective, and concurrent reviews.

          iv)  Right to reconsideration.

          v) Right to file an Action Appeal, orally or in writing, including expedited and standard Action Appeals processes and the timeframes for Action Appeals.

          vi)  Right to designate a representative.

          vii) A notice that all Adverse Determinations will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further Action Appeal rights (if any).

     k)   Enrollment and Disenrollment Procedures

          i) Where appropriate, explanation of Lock-In requirements and when an Enrollee may change to another MCO, or for MMC Enrollees if permitted, return to Medicaid fee-for-service, for Good Cause, as defined in Appendix H of this Agreement.

          ii)  Procedures for Disenrollment.

          iii) LDSS, or Enrollment Broker as appropriate, phone number for information on Enrollment and Disenrollment.

     l)   Rights and Responsibilities of Enrollees

          i) Explanation of what an Enrollee has the right to expect from the Contractor in the way of medical care and treatment of the Enrollee as specified in Section 13.7 of this Agreement.

          ii)  General responsibilities of the Enrollee.

          iii) Enrollee's potential financial responsibility for payment when services are furnished by a Non-Participating Provider or are furnished by any provider without required authorization, or when a procedure, treatment, or service is not a covered benefit. Also note exceptions such as family planning and HIV counseling/testing.


                                   APPENDIX E
                                 October 1, 2005
                                       E-7

          iv) Enrollee's rights under State law to formulate advance directives.

          v) The manner in which Enrollees may participate in the development of Contractor policies.

     m)   Language

          Description of how the Contractor addresses the needs of non-English speaking Enrollees.

     n)   Grievance Procedures (Complaints)

          i) Right to file a Complaint regarding any dispute between the Contractor and an Enrollee (in accordance with Appendix F of the Agreement).

          ii)  Right to file a Complaint orally.

          iii) The Contractor's toll-free number for filing oral Complaints.

          iv)  Time frames and circumstances for expedited and standard
               Complaints.

          v) Right to appeal a Complaint determination and the procedures for filing a Complaint Appeal.

          vi) Time frames and circumstances for expedited and standard Complaint Appeals.

          vii) Right to designate a representative.

          viii) A notice that all determination involving clinical disputes will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further appeal rights (if any).

          ix)  SDOH's toll-free number for medically related Complaints.

          x) New York State Insurance Department number for certain complaints relating to billing.

     o)   Fair Hearing

          i) Explanation that the Enrollee has a right to a State fair hearing and aid to continue in some situations and that the Enrollee may be required to repay the Contractor for services received if the fair hearing decision is adverse to the Enrollee.

          ii) Describe situations when the Enrollee may ask for a fair hearing as described in Section 25 of this Agreement including: SDOH or LDSS decision about the Enrollee staying in or leaving the Contractor's MMC or FHPlus product;


                                   APPENDIX E
                                 October 1, 2005
                                       E-8

               Contractor determination that stops or limits Medicaid benefits; and Contractor's Complaint determination that upholds a provider's decision not to order Enrollee-requested services.

          iii) Describe how to request a fair hearing (assistance through member services, LDSS, State fair hearing contact).

     p)   External Appeals

          i) Description of circumstances under which an Enrollee may request an External Appeal.

          ii) Timeframes for applying for External Appeal and for decision-making.

          iii) How and where to apply.

          iv)  Describe expedited External Appeal timeframe.

          v) Process for Contractor and Enrollee to agree on waiving the Contractor's internal UR Appeals process.

     q)   Payment Methodologies

          Description prepared annually of the types of methodologies the Contractor uses to reimburse providers, specifying the type of methodology used to reimburse particular types of providers or for the provision of particular types of services.

     r)   Physician Incentive Plan Arrangements

          The Member Handbook must contain a statement indicating the Enrollees and Prospective Enrollees are entitled to ask if the Contractor has special financial arrangements with physicians that can affect the use of referrals and other services that they might need and how to obtain this information.

     s)   How and Where to Get More Information

          i) How to access a member services representative through a toll-free number.

          ii)  How and when to contact LDSS for assistance.

5.   OTHER INFORMATION AVAILABLE UPON ENROLLEE'S REQUEST

     a) Information on the structure and operation of the Contractor's organization. List of the names, business addresses, and official positions of the membership of the board of directors, officers, controlling persons, owners or partners of the Contractor.


                                   APPENDIX E
                                 October 1, 2005
                                       E-9

     b) Copy of the most recent annual certified financial statement of the Contractor, including a balance sheet and summary of receipts and disbursements prepared by a CPA.

     c)   Copy of the most recent individual, direct pay subscriber contracts.

     d)   Information relating to consumer complaints compiled pursuant to
          Section 210 of the Insurance Law.

     e) Procedures for protecting the confidentiality of medical records and other Enrollee information.

     f) Written description of the organizational arrangements and ongoing procedures of the Contractor's quality assurance program.

     g) Description of the procedures followed by the Contractor in making determinations about the experimental or investigational nature of medical devices, or treatments in clinical trials.

     h) Individual health practitioner affiliations with Participating hospitals.

     i) Specific written clinical review criteria relating to a particular condition or disease and, where appropriate, other clinical information which the Contractor might consider in its Service Authorization or utilization review process.

     j) Written application procedures and minimum qualification requirements for health care providers to be considered by the Contractor.

     k) Upon request, the Contractor is required to provide the following information on the incentive arrangements affecting Participating Providers to Enrollees, previous Enrollees and Prospective Enrollees:

          i) Whether the Contractor's Provider Agreements or subcontracts include Physician Incentive Plans (PIP) that affect the use of referral services.

          ii)  Information on the type of incentive arrangements used.

          iii) Whether stop-loss protection is provided for physicians and physicians groups.

          iv) If the Contractor is at substantial financial risk, as defined in the PIP regulations, a summary of the required customer satisfaction survey results.


                                   APPENDIX E
                                 October 1, 2005
                                      E-10

                                   APPENDIX F

                       NEW YORK STATE DEPARTMENT OF HEALTH
                    ACTION AND GRIEVANCE SYSTEM REQUIREMENTS
                           FOR MMC AND FHPLUS PROGRAMS

                        F.1 ACTION REQUIREMENTS

                        F.2 GRIEVANCE SYSTEM REQUIREMENTS


                                   APPENDIX F
                                 October 1, 2005
                                       F-1

                                      F.1 '

                              ACTION REQUIREMENTS

1.   DEFINITIONS

     a) Service Authorization Request means a request by an Enrollee, or a provider on the Enrollee's behalf, to the Contractor for the provision of a service, including a request for a referral or for a non-covered service.

          i) Prior Authorization Request is a Service Authorization Request by the Enrollee, or a provider on the Enrollee's behalf, for coverage of a new service, whether for a new authorization period or within an existing authorization period, before such service is provided to the Enrollee.

          ii) Concurrent Review Request is a Service Authorization Request by an Enrollee, or a provider on Enrollee's behalf, for continued, extended or more of an authorized service than what is currently authorized by the Contractor.

     b) Service Authorization Determination means the Contractor's approval or denial of a Service Authorization Request.

     c) Adverse Determination means a denial of a Service Authorization Request by the Contractor on the basis that the requested service is not Medically Necessary or an approval of a Service Authorization Request is in an amount, duration, or scope that is less than requested.

     d) An Action means an activity of a Contractor or its subcontractor that results in:

          i) the denial or limited authorization of a Service Authorization Request, including the type or level of service;

          ii) the reduction, suspension, or termination of a previously authorized service;

          iii) the denial, in whole or in part, of payment for a service;

          iv) failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement; or

          v) failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix.


                                   APPENDIX F
                                 October 1, 2005
                                       F-2

2.   GENERAL REQUIREMENTS

     a) The Contractor's policies and procedures for Service Authorization Determinations and utilization review determinations shall comply with 42 CFR Part 438 and Article 49 of the PHL, including but not limited to the following:

          i) Expedited review of a Service Authorization Request must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request expedited review of a Prior Authorization Request or Concurrent Review Request. If the Contractor denies the Enrollee's request for expedited review, the Contractor must handle the request under standard review timeframes.

          ii) Any determination to deny a Service Authorization Request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a licensed, certified, or registered health care professional. If such Adverse Determination was based on medical necessity, the determination must be made by a clinical peer reviewer as defined by PHL
               Section 4900(2)(a).

          iii) The Contractor is required to provide notice by phone and in writing to the Enrollee and to the provider of Service Authorization Determinations, whether adverse or not, within the timeframe specified in Section 3 below. Notice to the provider must contain the same information as the Notice of Action for the Enrollee.

          iv) The Contractor is required to provide the Enrollee written notice of any Action other than a Service Authorization Determinations within the timeframe specified in Section 4 below.

3.   TIMEFRAMES FOR SERVICE AUTHORIZATION DETERMINATIONS

     a) For Prior Authorization Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

          i) In the case of an expedited review, three (3) business days after receipt of the Service Authorization Request; or

          ii) In all other cases, within three (3) business days of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization request.


                                   APPENDIX F
                                 October 1, 2005
                                       F-3

     b) For Concurrent Review Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

          i) In the case of an expedited review, one (1) business day after receipt of necessary information but no more than three (3) business days after receipt of the Service Authorization Request; or

          ii) In all other cases, within one (1) business day of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization Request.

     c) Timeframes for Service Authorization Determinations may be extended for up to fourteen (14) days if:

          i) the Enrollee, the Enrollee's designee, or the Enrollee's provider requests an extension orally or in writing; or

          ii) The Contractor can demonstrate or substantiate that there is a need for additional information and how the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

     d) If the Contractor extended its review as provided in paragraph 3(c) above, the Contractor must make a Service Authorization Determination and notice the Enrollee by phone and in writing as fast as the Enrollee's condition requires and within three (3) business days after receipt of necessary information for Prior Authorization Requests or within one (1) business day after receipt of necessary information for Concurrent Review Requests, but in no event later than the date the extension expires.

4. TIMEFRAMES FOR NOTICES OF ACTIONS OTHER THAN SERVICE AUTHORIZATIONS DETERMINATIONS

     a) When the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, it must provide the Enrollee with a written notice at least ten (10) days prior to the intended Action, except:

          i) the period of advance notice is shortened to five (5) days in cases of confirmed Enrollee fraud; or

          ii) the Contractor may mail notice not later than date of the Action for the following:

               A)   the death of the Enrollee;


                                   APPENDIX F
                                 October 1, 2005
                                       F-4

               B) a signed written statement from the Enrollee requesting service termination or giving information requiring termination or reduction of services (where the Enrollee understands that this must be the result of supplying the information);

               C) the Enrollee's admission to an institution where the Enrollee is ineligible for further services;

               D) the Enrollee's address is unknown and mail directed to the Enrollee is returned stating that there is no forwarding address;

               E) the Enrollee has been accepted for Medicaid services by another jurisdiction; or

               F) the Enrollee's physician prescribes a change in the level of medical care.

     b) The Contractor must mail written notice to the Enrollee on the date of the Action when the Action is denial of payment, in whole or in part, except as provided in paragraph F.1 6(b) below.

     c) When the Contractor does not reach a determination within the Service Authorization Determination timeframes described above, it is considered an Adverse Determination, and the Contractor must send notice of Action to the Enrollee on the date the timeframes expire.

5.   FORMAT AND CONTENT OF NOTICES

     a) The Contractor shall ensure that all notices are in writing, in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

          i) Notice to the Enrollee that the Enrollee's request for an expedited review has been denied shall include that the request will be reviewed under standard timeframes, including a description of the timeframes.

          ii) Notice to the Enrollee regarding a Contractor-initiated extension shall include:

               A)   the reason for the extension;

               B) an explanation of how the delay is in the best interest of the Enrollee; '

               C) any additional information the Contractor requires from any source to make its determination;

               D) the right of the Enrollee to file a Complaint (as defined in Appendix F.2 of this Agreement) regarding the extension;

               E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

               F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

               G) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints.


                                   APPENDIX F
                                 October 1, 2005
                                       F-5

          iii) Notice to the Enrollee of an Action shall include:

               A) the description of the Action the Contractor has taken or intends to take;

               B) the reasons for the Action, including the clinical rationale, if any;

               C) the Enrollee's right to file an Action Appeal (as defined in Appendix F.2 of this Agreement), including:

                    I) The fact that the Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed an Action Appeal.

                    II) The right of the Enrollee to designate a representative to file Action Appeals on his/her behalf;

               D) the process and timeframe for filing an Action Appeal with the Contractor, including an explanation that an expedited review of the Action Appeal can be requested if a delay would significantly increase the risk to an Enrollee's health, a toll-free number for filing an oral Action Appeal and a form, if used by the Contractor, for filing a written Action Appeal;

               E) a description of what additional information, if any, must be obtained by the Contractor from any source in order for the Contractor to make an Appeal determination;

               F) the timeframes within which the Action Appeal determination must be made;

               G) the right of the Enrollee to contact the New York State Department of Health with his or her Complaint, including the SDOH's toll-free number for Complaints; and

               H) the notice entitled "Managed Care Action Taken" for denial of benefits or for termination or reduction in benefits, as applicable, containing the Enrollee's fair hearing and aid continuing rights.

               I) For Actions based on issues of Medical Necessity or an experimental or investigational treatment, the notice of Action shall also include:

                    I) a clear statement that the notice constitutes the initial adverse determination and specific use of the terms "medical necessity" or
                         "experimental/investigational";

                    II) a statement that the specific clinical review criteria relied upon in making the determination is available upon request; and

                    III) a statement that the Enrollee may be eligible for an
                         External Appeal.

6.   CONTRACTOR OBLIGATION TO NOTICE

     a) The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

          i) the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

          ii) the Contractor determines that a service does not have appropriate authorization;

          iii) the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;


                                   APPENDIX F
                                 October 1, 2005
                                       F-6

          iv) the Contractor denies a claim or service due to medical necessity;

          v) the Contractor rejects a claim or denies payment due to a late claim submission;

          vi) the Contractor denies a claim because it has determined that the Enrollee was not eligible for MMC or FHPlus coverage on the date of service;

          vii) the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

          viii) the Contractor denies a claim because it has determined it is not the appropriate payor; or

          ix) the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider.

     b) The Contractor is not required to provide written Notice of Action to Enrollees in the following circumstances:

          i) When there is a prepaid capitation arrangement with a Participating Provider and the Participating Provider submits a fee-for-service claim to the Contractor for a service that falls within the capitation payment;

          ii) if a Participating Provider of the Contractor itemizes or "unbundles" a claim for services encompassed by a previously negotiated global fee arrangement;

          iii) if a duplicate claim is submitted by the Enrollee or a Participating Provider, no notice is required, provided an initial notice has been issued;

          iv) if the claim is for a service that is carved-out of the MMC Benefit Package and is provided to a MMC Enrollee through Medicaid fee-for-service, however, the Contractor should notify the provider to submit the claim to Medicaid;

          v) if the Contractor makes a coding adjustment to a claim (up-coding or down-coding) and its Provider Agreement with the Participating Provider includes a provision allowing the Contractor to make such adjustments;

          vi) if the Contractor has paid the negotiated amount reflected in the Provider Agreement with a Participating Provider for the services provided to the Enrollee and denies the Participating Provider's request for additional payment; or

          vii) if the Contractor has not yet adjudicated the claim. If the Contractor has pended the claim while requesting additional information, a notice is not required until the coverage determination has been made.


                                   APPENDIX F
                                 October 1, 2005
                                       F-7

                                       F.2

                          GRIEVANCE SYSTEM REQUIREMENTS

1.   DEFINITIONS

     a) A Grievance System means the Contractor's Complaint and Appeal process, and includes a Complaint and Complaint Appeal process, a process to appeal Actions, and access to the State's fair hearing system.

     b) For the purposes of this Agreement, a Complaint means an Enrollee's expression of dissatisfaction with any aspect of his or her care other than an Action. A "Complaint" means the same as a "grievance" as defined by 42 CFR Section 438.400 (b).

     c)   An Action Appeal means a request for a review of an Action.

     d) A Complaint Appeal means a request for a review of a Complaint determination.

     e) An Inquiry means a written or verbal question or request for information posed to the Contractor with regard to such issues as benefits, contracts, and organization rules. Neither Enrollee Complaints nor disagreements with Contractor determinations are Inquiries.

2.   GRIEVANCE SYSTEM - GENERAL REQUIREMENTS

     a) The Contractor shall describe its Grievance System in the Member Handbook, and it must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section
          13.4 and The Member Handbook Guidelines (Appendix E) of this
          Agreement.

     b) The Contractor will provide Enrollees with any reasonable assistance in completing forms and other procedural steps for filing a Complaint, Complaint Appeal or Action Appeal, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

     c) The Enrollee may designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf.

     d) The Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed a Complaint, Complaint Appeal or Action Appeal.


                                   APPENDIX F
                                 October 1, 2005
                                       F-8

     e) The Contractor's procedures for accepting Complaints, Complaint Appeals and Action Appeals shall include:

          i)   toll-free telephone number;

          ii)  designated staff to receive calls;

          iii) "live" phone coverage at least forty (40) hours a week during normal business hours;

          iv)  a mechanism to receive after hours calls, including either:

               A) a telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the calls were recorded; or

               B) a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone Complaints, whenever a delay would significantly increase the risk to an Enrollee's health.

     f) The Contractor must ensure that personnel making determinations regarding Complaints, Complaint Appeals and Action Appeals were not involved in previous levels of review or decision-making. If any of the following applies, determinations must be made by qualified clinical personnel as specified in this Appendix:

          i)   A denial Action Appeal based on lack of medical necessity.

          ii) A Complaint regarding denial of expedited resolution of an Action Appeal.

          iii) A Complaint, Complaint Appeal, or Action Appeal that involves clinical issues.

3.   ACTION APPEALS PROCESS

     a) The Contractor's Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

          i) The Enrollee, or his or her designee, will have no less than sixty (60) business days from the date of the notice of Action to file an Action Appeal. An Enrollee filing an Action Appeal within 10 days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, or termination of previously approved services may request "aid continuing" in accordance with Section 25.4 of this Agreement.

          ii) The Enrollee may file a written Action Appeal or an oral Action Appeal. Oral Action Appeals must be followed by a written, signed, Action Appeal. The Contractor may provide a written summary of an oral Action Appeal to the Enrollee (with the acknowledgement or separately) for the Enrollee to review,


                                   APPENDIX F
                                 October 1, 2005
                                       F-9
               modify if needed, sign and return to the Contractor. If the Enrollee or provider requests expedited resolution of the Action Appeal, the oral Action Appeal does not need to be confirmed in writing. The date of the oral filing of the Action Appeal will be the date of the Action Appeal for the purposes of the timeframes for resolution of Action Appeals. Action Appeals resulting from a Concurrent Review must be handled as an expedited Action Appeal.

          iii) The Contractor must send a written acknowledgement of the Action Appeal within fifteen (15) days of receipt. If a determination is reached before the written acknowledgement is sent, the Contractor may include the written acknowledgement with the notice of Action Appeal determination (one notice).

          iv) The Contractor must provide the Enrollee reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor must inform the Enrollee of the limited time to present such evidence in the case of an expedited Action Appeal. The Contractor must allow the Enrollee or his or her designee, both before and during the Action Appeals process, to examine the Enrollee's case file, including medical records and any other documents and records considered during the Action Appeals process. The Contractor will consider the Enrollee, his or her designee, or legal estate representative of a deceased Enrollee a party to the Action Appeal.

          v) The Contractor must have a process for handling expedited Action Appeals. Expedited resolution of the Action Appeal must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request an expedited review of an Action Appeal. If the Contractor denies the Enrollee's request for an expedited review, the Contractor must handle the request under standard Action Appeal resolution timeframes, make reasonable efforts to provide prompt oral notice of the denial to the Enrollee and send written notice of the denial within two (2) days of the denial determination.

          vi) The Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an Enrollee's Appeal.

          vii) Action Appeals of clinical matters must be decided by personnel qualified to review the Action Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL Section 4900(2)(a). Action Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original determination.


                                   APPENDIX F
                                 October 1, 2005
                                      F-10

4.   TIMEFRAMES FOR RESOLUTION OF ACTION APPEALS

     a) The Contractor's Action Appeals process shall indicate the following specific timeframes regarding Action Appeal resolution:

          i) The Contractor will resolve Action Appeals as fast as the Enrollee's condition requires, and no later than thirty (30) days from the date of the receipt of the Action Appeal.

          ii) The Contractor will resolve expedited Action Appeals as fast as the Enrollee's condition requires, within two (2) business days of receipt of necessary information and no later than three (3) business days of the date of the receipt of the Action Appeal.

          iii) Timeframes for Action Appeal resolution may be extended for up to fourteen (14) days if:

               A) the Enrollee, his or her designee, or the provider requests an extension orally or in writing; or

               B) the Contractor can demonstrate or substantiate that there is a need for additional information and the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

          iv) The Contractor will make a reasonable effort to provide oral notice to the Enrollee, his or her designee, and the provider where appropriate, for expedited Action Appeals at the time the Action Appeal determination is made.

          v) The Contractor must send written notice to the Enrollee, his or her designee, and the provider where appropriate, within two (2) business days of the Action Appeal determination.

5.   ACTION APPEAL NOTICES

     a) The Contractor shall ensure that all notices are in writing and in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

          i) Notice to the Enrollee that the Enrollee's request for an expedited Action Appeal has been denied shall include that the request will be reviewed under standard Action Appeal timeframes, including a description of the timeframes. This notice may be combined with the acknowledgement.


                                   APPENDIX F
                                 October 1, 2005
                                      F-11

          ii) Notice to the Enrollee regarding an Contractor-initiated extension shall include:

               A)   the reason for the extension;

               B) an explanation of how the delay is in the best interest of the Enrollee;

               C) any additional information the Contractor requires from any source to make its determination;

               D) the right of the Enrollee to file a Complaint regarding the extension;

               E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

               F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

               G) the right of the Enrollee to contact the New York State Department of Health regarding his or her their Complaint, including the SDOH's toll-free number for Complaints.

          iii) Notice to the Enrollee of Action Appeal Determination shall include:

               A) Date the Action Appeal was filed and a summary of the Action Appeal;

               B)   Date the Action Appeal process was completed;

               C) the results and the reasons for the determination, including the clinical rationale, if any;

               D) If the determination was not in favor of the Enrollee, a description of Enrollee's fair hearing rights, if applicable;

               E) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints; and

               F) For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:

                    I) a clear statement that the notice constitutes the final adverse determination and specifically use the terms "medical necessity" or "experimental/investigational;"

                    II)  the Enrollee's coverage type;

                    III) the procedure in question, and if available and
                         applicable the name of the provider and
                         developer/manufacturer of the health care service;

                    IV) statement that the Enrollee is eligible to file an External Appeal and the timeframe for filing;

                    V) a copy of the "Standard Description and Instructions for Health Care Consumers to Request an External Appeal" and the External Appeal application form;

                    VI)  the Contractor's contact person and telephone number;

                    VII) the contact person, telephone number, company name and full address of the utilization review agent, if the determination was made by the agent; and

                    VIII) if the Contractor has a second level internal review process, the notice shall contain instructions on how to file a second level Action Appeal and a statement in bold text that the timeframe for requesting an External Appeal begins upon receipt of the final adverse determination


                                   APPENDIX F
                                 October 1, 2005
                                      F-12
                         of the first level Action Appeal, regardless of whether or not a second level of Action Appeal is requested, and that by choosing to request a second level Action Appeal, the time may expire for the Enrollee to request an External Appeal.

6.   COMPLAINT PROCESS

     a) The Contractor' Complaint process shall include the following regarding the handling of Enrollee Complaints:

          i) The Enrollee, or his or her designee, may file a Complaint regarding any dispute with the Contractor orally or in writing. The Contractor may have requirements for accepting written Complaints either by letter or Contractor supplied form. The Contractor cannot require an Enrollee to file a Complaint in writing.

          ii) The Contractor must provide written acknowledgment of any Complaint not immediately resolved, including the name, address and telephone number of the individual or department handling the Complaint, within fifteen (15) business days of receipt of the Complaint. The acknowledgement must identify any additional information required by the Contractor from any source to make a determination. If a Complaint determination is made before the written acknowledgement is sent, the Contractor may include the acknowledgement with the notice of the determination (one notice).

          iii) Complaints shall be reviewed by one or more qualified personnel.

          iv) Complaints pertaining to clinical matters shall be reviewed by one or more licensed, certified or registered health care professionals in addition to whichever non-clinical personnel the Contractor designates.

7.   TIMEFRAMES FOR COMPLAINT RESOLUTION BY THE CONTRACTOR

     a) The Contractor's Complaint process shall indicate the following specific timeframes regarding Complaint resolution:

          i) If the Contractor immediately resolves an oral Complaint to the Enrollee's satisfaction, that Complaint may be considered resolved without any additional written notification to the Enrollee. Such Complaints must be logged by the Contractor and included in the Contractor's quarterly HPN Complaint report submitted to SDOH in accordance with Section 18 of this Agreement.

          ii) Whenever a delay would significantly increase the risk to an Enrollee's health, Complaints shall be resolved within forty-eight (48) hours after receipt of all necessary information and no more than seven (7) days from the receipt of the Complaint.


                                   APPENDIX F
                                 October 1, 2005
                                      F-13

          iii) All other Complaints shall be resolved within forty-five (45) days after the receipt of all necessary information and no more than sixty (60) days from receipt of the Complaint. The Contractor shall maintain reports of Complaints unresolved after forty-five (45) days in accordance with Section 18 of this Agreement.

8.   COMPLAINT DETERMINATION NOTICES

     a) The Contractor's procedures regarding the resolution of Enrollee Complaints shall include the following:

          i) Complaint Determinations by the Contractor shall be made in writing to the Enrollee or his/her designee and include:

               A)   the detailed reasons for the determination;

               B) in cases where the determination has a clinical basis, the clinical rationale for the determination;

               C) the procedures for the filing of an appeal of the determination, including a form, if used by the Contractor, for the filing of such a Complaint Appeal; and notice of the right of the Enrollee to contact the State Department of Health regarding his or her Complaint, including SDOH's toll-free number for Complaints.

          ii) If the Contractor was unable to make a Complaint determination because insufficient information was presented or available to reach a determination, the Contractor will send a written statement that a determination could not be made to the Enrollee on the date the allowable time to resolve the Complaint has expired.

          iii) In cases where delay would significantly increase the risk to an Enrollee's health, the Contractor shall provide notice of a determination by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available, some other method of communication, with written notice to follow within three (3) business days.

9.   COMPLAINT APPEALS

     a) The Contractor's procedures regarding Enrollee Complaint Appeals shall include the following:

          i) The Enrollee or designee has no less than sixty (60) business days after receipt of the notice of the Complaint determination to file a written Complaint Appeal. Complaint Appeals may be submitted by letter or by a form provided by the Contractor.

          ii) Within fifteen (15) business days of receipt of the Complaint Appeal, the Contractor shall provide written acknowledgment of the Complaint Appeal, including the name, address and telephone number of the individual designated to


                                   APPENDIX F
                                 October 1, 2005
                                      F-14
               respond to the Appeal. The Contractor shall indicate what additional information, if any, must be provided for the Contractor to render a determination.

          iii) Complaint Appeals of clinical matters must be decided by personnel qualified to review the Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL Section 4900(2)(a).

          iv) Complaint Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original Complaint determination.

          v) Complaint Appeals shall be decided and notification provided to the Enrollee no more than:

               A) two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee's health; or

               B) thirty (30) business days after the receipt of all necessary information in all other instances.

          vi) The notice of the Contractor's Complaint Appeal determination shall include:

               A)   the detailed reasons for the determination;

               B) the clinical rationale for the determination in cases where the determination has a clinical basis;

               C) the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health with his/her Complaint, including the SDOH's toll-free number for Complaints;

               D)   instructions for any further Appeal, if applicable.

10.  RECORDS

     a) The Contractor shall maintain a file on each Complaint, Action Appeal and Complaint Appeal. These records shall be readily available for review by the SDOH, upon request. The file shall include:

          i)   date the Complaint was filed;

          ii)  copy of the Complaint, if written;

          iii) date of receipt of and copy of the Enrollee' s written confirmation, if any;

          iv) log of Complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the Complaint;

          v)   date and copy of the Enrollee's Action Appeal or Complaint
               Appeal;


                                   APPENDIX F
                                 October 1, 2005
                                      F-15

          vi) Enrollee or provider requests for expedited Action Appeals and Complaint Appeals and the Contractor's determination;

          vii) necessary documentation to support any extensions;

          viii) determination and date of determination of the Action Appeals and Complaint Appeals;

          ix) the titles and credentials of clinical staff who reviewed the Action Appeals and Complaint Appeals; and

          x)   Complaints unresolved for greater than forty-five (45) days.


                                   APPENDIX F
                                 October 1, 2005
                                      F-16

                                   APPENDIX G

                      SDOH REQUIREMENTS FOR THE PROVISION
                         OF EMERGENCY CARE AND SERVICES


                                   APPENDIX G
                                 October 1, 2005
                                       G-1

                            SDOH REQUIREMENTS FOR THE
                    PROVISION OF EMERGENCY CARE AND SERVICES

1.   DEFINITIONS

     a) "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

          i) placing the health of the person afflicted with such condition in serious jeopardy or, in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or

          ii)  serious impairment to such person's bodily functions; or

          iii) serious dysfunction of any bodily organ or part of such person;
               or

          iv)  serious disfigurement of such person.

     b) "EMERGENCY SERVICES" means health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

     c) "POST-STABILIZATION CARE SERVICES" means covered services, related to an emergency medical condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in Section 3 below, to improve or resolve the Enrollee's condition.

2.   COVERAGE AND PAYMENT OF EMERGENCY SERVICES

     a) The Contractor must cover and pay for Emergency Services regardless of whether the provider that furnishes the services has a contract with the Contractor.

     b) The Contractor must advise Enrollees that they may access Emergency Services at any Emergency Services provider.

     c) Prior authorization for treatment of an Emergency Medical Condition is never required.


                                   APPENDIX G
                                 October 1, 2005
                                       G-2

     d) The Contractor may not deny payment for treatment obtained in either of the following circumstances:

          i) An Enrollee had an Emergency Medical Condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in the definition of Emergency Medical Condition above.

          ii) A representative of the Contractor instructs the Enrollee to seek Emergency Services.

     e)   A Contractor may not:

          i) limit what constitutes an Emergency Medical Condition based on lists of diagnoses or symptoms; or

          ii) refuse to cover emergency room services based on the failure of the provider or the Enrollee to give the Contractor notice of the emergency room visit.

     f) An Enrollee who has an Emergency Medical Condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

     g) The attending emergency physician, or the provider actually treating the Enrollee, is responsible for determining when the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor for payment.

3.   COVERAGE AND PAYMENT OF POST-STABILIZATION CARE SERVICES

     a) The Contractor is financially responsible for Post-stabilization Care Services furnished by a provider within or outside the Contractor's network when:

          i) they are pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative;

          ii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain the Enrollee's stabilized condition within one (1) hour of a request to the Contractor for pre-approval of further Post-stabilization Care Services;

          iii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain, improve or resolve the Enrollee's stabilized condition if:

               A) The Contractor does not respond to a request for pre-approval within one (1) hour;

               B)   The Contractor cannot be contacted; or


                                   APPENDIX G
                                 October 1, 2005
                                       G-3

               C) The Contractor's representative and the treating physician cannot reach an agreement concerning the Enrollee's care and a plan physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria in 3(b) is met.

          iv) The Contractor must limit charges to Enrollees for Post-stabilization Care Services to an amount no greater than what the organization would charge the Enrollee if he or she had obtained the services through the Contractor.

     b) The Contractor's financial responsibility to the treating emergency provider for Post-stabilization Care Services it has not pre-approved ends when:

          i) A plan physician with privileges at the treating hospital assumes responsibility for the Enrollee's care;

          ii) A plan physician assumes responsibility for the Enrollee's care through transfer;

          iii) A Contractor representative and the treating physician reach an agreement concerning the Enrollee's care or

          iv)  The Enrollee is discharged.

4.   PROTOCOL FOR ACCEPTABLE TRANSFER BETWEEN FACILITIES

     a)   All relevant COBRA requirements must be met.

     b) The Contractor must provide for an appropriate (as determined by the emergency department physician) transfer method/level with personnel as needed.

     c) The Contractor must contact/arrange for an available, accepting physician and patient bed at the receiving institution.

     d) If a patient is not transferred within eight (8) hours to an appropriate inpatient setting after the decision to admit has been made, then admission at the original facility is deemed authorized.

5.   TRIAGE FEES

     For emergency room services that do not meet the definition of Emergency Medical Condition, the Contractor shall pay the hospital a triage fee of $40.00 in the absence of a negotiated rate.


                                   APPENDIX G
                                 October 1, 2005
                                       G-4

6.   EMERGENCY TRANSPORTATION

     When emergency transportation is included in the Contractor's Benefit Package, the Contractor shall reimburse the transportation provider for all emergency ambulance services without regard to final diagnosis or prudent layperson standards.


                                   APPENDIX G
                                 October 1, 2005
                                       G-5

                                   APPENDIX H

                NEW YORK STATE DEPARTMENT OF HEALTH REQUIREMENTS
              FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS
                         IN THE MMC AND FHPLUS PROGRAMS


                                   APPENDIX H
                                 October 1, 2005

                                SDOH REQUIREMENTS
              FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS
                         IN THE MMC AND FHPLUS PROGRAMS

1.   GENERAL

     The Contractor's Enrollment and Disenrollment procedures shall be consistent with these requirements, except that to allow LDSS and the Contractor flexibility in developing processes that will meet the needs of both parties, SDOH may allow modifications to timeframes and some procedures. Where an Enrollment Broker exists, the Enrollment Broker may be responsible for some or all of the LDSS responsibilities.

2.   ENROLLMENT

     a)   SDOH Responsibilities:

          i) The SDOH is responsible for monitoring LDSS program activities and providing technical assistance to the LDSS and the Contractor to ensure compliance with the State's policies and procedures.

          ii) SDOH reviews and approves proposed Enrollment materials prior to the Contractor publishing and disseminating or otherwise using the materials.

     b)   LDSS Responsibilities:

          i) The LDSS has the primary responsibility for the Enrollment process.

          ii) Each LDSS determines Medicaid and FHPlus eligibility. To the extent practicable, the LDSS will follow up with Enrollees when the Contractor provides documentation of any change in status which may affect the Enrollee's Medicaid, FHPlus, or MMC eligibility.

          iii) The LDSS is responsible for coordinating the Medicaid and FHPlus application and Enrollment processes.

          iv) The LDSS is responsible for providing pre-enrollment information to Eligible Persons, consistent with Sections 364-j(4)(e)(iv) and 369-ee of the SSL, and the training of persons providing Enrollment counseling to Eligible Persons.

          v) The LDSS is responsible for informing Eligible Persons of the availability of MCOs and HIV SNPs offering MMC and/or FHPlus products and the scope of services covered by each.

          vi) The LDSS is responsible for informing Eligible Persons of the right to confidential face-to-face Enrollment counseling and will make confidential face-to-face sessions available upon request.


                                   APPENDIX H
                                 October 1, 2005
                                       H-2

          vii) The LDSS is responsible for instructing Eligible Persons to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee. The LDSS includes such instructions to Eligible Persons in its written materials related to Enrollment.

          viii) For Enrollments made during face-to-face counseling, if the Prospective Enrollee has a preference for particular medical services providers, Enrollment counselors shall verify with the medical services providers that such medical services providers whom the Prospective Enrollee prefers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

          ix) The LDSS is responsible for the timely processing of managed care Enrollment applications, Exemptions, and Exclusions.

          x) The LDSS is responsible for determining the status of Enrollment applications. Applications will be enrolled, pended or denied. The LDSS will notify the Contractor of the denial of any Enrollment applications that the Contractor assisted in completing and submitting to the LDSS under the circumstances described in 2(c)(i) of this Appendix.

          xi) The LDSS is responsible for determining the Exemption and Exclusion status of individuals determined to be eligible for Medicaid under Title 11 of the SSL.

               A) Exempt means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan, that are not required to participate in the MMC Program; however, individuals designated as Exempt may elect to voluntarily enroll.

               B) Excluded means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan, that are precluded from participating in the MMC Program.

          xii) Individuals eligible for Medicaid under Title 11 of the SSL in the following categories will be eligible for Enrollment in the Contractor's MMC product at the LDSS's option, as indicated in
               Schedule 2 of Appendix M.

               A)   Foster care children in the direct care of LDSS;

               B)   Homeless persons living in shelters outside of New York
                    City.


                                   APPENDIX H
                                 October 1, 2005
                                       H-3

          xiii) The LDSS is responsible for entering individual Enrollment form data and transmitting that data to the State's Prepaid Capitation Plan (PCP) Subsystem. The transfer of Enrollment information may be accomplished by any of the following:

               A)   LDSS directly enters data into PCP Subsystem; or

               B) LDSS or Contractor submits a tape to the State, to be edited and entered into PCP Subsystem; or

               C) LDSS electronically transfers data, via a dedicated line or Medicaid Eligibility Verification System (MEVS) to the PCP Subsystem.

          xiv) The LDSS is responsible for sending the following required notices to Eligible Persons:

               A)   For mandatory MMC program only - Initial Notification
                    Letter: This letter informs Eligible Persons about the mandatory MMC program and the timeframes for choosing a MCO offering a MMC product. Included with the letter are managed care brochures, an Enrollment form, and information on their rights and responsibilities under this program, including the option for HIV/AIDS infected individuals who are categorically exempt from the mainstream MMC program to enroll in an HIV SNP on a voluntary basis in LDSS jurisdictions where HIV SNPs exist.

               B) For mandatory MMC program only - Reminder Letter: A letter to all Eligible Persons in a mandatory category who have not responded by submitting a completed Enrollment form within thirty (30) days of being sent or given an Enrollment packet.

               C)   For MMC program - Enrollment Confirmation Notice for MMC
                    Enrollees: This notice indicates the Effective Date of Enrollment, the name of the MCO and all individuals who are being enrolled. This notice should also be used for case additions and re-enrollments into the same MCO. There is no requirement that an Enrollment Confirmation Notice be sent to FHPlus Enrollees.

               D) Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for Enrollment into the MMC or FHPlus program. This notice must include fair hearing rights. This notice is not required when Medicaid or FHPlus eligibility is being denied (or closed).

               E) For MMC program only - Exemption Request Forms: Exemption forms are provided to MMC Eligible Persons upon request if they wish to apply for an Exemption. Individuals precoded on the system as meeting Exemption or


                                   APPENDIX H
                                 October 1, 2005
                                       H-4

                    Exclusion criteria do not need to complete an Exemption request form. This notice is required for mandatory MMC Eligible Persons.

               F) For MMC program only - Exemption and Exclusion Request Approval or Denial: This notice is designed to inform a recipient who applied for an exemption or who failed to provide documentation of exclusion criteria when requested by the LDSS of the LDSS's disposition of the request, including the right to a fair hearing if the request for exemption or exclusion is denied. This notice is required for voluntary and mandatory MMC Eligible Persons.

     c)   Contractor Responsibilities:

          i) To the extent permitted by law and regulation, the Contractor may accept Enrollment forms from Potential Enrollees for the MMC program, provided that the appropriate education has been provided to the Potential Enrollee by the LDSS pursuant to
               Section 2(b) of this Appendix. In those instances, the Contractor will submit resulting Enrollments to the LDSS, within a maximum of five (5) business days from the day the Enrollment is received by the Contractor (unless otherwise agreed to by SDOH and LDSS).

          ii) The Contractor must notify new MMC and FHPlus Enrollees of their Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment is different from that previously given to the Enrollee, the Contractor must notify the Enrollee of the actual date of Enrollment. This may be accomplished through a Welcome Letter. To the extent practicable, such notification must precede the Effective Date of Enrollment.

          iii) The Contractor must report any changes in status for its enrolled members to the LDSS within five (5) business days of such information becoming known to the Contractor. This includes, but is not limited to, factors that may impact Medicaid or FHPlus eligibility such as address changes, verification of pregnancy, incarceration, third party insurance, etc.

          iv) The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

          v) The Contractor shall accept all Enrollments as ordered by the Office of Temporary and Disability Assistance's Office of Administrative Hearings due to fair hearing requests or decisions.


                                   APPENDIX H
                                 October 1, 2005
                                       H-5

3.   NEWBORN ENROLLMENTS

     a) The Contractor agrees to enroll and provide coverage for eligible newborn children effective from the time of birth.

     b)   SDOH Responsibilities:

          i) The SDOH will update WMS with information on the newborn received from hospitals, consistent with the requirements of Section 366-g of the SSL as amended by Chapter 412 of the Laws of 1999.

          ii) Upon notification of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn and enroll the newborn in the mother's MCO if the newborn is not already enrolled, the mother's MCO offers a MMC product, and the newborn is not identified as SSI or SSI-related and therefore Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix. The newborn will be retroactively enrolled back to the first (1st) day of the month of birth. Based on the transaction date of the Enrollment of the newborn on the PCP subsystem, the newborn will appear on either the next month's Roster or the subsequent month's Roster. On Rosters for upstate and NYC, the "PCP Effective From Date" will indicate the first day of the month of birth, as described in 01 OMM/ADM 5 "Automatic Medicaid Enrollment for Newborns." If the newborn's Enrollment is not completed by this process, the LDSS is responsible for Enrollment (see (c)(iv) below).

     c)   LDSS Responsibilities:

          i) Grant Medicaid eligibility for newborns for one (1) year if born to a woman eligible for and receiving Medicaid or FHPlus on the date of the newborn's birth.

          ii) The LDSS is responsible for adding eligible unborns to all WMS cases that include a pregnant woman as soon as the pregnancy is medically verified.

          iii) In the event that the LDSS learns of an Enrollee's pregnancy prior to the Contractor, the LDSS is responsible for establishing Medicaid eligibility and enrolling the unborn in the Contractor's MMC product. If the Contractor does not offer a MMC product, the pregnant woman will be asked to select a MCO offering a MMC product for the unborn. If a MCO offering a MMC product is unavailable, or if Enrollment is voluntary in the LDSS jurisdiction and an MCO is not chosen by the mother, the newborn will be eligible for Medicaid fee-for-service coverage, and such information will be entered on the WMS.

          iv) The LDSS is responsible for newborn Enrollment if enrollment is not successfully completed under the "SDOH Responsibilities" process as outlined in 2(b)(ii) above.


                                   APPENDIX H
                                 October 1, 2005
                                       H-6

     d)   Contractor Responsibilities:

          i) The Contractor must notify the LDSS in writing of any Enrollee that is pregnant within thirty (30) days of knowledge of the pregnancy. Notifications should be transmitted to the LDSS at least monthly. The notifications should contain the pregnant woman's name, Client ID Number (CIN), and the expected date of confinement (EDC).

          ii) The Contractor must send verifications of infant's demographic data to the LDSS, within five (5) days after knowledge of the birth. The demographic data must include: the mother's name and CIN, the newborn's name and CIN (if newborn has a CIN), sex and the date of birth.

          iii) In districts that use an Enrollment Broker, the Contractor shall not submit electronic Enrollments of newborns to the Enrollment Broker, because this will interfere with the retroactive Enrollment of the newborn back to the first (1st) day of the month of birth. For newborns whose mothers are not enrolled in the Contractor's MMC or FHPlus product and who were not pre-enrolled into the Contractor's MMC product as unborns, the Contractor may submit electronic Enrollment of the newborns to the Enrollment Broker. In such cases, the Effective Date of Enrollment will be prospective.

          iv) In voluntary MMC counties, the Contractor will accept Enrollment applications for unborns if that is the mothers' intent, even if the mothers are not and/or will not be enrolled in the Contractor's MMC or FHPlus product. In all counties, when a mother is ineligible for Enrollment or chooses not to enroll, the Contractor will accept Enrollment applications for pre-enrollment of unborns who are eligible.

          v) The Contractor is responsible for provision of services to a newborn and payment of the hospital or birthing center bill if the mother is an Enrollee at the time of the newborn's birth, even if the newborn is not yet on the Roster, unless the Contractor does not offer a MMC product in the mother's county of fiscal responsibility or the newborn is Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix.

          vi) Within fourteen (14) days of the date on which the Contractor becomes aware of the birth, the Contractor will issue a letter, informing parent(s) about the newborn's Enrollment and how to access care, or a member identification card.

          vii) In those cases in which the Contractor is aware of the pregnancy, the Contractor will ensure that enrolled pregnant women select a PCP for their infants prior to birth.

          viii)The Contractor will ensure that the newborn is linked with a PCP prior to discharge from the hospital or birthing center, in those instances in which the Contractor has received appropriate notification of birth prior to discharge.


                                   APPENDIX H
                                 October 1, 2005

4.   AUTO-ASSIGNMENT PROCESS (APPLIES TO MANDATORY MMC PROGRAM ONLY):

     a) This section only applies to a LDSS where CMS has given approval and the LDSS has begun mandatory Enrollment into the Medicaid Managed Care Program. The details of the auto-assignment process are contained in
          Section 12 of New York State's Operational Protocol for the Partnership Plan.

     b)   SDOH Responsibilities:

          i) The SDOH, LDSS or Enrollment Broker will assign MMC Eligible Persons not pre-coded in WMS as Exempt or Excluded, who have not chosen a MCO offering a MMC product in the required time period, to a MCO offering a MMC product using an algorithm as specified in Section 364-j(4)(d) of the SSL.

          ii) SDOH will ensure the auto-assignment process automatically updates the PCP Subsystem, and will notify MCOs offering MMC products of auto-assigned individuals electronically.

          iii) SDOH will notify the LDSS electronically on a daily basis of those individuals for whom SDOH has selected a MCO offering a MMC product through the Automated PCP Update Report. Note: This does not apply in Local Districts that utilize an Enrollment Broker.

     c)   LDSS Responsibilities:

          i) The LDSS is responsible for tracking an individual's choice period.

          ii) As with Eligible Persons who voluntarily choose a MCO's MMC product, the LDSS is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.

     d)   Contractor Responsibilities:

          i) The Contractor is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.

5.   ROSTER RECONCILIATION:

     a)   All Enrollments are effective the first of the month.

     b)   SDOH Responsibilities:

          i) The SDOH maintains both the PCP subsystem Enrollment files and the WMS eligibility files, using data entered by the LDSS. SDOH uses data contained in both these files to generate the Roster.


                                   APPENDIX H
                                 October 1, 2005

               A) SDOH shall send the Contractor and LDSS monthly (according to a schedule established by SDOH), a complete list of all Enrollees for which the Contractor is expected to assume medical risk beginning on the 1st of the following month (First Monthly Roster). Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

               B) SDOH shall send the Contractor and LDSS monthly, at the time of the first monthly roster production, a Disenrollment Report listing those Enrollees from the previous month's roster who were disenrolled, transferred to another MCO, or whose Enrollments were deleted from the file. Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

               C) The SDOH shall also forward an error report as necessary to the Contractor and LDSS.

               D) On the first (1st) weekend after the first (1st) day of the month following the generation of the first (1st) Roster, SDOH shall send the Contractor and LDSS a second Roster which contains any additional Enrollees that the LDSS has added for Enrollment for the current month. The SDOH will also include any additions to the error report that have occurred since the initial error report was generated.

     c)   LDSS Responsibilities:

          i) The LDSS is responsible for notifying the Contractor electronically or in writing of changes in the Roster and error report, no later than the end of the month. (Note: To the extent practicable the date specified must allow for timely notice to Enrollees regarding their Enrollment status. The Contractor and the LDSS may develop protocols for the purpose of resolving Roster discrepancies that remain unresolved beyond the end of the month.)

          ii) Enrollment and eligibility issues are reconciled by the LDSS to the extent possible, through manual adjustments to the PCP subsystem Enrollment and WMS eligibility files, if appropriate.

     d)   Contractor Responsibilities:

          i) The Contractor is at risk for providing Benefit Package services for those Enrollees listed on the 1st and 2nd Rosters for the month in which the 2nd Roster is generated. Contractor is not at risk for providing services to Enrollees who appear on the monthly Disenrollment report.

          ii) The Contractor must submit claims to the State's Fiscal Agent for all Eligible Persons that are on the 1st and 2nd Rosters, adjusted to add Eligible Persons enrolled by the LDSS after Roster production and to remove individuals


                                   APPENDIX H
                                 October 1, 2005
                                       H-9
               disenrolled by LDSS after Roster production (as notified to the Contractor). In the cases of retroactive Disenrollments, the Contractor is responsible for submitting an adjustment to void any previously paid premiums for the period of retroactive Disenrollment, where the Contractor was not at risk for the provision of Benefit Package services. Payment of subcapitation does not constitute "provision of Benefit Package services."

6.   DISENROLLMENT:

     a)   LDSS Responsibilities:

          i) The LDSS is responsible for accepting requests for Disenrollment directly from Enrollees and may not require Enrollees to approach the Contractor for a Disenrollment form. Where an LDSS is authorized to mandate Enrollment, all requests for Disenrollment must be directed to the LDSS or the Enrollment Broker. The LDSS and the Enrollment Broker must utilize the State-approved Disenrollment forms.

          ii) Enrollees may initiate a request for an expedited Disenrollment to the LDSS. The LDSS will expedite the Disenrollment process in those cases where an Enrollee's request for Disenrollment involves an urgent medical need, a complaint of non-consensual Enrollment or, in local districts where homeless individuals are exempt, homeless individuals in the shelter system. If approved, the LDSS will manually process the Disenrollment through the PCP Subsystem. MMC Enrollees who request to be disenrolled from managed care based on their documented HIV, ESRD, or SPMI/SED status are categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

          iii) The LDSS is responsible for processing routine Disenrollment requests to take effect on the first (1st) day of the following month if the request is made BEFORE the fifteenth (15th) day of the month. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second month after the month in which an Enrollee requests a Disenrollment.

          iv) The LDSS is responsible for disenrolling Enrollees automatically upon death or loss of Medicaid or FHPlus eligibility. All such Disenrollments will be effective at the end of the month in which the death or loss of eligibility occurs or at the end of the last month of Guaranteed Eligibility, where applicable.

          v) The LDSS is responsible for informing Enrollees of their right to change Contractors if there is more than one available including any applicable Lock-In restrictions. Enrollees subject to Lock-In may disenroll after the grace period for Good Cause as defined below. The LDSS is responsible for determining if the Enrollee has Good Cause and processing the Disenrollment request in accordance with the procedures outlined in this Appendix. The LDSS is responsible for providing Enrollees with notice of their right to request a fair hearing if their


                                   APPENDIX H
                                 October 1, 2005
                                      H-10

               Disenrollment request is denied. Such notice must include the reason(s) for the denial. An Enrollee has Good Cause to disenroll if:

               A) The Contractor has failed to furnish accessible and appropriate medical care services or supplies to which the Enrollee is entitled under the terms of the contract under which the Contractor has agreed to provide services. This includes, but is not limited to the failure to:

                    I)   provide primary care services;

                    II) arrange for in-patient care, consultation with specialists, or laboratory and radiological services when reasonably necessary;

                    III) arrange for consultation appointments;

                    IV) coordinate and interpret any consultation findings with emphasis on continuity of medical care;

                    V) arrange for services with qualified licensed or certified providers;

                    VI) coordinate the Enrollee's overall medical care such as periodic immunizations and diagnosis and treatment of any illness or injury; or

               B) The Contractor cannot make a Primary Care Provider available to the Enrollee within the time and distance standards prescribed by SDOH; or

               C) The Contractor fails to adhere to the standards prescribed by SDOH and such failure negatively and specifically impacts the Enrollee; or

               D) The Enrollee moves his/her residence out of the Contractor's service area or to a county where the Contractor does not offer the product the Enrollee is eligible for; or

               E) The Enrollee meets the criteria for an Exemption or Exclusion as set forth in 2(b)(xi) of this Appendix; or

               F) It is determined by the LDSS, the SDOH, or its agent that the Enrollment was not consensual; or

               G) The Enrollee, the Contractor and the LDSS agree that a change of MCOs would be in the best interest of the Enrollee; or

               H) The Contractor is a primary care partial capitation provider that does not have a utilization review process in accordance with Title I of Article 49 of the PHL and the Enrollee requests Enrollment in an MCO that has such a utilization review process; or

               I) The Contractor has elected not to cover the Benefit Package service that an Enrollee seeks and the service is offered by one or more other MCOs in the Enrollee's county of fiscal responsibility; or

               J) The Enrollee's medical condition requires related services to be performed at the same time but all such related services cannot be arranged by the


                                   APPENDIX H
                                 October 1, 2005
                                      H-11

                    Contractor because the Contractor has elected not to cover one of the services the Enrollee seeks, and the Enrollee's Primary Care Provider or another provider determines that receiving the services separately would subject the Enrollee to unnecessary risk; or

               K)   An FHPlus Enrollee is pregnant.

          vi) An Enrollee subject to Lock-In may initiate Disenrollment for Good Cause by filing an oral or written request with the LDSS.

          vii) The LDSS is responsible for promptly disenrolling an MMC Enrollee whose MMC eligibility or health status changes such that he/she is deemed by the LDSS to meet the Exclusion criteria. The LDSS will provide the MMC Enrollee with a notice of his or her right to request a fair hearing.

          viii) In instances where an MMC Enrollee requests Disenrollment due to MMC Exclusion, the LDSS must notify the MMC Enrollee of the approval or denial of exclusion/Disenrollment status, including fair hearing rights if Disenrollment is denied.

          ix) The LDSS is responsible for ensuring that retroactive Disenrollments are used only when absolutely necessary. Circumstances warranting a retroactive Disenrollment are rare and include when an Enrollee is determined to have been non-consensually enrolled in a MCO; he or she enters or resides in a residential institution under circumstances which render the individual Excluded from the MMC program; is incarcerated; is an SSI infant less than six (6) months of age; is simultaneously in receipt of comprehensive health care coverage from an MCO and is Enrolled in either the MMC or FHPlus product of the same MCO; it is determined that an Enrollee with more than one Client Identification Number (CIN) is enrolled in an MCO's MMC or FHPlus product under more than one of the CINs; or he or she has died - as long as the Contractor was not at risk for provision of Benefit Package services for any portion of the retroactive period. Payment of subcapitation does not constitute "provision of Benefit Package services." The LDSS is responsible for notifying the Contractor of the retroactive Disenrollment prior to the action. The LDSS is responsible for finding out if the Contractor has made payments to providers on behalf of the Enrollee prior to Disenrollment. After this information is obtained, the LDSS and Contractor will agree on a retroactive Disenrollment or prospective Disenrollment date. In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for sending notice to the Contractor at the time of Disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any full months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month. However, failure by the LDSS to so notify the Contractor does not affect the right of the SDOH to recover the premium payment as authorized by Section 3.6 of this Agreement.


                                   APPENDIX H
                                 October 1, 2005
                                      H-12

          x) Generally the effective dates of Disenrollment are prospective, Effective dates for other than routine Disenrollments are described below:

             REASON FOR DISENROLLMENT                        EFFECTIVE DATE OF DISENROLLMENT
             ------------------------                        -------------------------------
A)   Infants weighing less than 1200 grams at        First Day of the month of birth or the month of
     birth and other infants under six (6) months    onset of disability, whichever is later
     of age who meet the criteria for the SSI or
     SSI related category

B)   Death of Enrollee                               First day of the month after death

C)   Incarceration                                   First day of the month of incarceration
                                                     (note-Contractor is at risk for covered
                                                     services only to the date of incarceration and
                                                     is entitled to the capitation payment for the
                                                     month of incarceration)

D)   Medicaid Managed Care Enrollee entered or       First day of the month of entry or first day of
     stayed in a residential institution under       the month of classification of the stay as
     circumstances which rendered the individual     permanent subsequent to entry (note-Contractor
     excluded from managed care, or is in receipt    is at risk for covered services only to the
     of waivered services through the Long Term      date of entry or classification of the stay as
     Home Health Care Program (LTHHCP), including    permanent subsequent to entry, and is entitled
     when an Enrollee is admitted to a hospital      to the capitation payment for the month of
     that 1) is certified by Medicare as a           entry or classification of the stay as
     long-term care hospital and 2) has an average   permanent subsequent to entry)
     length of stay for all patients greater than
     ninety-five (95) days as reported in the
     Statewide Planning and Research Cooperative
     System (SPARCS) Annual Report 2002.

E)   Individual's effective date of Enrollment or    Effective Date of Enrollment in the
     autoassignment into a MMC product occurred      Contractor's Plan
     while meeting institutional criteria in (D)
     above

F)   Non-consensual Enrollment                       Retroactive to the first day of the month of
                                                     Enrollment

G)   Enrollee moved outside of the District/County   First day of the month after the update of the
     of Fiscal Responsibility                        system with the new address(1)

H)   Urgent medical need                             First day of the next month after
                                                     determination except where medical need
                                                     requires an earlier Disenrollment

I)   Homeless Enrollees in Medicaid Managed Care     Retroactive to the first day of the month of
     residing in the shelter system in NYC or in     the request
     other districts where homeless individuals
     are exempt

J)   Individual is simultaneously in receipt of      First day of the month after simultaneous
     comprehensive health care coverage from an      coverage began
     MCO and is Enrolled in either the MMC or
     FHPlus product of the same MCO

K)   An Enrollee with more than one Client           First day of the month the duplicate Enrollment
     Identification Number (CIN) is enrolled in an   began
     MCO's MMC or FHPlus product under more than
     one of the CINs

(1) In counties outside of New York City, LDSSs should work together to ensure continuity of care through the Contractor if the Contractor's service area includes the county to which the Enrollee has moved and the Enrollee, with continuous eligibility, wishes to stay enrolled in the Contractor's MMC or FHPlus product. In New York City, Enrollees, not in guaranteed status, who move out of the Contractor's Service Area but not outside of the City of New York (e.g., move from one borough to another), will not be involuntarily disenrolled, but must request a Disenrollment or transfer. These Disenrollments will be performed on a routine basis unless there is an urgent medical need to expedite the Disenrollment.


                                   APPENDIX H
                                 October 1, 2005
                                      H-13

          xi) The LDSS is responsible for rendering a determination and responding within thirty (30) days of the receipt of a fully documented request for Disenrollment, except for Contractor-initiated Disenrollments where the LDSS decision must be made within fifteen (15) days. The LDSS, to the extent possible, is responsible for processing an expedited Disenrollment within two (2) business days of its determination that an expedited Disenrollment is warranted.

          xii) The Contractor must respond timely to LDSS inquiries regarding Good Cause Disenrollment requests to enable the LDSS to make a determination within thirty (30) days of the receipt of the request from the Enrollee.

          xiii) The LDSS is responsible for sending the following notices to Enrollees regarding their Disenrollment status. Where practicable, the process will allow for timely notification to Enrollees unless there is Good Cause to disenroll more expeditiously.

               A) Notice of Disenrollment: This notice will advise the Enrollee of the LDSS's determination regarding an Enrollee-initiated, LDSS-initiated or Contractor- initiated Disenrollment and will include the Effective Date of Disenrollment. In cases where the Enrollee is being involuntarily disenrolled, the notice must contain fair hearing rights.

               B) When the LDSS denies any Enrollee's request for Disenrollment pursuant to Section 8 of this Agreement, the LDSS is responsible for informing the Enrollee in writing, explaining the reason for the denial, stating the facts upon which the denial is based, citing the statutory and regulatory authority and advising the Enrollee of his/her right to a fair hearing pursuant to 18NYCRR Part 358.

               C) End of Lock-In Notice: Where Lock-In provisions are applicable, Enrollees must be notified sixty (60) days before the end of their Lock-In Period. The SDOH or its designee is responsible for notifying Enrollees of this provision in applicable LDSS jurisdictions.

               D) Notice of Change to Guarantee Coverage: This notice will advise the Enrollee that his or her Medicaid or FHPlus eligibility is ending and how this affects his or her Enrollment in a MCO's MMC or FHPlus product. This notice contains pertinent information regarding Guaranteed Eligibility benefits and dates of coverage. If an Enrollee is not eligible for Guarantee, this notice is not necessary.

          xiv) The LDSS may require that a MMC Enrollee that has been disenrolled at the request of the Contractor be returned to the Medicaid fee-for-service program. In the FHPlus program, a FHPlus Enrollee disenrolled at the request of the Contractor, may choose another MCO offering a FHPlus product. If the FHPlus Enrollee does not choose, or there is not another MCO offering FHPlus in the LDSS jurisdiction, the case will be closed.


                                   APPENDIX H
                                 October 1, 2005
                                      H-14

          xv) In those instances where the LDSS approves the Contractor's request to disenroll an Enrollee, and the Enrollee requests a fair hearing, the Enrollee will remain enrolled in the Contractor's MMC or FHPlus product until the disposition of the fair hearing if Aid to Continue is ordered by the New York State Office of Administrative Hearings.

          xvi) The LDSS is responsible for reviewing each Contractor-requested Disenrollment in accordance with the provisions of Section 8.7 of this Agreement and this Appendix. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove the request.

          xvii) The LDSS is responsible for establishing procedures whereby the Contractor refers cases which are appropriate for an LDSS-initiated Disenrollment and submits supporting documentation to the LDSS.

          xviii) After the LDSS receives and, if appropriate, approves the request for Disenrollment either from the Enrollee or the Contractor, the LDSS is responsible for updating the PCP subsystem file with an end date. The Enrollee is removed from the Contractor's Roster.

     b)   Contractor Responsibilities:

          i) In those instances where the Contractor directly receives Disenrollment forms, the Contractor will forward these Disenrollments to the LDSS for processing within five (5) business days (or according to Section 6 of this Appendix). During pulldown week, these forms may be faxed to the LDSS with the hard copy to follow.

          ii) The Contractor must accept and transmit all requests for voluntary Disenrollments from its Enrollees to the LDSS, and shall not impose any barriers to Disenrollment requests. The Contractor may require that a Disenrollment request be in writing, contain the signature of the Enrollee, and state the Enrollee's correct Contractor or Medicaid identification number.

          iii) Following LDSS procedures, the Contractor will refer cases which are appropriate for an LDSS-initiated Disenrollment and will submit supporting documentation to the LDSS. This includes, but is not limited to, changes in status for its Enrollees that may impact eligibility for Enrollment such as address changes, incarceration, death, Exclusion from the MMC program, etc.

          iv) Pursuant to Section 8.7 of this Agreement, the Contractor may initiate an involuntary Disenrollment if the Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and


                                   APPENDIX H
                                 October 1, 2005
                                      H-15
               documented reasonable efforts to resolve the problems presented by the Enrollee.

          v) The Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued Enrollment in the Contractor's MMC or FHPlus product seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

          vi) The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

          vii) The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request Disenrollment. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for review and approval. The written notice must include the mailing address and telephone number of the LDSS.

          viii) The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

          ix) The Contractor will not consider an Enrollee disenrolled without confirmation from the LDSS or the Roster (as described in Section 5 of this Appendix).


                                   APPENDIX H
                                 October 1, 2005
                                      H-16

                                   APPENDIX I

                       NEW YORK STATE DEPARTMENT OF HEALTH
               GUIDELINES FOR USE OF MEDICAL RESIDENTS AND FELLOWS


                                   APPENDIX I
                                 October 1, 2005
                                       I-1

                          MEDICAL RESIDENTS AND FELLOWS

1.   MEDICAL RESIDENTS AND FELLOWS FOR PRIMARY CARE.

     a) The Contractor may utilize medical residents and fellows as participants (but not designated as 'primary care providers') in the care of Enrollees as long as all of the following conditions are met:

          i) Residents/fellows are a part of patient care teams headed by fully licensed and Contractor credentialed attending physicians serving patients in one or more training sites in an "up weighted" or "designated priority" residency program. Residents/fellows in a training program which was disapproved as a designated priority program solely due to the outcome measurement requirement for graduates may be eligible to participate in such patient care teams.

          ii) Only the attending physicians and certified nurse practitioners on the training team, not residents/fellows, may be credentialed to the Contractor and may be empanelled with Enrollees. Enrollees must be assigned an attending physician or certified nurse practitioner to act as their PCP, though residents/fellows on the team may provide care during all or many of the visits to the Enrollee as long as the majority of these visits are under the direct supervision of the Enrollee's designated PCP. Enrollees have the right to request and receive care by their PCP in addition or instead of being seen by a resident or fellow.

          iii) Residents/fellows may work with attending physicians and certified nurse practitioners to provide continuity of care to patients under the supervision of the patient's PCP. Patients must be made aware of the resident/fellow and attending PCP relationship and be informed of their rights to be cared for directly by their PCP.

          iv) Residents/fellows eligible to be involved in a continuity relationship with patients must be available at least twenty percent (20%) of the total training time in the continuity of care setting and no less than ten percent (10%) of training time in any training year must be in the continuity of care setting and no fewer than nine (9) months a year must be spent in the continuity of care setting.

          v) Residents/fellows meeting these criteria provide increased capacity for Enrollment to their team according to the formula below. Only hours spent routinely scheduled for patient care in the continuity of care training site may count as providing capacity and are based on 1.0 FTE=40 hours.

PGY-1             300 per FTE
PGY-2             750 per FTE
PGY-3             1125 per FTE
PGY-4 and above   1500 per FTE


                                   APPENDIX I
                                 October 1, 2005
                                       I-2

          vi) In order for a resident/fellow to provide continuity of care to an Enrollee, both the resident/fellow and the attending PCP must have regular hours in the continuity site and must be scheduled to be in the site together the majority of the time.

          vii) A preceptor/attending is required to be present a minimum of sixteen (16) hours of combined precepting and direct patient care in the primary care setting to be counted as a team supervising PCP and accept an increased number of Enrollees based upon the residents/fellows working on his/her team. Time spent in patient care activities at other clinical sites or in other activities off-site is not counted towards this requirement.

          viii) A sixteen (16) hour per week attending may have no more than four (4) residents/fellows on their team. Attendings spending twenty-four (24) hours per week in patient care/supervisory activity at the continuity site may have six (6) residents/fellows per team. Attendings spending thirty-two (32) hours per week may have eight (8) residents/fellows on their team. Two (2) or more attendings may join together to form a larger team as long as the ratio of attending to residents/fellows does not exceed 1:4 and all attendings comply with the sixteen (16) hour minimum.

          ix) Responsibility for the care of the Enrollee remains with the attending physician. All attending and resident/fellow teams must provide adequate continuity of care, twenty-four (24) hour a day, seven (7) days a week coverage, and appointment and availability access. Enrollees must be given the name of the responsible primary care physician (attending) in writing and be told how he or she may contact the attending physician or covering physician, if needed.

          x) Residents/fellows who do not qualify to act as continuity providers as part of an attending and resident/fellow team may still participate in the episodic care of Enrollees as long as that care is under the supervision of an attending physician credentialed to the Contractor. Such residents/fellows do not add to the capacity of that attending to empanel Enrollees.

          xi) Certified nurse practitioners and registered physician's assistants may not act as attending preceptors for resident physicians or fellows.

2.   MEDICAL RESIDENTS AND FELLOWS AS SPECIALTY CARE PROVIDERS

     a) Residents/fellows may participate in the specialty care of Enrollees in all settings supervised by fully licensed and Contractor credentialed specialty attending physicians.

     b) Only the attending physicians, not residents or fellows, may be credentialed by the Contractor. Each attending must be credentialed by each MCO with which he or she will participate. Residents/fellows may perform all or many of the clinical services for


                                   APPENDIX I
                                 October 1, 2005
                                       I-3
          the Enrollee as long as these clinical services are under the supervision of an appropriately credentialed specialty physician. Even when residents/fellows are credentialed by their program in particular procedures, certifying their competence to perform and teach those procedures, the overall care of each Enrollee remains the responsibility of the supervising Contractor credentialed attending.

     c) The Contractor agrees that although many Enrollees will identify a resident or fellow as their specialty provider, the responsibility for all clinical decision-making remains ultimately with the attending physician of record.

     d) Enrollees must be given the name of the responsible attending physician in writing and be told how they may contact their attending physician or covering physician, if needed. This allows Enrollees to assist in the communication between their primary care provider and specialty attending and enables them to reach the specialty attending if an emergency arises in the course of their care. Enrollees must be made aware of the resident/fellow and attending relationship and must have a right to be cared for directly by the responsible attending physician, if requested.

     e) Enrollees requiring ongoing specialty care must be cared for in a continuity of care setting. This requires the ability to make follow-up appointments with a particular resident/fellow and attending physician team, or if that provider team is not available, with a member of the provider's coverage group in order to insure ongoing responsibility for the patient by his/her Contractor credentialed specialist. The responsible specialist and his/her specialty coverage group must be identifiable to the patient as well as to the referring primary care provider.

     f) Attending specialists must be available for emergency consultation and care during non-clinic hours. Emergency coverage may be provided by residents/fellows under adequate supervision. The attending or a member of the attending's coverage group must be available for telephone and/or in-person consultation when necessary.

     g) All training programs participating in the MMC or FHPlus Program must be accredited by the appropriate academic accrediting agency.

     h) All sites in which residents/fellows train must produce legible (preferably typewritten) consultation reports. Reports must be transmitted such that they are received in a time frame consistent with the clinical condition of the patient, the urgency of the problem and the need for follow-up by the primary care physician. At a minimum, reports should be transmitted so that they are received no later than two (2) weeks from the date of the specialty visit.

     i) Written reports are required at the time of initial consultation and again with the receipt of all major significant diagnostic information or changes in therapy. In addition, specialists must promptly report to the referring primary care physician any significant findings or urgent changes in therapy which result from the specialty consultation.


                                   APPENDIX I
                                 October 1, 2005
                                       I-4

3.   TRAINING SITES

     All training sites must deliver the same standard of care to all patients irrespective of payor. Training sites must integrate the care of Medicaid, FHPlus, uninsured and private patients in the same settings.


                                   APPENDIX I
                                 October 1, 2005
                                       I-5

                                   APPENDIX J

          NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES FOR CONTRACTOR
           COMPLIANCE WITH THE FEDERAL AMERICANS WITH DISABILITIES ACT


                                   APPENDIX J
                                 October 1, 2005
                                       J-1

I.   OBJECTIVES

Title II of the Americans With Disabilities Act (ADA) and Section 504 of the Rehabilitation Act of 1973 (Section 504) provides that no qualified individual with a disability shall, by reason of such disability, be excluded from participation in or denied access to the benefits of services, programs or activities of a public entity, or be subject to discrimination by such an entity. Public entities include State and local government and ADA and Section 504 requirements extend to all programs and services provided by State and local government. Since MMC and FHPlus are government programs, health services provided through MMC and FHPlus Programs must be accessible to all that qualify for them.

Contractor responsibilities for compliance with the ADA are imposed under Title II and Section 504 when, as a Contractor in a MMC or FHPlus Program, a Contractor is providing a government service. If an individual provider under contract with the Contractor is not accessible, it is the responsibility of the Contractor to make arrangements to assure that alternative services are provided. The Contractor may determine it is expedient to make arrangements with other providers, or to describe reasonable alternative means and methods to make these services accessible through its existing Participating Providers. The goals of compliance with ADA Title II requirements are to offer a level of services that allows people with disabilities access to the program in its entirety, and the ability to achieve the same health care results as any Enrollee.

Contractor responsibilities for compliance with the ADA are also imposed under Title III when the Contractor functions as a public accommodation providing services to individuals (e.g. program areas and sites such as Marketing, education, member services, orientation, Complaints and Appeals). The goals of compliance with ADA Title III requirements are to offer a level of services that allows people with disabilities full and equal enjoyment of the goods, services, facilities or accommodations that the entity provides for its customers or clients. New and altered areas and facilities must be as accessible as possible. Whenever Contractors engage in new construction or renovation, compliance is also required with accessible design and construction standards promulgated pursuant to the ADA as well as State and local laws. Title III also requires that public accommodations undertake "readily achievable barrier removal" in existing facilities where architectural and communications barriers can be removed easily and without much difficulty or expense.

The State uses MCO Qualification Standards to qualify MCOs for participation in the MMC and FHPlus Programs. Pursuant to the State's responsibility to assure program access to all Enrollees, the Plan Qualification Standards require each MCO to submit an ADA Compliance Plan that describes in detail how the MCO will make services, programs and activities readily accessible and useable by individuals with disabilities. In the event that certain program sites are not readily accessible, the MCO must describe reasonable alternative methods for making the services or activities accessible and usable.


                                   APPENDIX J
                                 October 1, 2005
                                       J-2

The objectives of these guidelines are threefold:

- To ensure that Contractors take appropriate steps to measure access and assure program accessibility for persons with disabilities;

- To provide a framework for Contractors as they develop a plan to assure compliance with the Americans with Disabilities Act (ADA); and

-    To provide standards for the review of the Contractor Compliance Plans.

These guidelines include a general standard followed by a discussion of specific considerations and suggestions of methods for assuring compliance. Please be advised that, although these guidelines and any subsequent reviews by State and local governments can give the Contractor guidance, it is ultimately the Contractor's obligation to ensure that it complies with its Contractual obligations, as well as with the requirements of the ADA, Section 504, and other federal, state and local laws. Other federal, state and local statutes and regulations also prohibit discrimination on the basis of disability and may impose requirements in addition to those established under ADA. For example, while the ADA covers those impairments that "substantially" limit one or more of the major life activities of an individual, New York City Human Rights Law deletes the modifier "substantially".

II.  DEFINITIONS

A. "Auxiliary aids and services" may include qualified interpreters, note takers, computer-aided transcription services, written materials, telephone handset amplifiers, assistive listening systems, telephones compatible with hearing aids, closed caption decoders, open and closed captioning, telecommunications devices for Enrollees who are deaf or hard of hearing (TTY/TDD), video test displays, and other effective methods of making aurally delivered materials available to individuals with hearing impairments; qualified readers, taped texts, audio recordings, Braille materials, large print materials, or other effective methods of making visually delivered materials available to individuals with visual impairments.

B. "Disability" means a mental or physical impairment that substantially limits one or more of the major life activities of an individual; a record of such impairment; or being regarded as having such an impairment.

III. SCOPE OF CONTRACTOR COMPLIANCE PLAN

The Contractor Compliance Plan must address accessibility to services at Contractor's program sites, including both Participating Provider sites and Contractor facilities intended for use by Enrollees.

IV.  PROGRAM ACCESSIBILITY

Public programs and services, when viewed in their entirety must be readily accessible to and useable by individuals with disabilities. This standard includes physical access, non-


                                   APPENDIX J
                                 October 1, 2005
                                       J-3
discrimination in policies and procedures and communication. Communications with individuals with disabilities are required to be as effective as communications with others. The Contractor Compliance Plan must include a detailed description of how Contractor services, programs, and activities are readily accessible and usable by individuals with disabilities. In the event that full physical accessibility is not readily available for people with disabilities, the Contractor Compliance Plan will describe the steps or actions the Contractor will take to assure accessibility to services equivalent to those offered at the inaccessible facilities.

A.   PRE-ENROLLMENT MARKETING AND EDUCATION

     STANDARD FOR COMPLIANCE

     Marketing staff, activities and materials will be made available to persons with disabilities. Marketing materials will be made available in alternative formats (such as Braille, large print, and audiotapes) so that they are readily usable by people with disabilities.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

     2. Materials available in alternative formats, such as Braille, large print, audio tapes

     3. Staff training which includes training and information regarding attitudinal barriers related to disability

     4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by Contractor marketing representatives

     5. Enrollee health promotion material/activities targeted specifically to persons with disabilities (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

     6. Policy statement that Marketing Representatives will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all Enrollees

     7. Staff/resources available to assist individuals with cognitive impairments in understanding materials

     COMPLIANCE PLAN SUBMISSION

     1. A description of methods to ensure that the Contractor's Marketing presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments

     2. A description of the Contractor's policies and procedures, including Marketing training, to ensure that Marketing Representatives neither screen health status nor ask questions about health status or prior health care services


                                   APPENDIX J
                                 October 1, 2005
                                       J-4

B.   MEMBER SERVICES DEPARTMENT

Member services functions include the provision to Enrollees of information necessary to make informed choices about treatment options, to effectively utilize the health care resources, to assist Enrollees in making appointments, and to field questions and Complaints, to assist Enrollees with the Complaint process.

     B1.  ACCESSIBILITY

     STANDARD FOR COMPLIANCE

     Member Services sites and functions will be made accessible to and usable by, people with disabilities.

     SUGGESTED METHODS FOR COMPLIANCE (include, but are not limited to those identified below):

     1. Exterior routes of travel, at least 36" wide, from parking areas or public transportation stops into the Contractor's facility

     2. If parking is provided, spaces reserved for people with disabilities, pedestrian ramps at sidewalks, and drop-offs

     3. Routes of travel into the facility are stable, slip-resistant, with all steps > 1/2" ramped, doorways with minimum 32" opening

     4. Interior halls and passageways providing a clear and unobstructed path or travel at least 36" wide to bathrooms and other rooms commonly used by Enrollees

     5. Waiting rooms, restrooms, and other rooms used by Enrollees are accessible to people with disabilities

     6. Sign language interpreters and other auxiliary aids and services provided in appropriate circumstances

     7. Materials available in alternative formats, such as Braille, large print, audio tapes

     8. Staff training which includes sensitivity training related to disability issues [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838]

     9. Availability of activities and educational materials tailored to specific conditions/illnesses and secondary conditions that affect these populations (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

     10. Contractor staff trained in the use of telecommunication devices for Enrollees who are deaf or hard of hearing (TTY/TDD) as well as in the use of NY Relay for phone communication

     11.  New Enrollee orientation available in audio or by interpreter services

     12. Policy that when member services staff receive calls through the NY Relay, they will offer to return the call utilizing a direct TTY/TDD connection


                                   APPENDIX J
                                 October 1, 2005
                                       J-5

     COMPLIANCE PLAN SUBMISSION

     1. A description of accessibility to the Contractor's member services department or reasonable alternative means to access member services for Enrollees using wheelchairs (or other mobility aids)

     2. A description of the methods the Contractor's member services department will use to communicate with Enrollees who have visual or hearing impairments, including any necessary auxiliary aid/services for Enrollees who are deaf or hard of hearing, and TTY/TDD technology or NY Relay service available through a toll-free telephone number

     3. A description of the training provided to the Contractor's member services staff to assure that staff adequately understands how to implement the requirements of the program, and of these guidelines, and are sensitive to the needs of persons with disabilities

     B2. IDENTIFICATION OF ENROLLEES WITH DISABILITIES

     STANDARD FOR COMPLIANCE

     The Contractor must have in place satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services etc. The Contractor may not discriminate against a Prospective Enrollee based on his/her current health status or anticipated need for future health care. The Contractor may not discriminate on the basis of disability, or perceived disability of an Enrollee or their family member. Health assessment forms may not be used by the Contractor prior to Enrollment. Once a MCO has been chosen, a health assessment form may be used to assess the person's health care needs.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Appropriate post Enrollment health screening for each Enrollee, using an appropriate health screening tool

     2. Patient profiles by condition/disease for comparative analysis to national norms, with appropriate outreach and education

     3. Process for follow-up of needs identified by initial screening; e.g. referrals, assignment of case manager, assistance with scheduling/keeping appointments

     4.   Enrolled population disability assessment survey

     5. Process for Enrollees who acquire a disability subsequent to Enrollment to access appropriate services


                                   APPENDIX J
                                 October 1, 2005
                                       J-6

     COMPLIANCE PLAN SUBMISSION

     A description of how the Contractor will identify special health care, physical access or communication needs of Enrollees on a timely basis, including but not limited to the health care needs of Enrollees who:

     - are blind or have visual impairments, including the type of auxiliary aids and services required by the Enrollee

     - are deaf or hard of hearing, including the type of auxiliary aids and services required by the Enrollee

     - have mobility impairments, including the extent, if any, to which they can ambulate

     - have other physical or mental impairments or disabilities, including cognitive impairments

     -    have conditions which may require more intensive case management

     B3. NEW ENROLLEE ORIENTATION

     STANDARD FOR COMPLIANCE

     Enrollees will be given information sufficient to ensure that they understand how to access medical care through the Contractor. This information will be made accessible to and usable by people with disabilities.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

     2. Materials available in alternative formats, such as Braille, large print, audio tapes

     3. Staff training which includes sensitivity training related to disability issues
          [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities -
          (212) 788-2830 or TTY (212)788-2838]

     4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the Marketing script used by Contractor marketing representatives

     5. Include in written/audio materials available to all Enrollees information regarding how and where people with disabilities can access help in getting services, for example help with making appointments or for arranging special transportation, an interpreter or assistive communication devices

     6. Staff/resources available to assist individuals with cognitive impairments in understanding materials


                                   APPENDIX J
                                 October 1, 2005
                                       J-7

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor will advise Enrollees with disabilities, during the new Enrollee orientation on how to access care

     2. A description of how the Contractor will assist new Enrollees with disabilities (as well as current Enrollees who acquire a disability) in selecting or arranging an appointment with a Primary Care Practitioner (PCP)

          - This should include a description of how the Contractor will assure and provide notice to Enrollees who are deaf or hard of hearing, blind or who have visual impairments, of their right to obtain necessary auxiliary aids and services during appointments and in scheduling appointments and follow-up treatment with Participating Providers

          - In the event that certain provider sites are not physically accessible to Enrollees with mobility impairments, the Contractor will assure that reasonable alternative site and services are available

     3. A description of how the Contractor will determine the specific needs of an Enrollee with or at risk of having a disability/chronic disease, in terms of specialist physician referrals, durable medical equipment (including assistive technology and adaptive equipment), medical supplies and home health services and will assure that such contractual services are provided

     4. A description of how the Contractor will identify if an Enrollee with a disability requires on-going mental health services and how the Contractor will encourage early entry into treatment

     5. A description of how the Contractor will notify Enrollees with disabilities as to how to access transportation, where applicable

     B4. COMPLAINTS, COMPLAINT APPEALS AND ACTION APPEALS

     STANDARD FOR COMPLIANCE

     The Contractor will establish and maintain a procedure to protect the rights and interests of both Enrollees and the Contractor by receiving, processing, and resolving Complaints, Complaint Appeals and Action Appeals in an expeditious manner, with the goal of ensuring resolution of Complaints, Complaint Appeals, and Action Appeals and access to appropriate services as rapidly as possible.

     All Enrollees must be informed about the Grievance System within their Contractor and the procedure for filing Complaints, Complaint Appeals and Action Appeals. This information will be made available through the Member Handbook, SDOH toll-free Complaint line [1-(800) 206-8125] and the Contractor's Complaint process annually, as well as when the Contractor denies a benefit or referral. The Contractor will inform Enrollees of the Contractor's Grievance System; Enrollees' right to contact the LDSS or SDOH with a Complaint, and to file a Complaint Appeal, Action Appeal or request a fair hearing; the right to appoint a designee to handle a Complaint, Complaint Appeal or Action Appeal; and the toll free Complaint line. The Contractor will maintain designated


                                   APPENDIX J
                                 October 1, 2005
                                       J-8
     staff to take and process Complaints, Complaint Appeals and Action Appeals, and be responsible for assisting Enrollees in Complaint, Complaint Appeal or Action Appeal resolution.

     The Contractor will make all information regarding the Grievance System available to and usable by people with disabilities, and will assure that people with disabilities have access to sites where Enrollees typically file Complaints and requests for Complaint Appeals and Action Appeals.

     SUGGESTED METHODS FOR COMPLIANCE

     1.   Toll-free Complaint phone line with TDD/TTY capability

     2. Staff trained in Complaint process, and able to provide interpretive or assistive support to Enrollee during the Complaint process

     3. Notification materials and Complaint forms in alternative formats for Enrollees with visual or hearing impairments

     4. Availability of physically accessible sites, e.g. member services department sites

     5.   Assistance for individuals with cognitive impairments

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor's Complaint, Complaint Appeals and Action Appeal procedures shall be accessible for persons with disabilities, including:

          - procedures for Complaints, Complaint Appeals and Action Appeals to be made in person at sites accessible to persons with mobility impairments

          - procedures accessible to persons with sensory or other impairments who wish to make verbal Complaints, Complaint Appeals or Action Appeals, and to communicate with such persons on an ongoing basis as to the status or their Complaints and rights to further appeals

          - description of methods to ensure notification material is available in alternative formats for Enrollees with vision and hearing impairments

     2. A description of how the Contractor monitors Complaints, Complaint Appeals and Action Appeals related to people with disabilities. Also, as part of the Compliance Plan, the Contractor must submit a summary report based on the Contractor's most recent year's Complaints, Complaint Appeals and Action Appeals data.

C.   CASE MANAGEMENT

     STANDARD FOR COMPLIANCE

     The Contractor must have in place adequate case management systems to identify the service needs of all Enrollees, including Enrollees with chronic illness and Enrollees with disabilities, and ensure that medically necessary covered benefits are delivered on a timely basis. These systems must include procedures for standing referrals, specialists as PCPs, and referrals to specialty centers for Enrollees who require specialized medical care over a prolonged period of time (as determined by a treatment plan approved by the


                                   APPENDIX J
                                 October 1, 2005
                                       J-9

     Contractor in consultation with the primary care provider, the designated specialist and the Enrollee or his/her designee), out-of-network referrals and continuation of existing treatment relationships with out-of-network providers (during transitional period).

     SUGGESTED METHODS FOR COMPLIANCE

     1.   Procedures for requesting specialist physicians to function as PCP

     2. Procedures for requesting standing referrals to specialists and/or specialty centers, out-of-network referrals, and continuation of existing treatment relationships

     3. Procedures to meet Enrollee needs for, durable medical equipment, medical supplies, home visits as appropriate

     4. Appropriately trained Contractor staff to function as case managers for special needs populations, or sub-contract arrangements for case management

     5. Procedures for informing Enrollees about the availability of case management services

     COMPLIANCE PLAN SUBMISSION

     1. A description of the Contractor case management program for people with disabilities, including case management functions, procedures for qualifying for and being assigned a case manager, and description of case management staff qualifications

     2. A description of the Contractor's model protocol to enable Participating Providers, at their point of service, to identify Enrollees who require a case manager

     3. A description of the Contractor's protocol for assignment of specialists as PCP, and for standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

     4. A description of the Contractor's notice procedures to Enrollees regarding the availability of case management services, specialists as PCPs, standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

D.   PARTICIPATING PROVIDERS

     STANDARD FOR COMPLIANCE

     The Contractor's network will include all the provider types necessary to furnish the Benefit Package, to assure appropriate and timely health care to all Enrollees, including those with chronic illness and/or disabilities. Physical accessibility is not limited to entry to a provider site, but also includes access to services within the site, e.g. exam tables and medical equipment.


                                   APPENDIX J
                                 October 1, 2005
                                      J-10

     SUGGESTED METHODS FOR COMPLIANCE

     1. Process for the Contractor to evaluate provider network to ascertain the degree of provider accessibility to persons with disabilities, to identify barriers to access and required modifications to policies/procedures

     2. Model protocol to assist Participating Providers, at their point of service, to identify Enrollees who require case manager, audio, visual, mobility aids, or other accommodations

     3. Model protocol for determining needs of Enrollees with mental disabilities

     4.   Use of Wheelchair Accessibility Certification Form (see attached)

     5.   Submission of map of physically accessible sites

     6. Training for providers re: compliance with Title III of ADA, e.g. site access requirements for door widths, wheelchair ramps, accessible diagnostic/treatment rooms and equipment; communication issues; attitudinal barriers related to disability, etc. [Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities -V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY
          (212) 788-2838].

     7. Use of NYS Office of Persons with Disabilities (OAPD) ADA Accessibility Checklist for Existing Facilities and NYC Addendum to OAPD ADA Accessibility Checklist as guides for evaluating existing facilities and for new construction and/or alteration.

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor will ensure that its Participating Provider network is accessible to persons with disabilities. This includes the following:

          - Policies and procedures to prevent discrimination on the basis of disability or type of illness or condition

          - Identification of Participating Provider sites which are accessible by people with mobility impairments, including people using mobility devices. If certain provider sites are not physically accessible to persons with disabilities, the Contractor shall describe reasonable, alternative means that result in making the provider services readily accessible.

          - Identification of Participating Provider sites which do not have access to sign language interpreters or reasonable alternative means to communicate with Enrollees who are deaf or hard of hearing; and for those sites describe reasonable alternative methods to ensure that services will be made accessible

          - Identification of Participating Providers which do not have adequate communication systems for Enrollees who are blind or have vision impairments (e.g. raised symbol and lettering or visual signal appliances), and for those sites describe reasonable alternative methods to ensure that services will be made accessible

     2. A description of how the Contractor's specialty network is sufficient to meet the needs of Enrollees with disabilities


                                   APPENDIX J
                                 October 1, 2005
                                      J-11

     3. A description of methods to ensure the coordination of out-of-network providers to meet the needs of the Enrollees with disabilities

          - This may include the implementation of a referral system to ensure that the health care needs of Enrollees with disabilities are met appropriately

          - The Contractor shall describe policies and procedures to allow for the continuation of existing relationships with out-of-network providers, when in the best interest of the Enrollee with a disability

     4. Submission of the ADA Compliance Summary Report or Contractor statement that data submitted to SDOH on the Health Provider Network
          (HPN) files is an accurate reflection of each network's physical accessibility

E.   POPULATIONS WITH SPECIAL HEALTH CARE NEEDS

     STANDARD FOR COMPLIANCE

     The Contractor will have satisfactory methods for identifying persons at risk of, or having, chronic disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services, etc. The Contractor will have satisfactory systems for coordinating service delivery and, if necessary, procedures to allow continuation of existing relationships with out-of-network provider for course of treatment.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Procedures for requesting standing referrals to specialists and/or specialty centers, specialist physicians to function as PCP, out-of-network referrals, and continuation of existing relationships with out-of-network providers for course of treatment

     2. Linkages with behavioral health agencies, disability and advocacy organizations, etc.

     3. Adequate network of providers and sub-specialists (including pediatric providers and sub-specialists) and contractual relationships with tertiary institutions

     4. Procedures for assuring that these populations receive appropriate diagnostic work-ups on a timely basis

     5. Procedures for assuring that these populations receive appropriate access to durable medical equipment on a timely basis

     6. Procedures for assuring that these populations receive appropriate allied health professionals (Physical, Occupational and Speech Therapists, Audiologists) on a timely basis

     7. State designation as a Well Qualified Plan to serve the OMRDD population and look-alikes

     COMPLIANCE PLAN SUBMISSION

     1. A description of arrangements to ensure access to specialty care providers and centers in and out of New York State, standing referrals, specialist physicians to function as


                                   APPENDIX J
                                 October 1, 2005
                                      J-12

          PCP, out-of-network referrals, and continuation of existing relationships (out-of-network) for diagnosis and treatment of rare disorders

     2. A description of appropriate service delivery for children with disabilities. This may include a description of methods for interacting with school districts, child protective service agencies, early intervention officials, behavioral health, and disability and advocacy organizations.

     3. A description of the sub-specialist network, including contractual relationships with tertiary institutions to meet the health care needs of people with disabilities

F.   ADDITIONAL ADA RESPONSIBILITIES FOR PUBLIC ACCOMMODATIONS

Please note that Title III of the ADA applies to all non-governmental providers of health care. Title III of the Americans with Disabilities Act prohibits discrimination on the basis of disability in the full and equal enjoyment of goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation. A public accommodation is a private entity that owns, leases or leases to, or operates a place of public accommodation. Places of public accommodation identified by the ADA include, but are not limited to, stores (including pharmacies) offices (including doctors' offices), hospitals, health care providers, and social service centers.

New and altered areas and facilities must be as accessible as possible. Barriers must be removed from existing facilities when it is readily achievable, defined by the ADA as easily accomplishable without much difficulty or expense. Factors to be considered when determining if barrier removal is readily achievable include the cost of the action, the financial resources of the site involved, and, if applicable, the overall financial resources of any parent corporation or entity. If barrier removal is not readily achievable, the ADA requires alternate methods of making goods and services available. New facilities must be accessible unless structurally impracticable.

Title III also requires places of public accommodation to provide any auxiliary aids and services that are needed to ensure equal access to the services it offers, unless a fundamental alteration in the nature of services or an undue burden would result. Auxiliary aids include but are not limited to qualified sign interpreters, assistive listening systems, readers, large print materials, etc. Undue burden is defined as "significant difficulty or expense". The factors to be considered in determining "undue burden" include, but are not limited to, the nature and cost of the action required and the overall financial resources of the provider. "Undue burden" is a higher standard than "readily achievable" in that it requires a greater level of effort on the part of the public accommodation.

Please note also that the ADA is not the only law applicable for people with disabilities. In some cases, State or local laws require more than the ADA. For example, New York City's Human Rights Law, which also prohibits discrimination against people with disabilities, includes people whose impairments are not as "substantial" as the narrower ADA and uses the higher "undue burden" ("reasonable") standard where the ADA requires only that which is "readily achievable". New York City's Building Code does not permit access waivers for newly


                                   APPENDIX J
                                 October 1, 2005
                                      J-13
constructed facilities and requires incorporation of access features as existing facilities are renovated. Finally, the State Hospital code sets a higher standard than the ADA for provision of communication (such as sign language interpreters) for services provided at most hospitals, even on an outpatient basis.


                                   APPENDIX J
                                 October 1, 2005
                                      J-14

                                   APPENDIX K

                             PREPAID BENEFIT PACKAGE
                           DEFINITIONS OF COVERED AND
                              NON-COVERED SERVICES

K.1  CHART OF PREPAID BENEFIT PACKAGE

     -    MEDICAID MANAGED CARE NON-SSI (MMC NON-SSI)

     -    MEDICAID MANAGED CARE SSI (MMC SSI)

     -    MEDICAID FEE-FOR-SERVICE (MFFS)

     -    FAMILY HEALTH PLUS (FHPLUS)

K.2  PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED SERVICES

K.3  MEDICAID MANAGED CARE DEFINITIONS OF NON-COVERED SERVICES

K.4  FAMILY HEALTH PLUS NON-COVERED SERVICES


                                   APPENDIX K
                                 October 1, 2005
                                       K-1

                                   APPENDIX K
                             PREPAID BENEFIT PACKAGE
                 DEFINITIONS OF COVERED AND NON-COVERED SERVICES

1.   GENERAL

     a) The categories of services in the Medicaid Managed Care and Family Health Plus Benefit Packages, including optional covered services, shall be provided by the Contractor to MMC Enrollees and FHPlus Enrollees, respectively, when medically necessary under the terms of this Agreement. The definitions of covered and non-covered services herein are in summary form; the full description and scope of each covered service as established by the New York Medical Assistance Program are set forth in the applicable NYS Medicaid Provider Manual, except for the Eye Care and Vision benefit for FHPlus Enrollees which is described in Section 19 of Appendix K.2.

     b) All care provided by the Contractor, pursuant to this Agreement, must be provided, arranged, or authorized by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries, and emergency services, emergency transportation, Family Planning and Reproductive Health services, mental health and chemical dependence assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement.

     c)   This Appendix contains the following sections:

          i) K.1 - "Chart of Prepaid Benefit Package" lists the services provided by the Contractor to all Medicaid Managed Care Non-SSI Enrollees, Medicaid Managed Care SSI Enrollees, Medicaid fee-for-service coverage for carved out and wraparound benefits, and Family Health Plus Enrollees.

          ii) K.2 - "Prepaid Benefit Package Definitions Of Covered Services" describes the covered services, as numbered in K.1. Each service description applies to both MMC and FHPlus Benefit Package unless otherwise noted.

          iii) K.3 - "Medicaid Managed Care Definitions of Non-Covered Services" describes services that are not covered by the MMC Benefit Package. These services are covered by the Medicaid fee-for-service program unless otherwise noted.

          iv) K.4 - "Family Health Plus Non-Covered Services" lists the services that are not covered by the FHPlus Benefit Package. There is no Medicaid fee-for-service coverage available for any service outside of the FHPlus Benefit Package.


                                   APPENDIX K
                                 October 1, 2005
                                       K-2

                                       K.1

                             PREPAID BENEFIT PACKAGE

*      COVERED SERVICES                 MMC NON-SSI                 MMC SSI                     MFFS                 FHPLUS **
--------------------------------  -----------------------  --------------------------  ---------------------  ----------------------
1.  Inpatient Hospital Services   Covered, unless admit    Covered, unless admit date  Stay covered only      Covered, unless
                                  date precedes Effective  precedes Effective Date of  when admit date        admit date
                                  Date of Enrollment [see  Enrollment [see Section     precedes Effective     precedes Effective
                                  Section 6.8 of this      6.8 of this Agreement]      Date of Enrollment     Date of Enrollment
                                  Agreement]                                           [see Section 6.8 of    [see Section 6.8 of
                                                                                       this Agreement]        this Agreement]

2.  Inpatient Stay Pending        Covered                  Covered                                            Covered
    Alternate Level of
    Medical Care

3.  Physician Services            Covered                  Covered                                            Covered

4.  Nurse Practitioner Services   Covered                  Covered                                            Covered

5.  Midwifery Services            Covered                  Covered                                            Covered

6.  Preventive Health Services    Covered                  Covered                                            Covered

7.  Second Medical/Surgical       Covered                  Covered                                            Covered
    Opinion

8.  Laboratory Services           Covered                  Covered                     HIV phenotypic,        Covered
                                                                                       virtual phenotypic
                                                                                       and genotypic drug
                                                                                       resistance tests

9.  Radiology Services            Covered                  Covered                                            Covered

10. Prescription and Non-         Pharmaceuticals and      Pharmaceuticals and         Covered                Covered, may be
    Prescription(OTC) Drugs,      medical supplies         medical supplies routinely  outpatient drugs       limited to generic.
    Medical Supplies, and         routinely furnished or   furnished or administered   from the list of       Vitamins (except
    Enteral Formula               administered as part of  as part of a clinic or      Medicaid reimbursable  to treat an illness or
                                  a clinic or office       office visit                prescription drugs,    condition), OTCs, and
                                  visit                                                subject to any         medical supplies are
                                                                                       applicable             not covered
                                                                                       co-payments

11. Smoking Cessation Products                                                         Covered                Covered

12. Rehabilitation Services       Covered                  Covered                                            Covered for short
                                                                                                              term inpatient,
                                                                                                              and limited to 20
                                                                                                              visits per calendar
                                                                                                              year for outpatient
                                                                                                              PT and OT

13. EPSDT Services/Child Teen     Covered                  Covered                                            Covered
    Health Program (C/THP)

*    See K.2 for Scope of Benefits

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.

Note: If cell is blank, there is no coverage.


                                   APPENDIX K
                                 October 1, 2005
                                       K-3

*      COVERED SERVICES                  MMC NON-SSI                MMC SSI                     MFFS                 FHPLUS **
--------------------------------  -----------------------  --------------------------  ---------------------  ----------------------
14. Home Health Services          Covered                  Covered                                            Covered for 40
                                                                                                              visits in lieu of a
                                                                                                              skilled nursing
                                                                                                              facility stay or
                                                                                                              hospitalization,
                                                                                                              plus 2 post partum
                                                                                                              home visits for high
                                                                                                              risk women

15  Private Duty Nursing          Covered                  Covered                                            Not covered
    Services

16  Hospice                                                                            Covered                Covered

17. Emergency Services            Covered                  Covered                                            Covered

    Post-Stabilization Care       Covered                  Covered                                            Covered
    Services (see also Appendix
    G of this Agreement)

18. Foot Care Services            Covered                  Covered                                            Covered

19. Eye Care and Low Vision       Covered                  Covered                                            Covered
    Services

20. Durable Medical Equipment     Covered                  Covered                                            Covered
    (DME)

21. Audiology, Hearing Aids       Covered except for       Covered except for          Hearing aid            Covered, including
    Services & Products           hearing aid batteries    hearing aid batteries       batteries              hearing aid batteries

22. Family Planning and           Covered if included      Covered if included in      Covered pursuant       Covered if included in
    Reproductive Health Services  in Contractor's          Contractor's Benefit        to Appendix C of       Contractor's  Benefit
                                  Benefit Package as per   Package as per Appendix M   Agreement              Package as per
                                  Appendix M of this       of  Agreement                                      Appendix M of this
                                  Agreement                                                                   Agreement or through
                                                                                                              the DTP Contractor

23. Non-Emergency Transportation  Covered if included      Covered if included in      Covered if not         Not covered, except
                                  in Contractor's          Contractor's Benefit        included in            for transportation
                                  Benefit Package as per   Package as per Appendix M   Contractor's Benefit   to C/THP services
                                  Appendix M of this       of this Agreement           Package                for 19 and 20 year
                                  Agreement                                                                   olds

24  Emergency Transportation      Covered if included in   Covered if included in      Covered if not         Covered
                                  Contractor's Benefit     Contractor's Benefit        included in
                                  Package as per Appendix  Package as per Appendix M   Contractor's
                                  M of this Agreement      of this Agreement           Benefit Package

*    See K.2 for Scope of Benefits

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.

Note: If cell is blank, there is no coverage.


                                   APPENDIX K
                                 October 1, 2005
                                       K-4

*      COVERED SERVICES                  MMC NON-SSI                MMC SSI                     MFFS                 FHPLUS **
--------------------------------  -----------------------  --------------------------  ---------------------  ----------------------
25. Dental Services               Covered if included in   Covered if included in      Covered if not         Covered, if
                                  Contractor's Benefit     Contractor's Benefit        included in the        included in
                                  Package as per           Package as per Appendix M   Contractor's           Contractor's
                                  Appendix M of this       of this Agreement, except   Benefit Package,       Benefit Package as
                                  Agreement, except        orthodontia                 Orthodontia in all     per Appendix M of
                                  orthodontia                                          instances              this Agreement,
                                                                                                              excluding orthodontia

26. Court-Ordered Services        Covered, pursuant to     Covered, pursuant to                               Covered, pursuant
                                  court order (see also    court order (see also                              to court order (see
                                  Section 10.9 of this     Section 10.9 of this                               also Section 10.9 of
                                  Agreement)               Agreement)                                         this Agreement)

27. Prosthetic/Orthotic           Covered                  Covered                                            Covered, except
    Services/Orthopedic Footwear                                                                              orthopedic shoes

28. Mental Health Services        Covered                                              Covered for SSI        Covered subject to
                                                                                       Enrollees              calendar year
                                                                                                              benefit limit of 30
                                                                                                              days inpatient, 60
                                                                                                              visits outpatient,
                                                                                                              combined with
                                                                                                              chemical dependency
                                                                                                              services

29. Detoxification Services       Covered                  Covered                                            Covered

30. Chemical Dependence           Covered subject to                                   Covered for SSI        Covered subject to
    Inpatient Rehabilitation and  stop loss                                           recipients              calendar year benefit
    Treatment Services                                                                                        limit 30 days combined
                                                                                                              with mental health
                                                                                                              services

31  Chemical Dependence                                                                Covered                Covered subject to
    Outpatient                                                                                                calendar year
                                                                                                              benefit limits of
                                                                                                              60 visits combined
                                                                                                              with mental health
                                                                                                              services

32. Experimental and/or           Covered on a case by     Covered on a case by                               Covered on a case by
    Investigational Treatment     case basis               case basis                                         case basis

33. Renal Dialysis                Covered                  Covered                                            Covered

34. Residential Health Care       Covered, except for      Covered, except for
    Facility Services (RHCF)      individuals in           individuals in permanent
                                  permanent placement      placement

*    See K.2 for Scope of Benefits

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.

Note: If cell is blank, there is no coverage.


                                   APPENDIX K
                                 October 1, 2005
                                       K-5

                                       K.2

                             PREPAID BENEFIT PACKAGE
                         DEFINITIONS OF COVERED SERVICES

SERVICE DEFINITIONS IN THIS SECTION PERTAIN TO BOTH MMC AND FHPLUS UNLESS OTHERWISE INDICATED.

1.   INPATIENT HOSPITAL SERVICES

     Inpatient hospital services, as medically necessary, shall include, except as otherwise specified, the care, treatment, maintenance and nursing services as may be required, on an inpatient hospital basis, up to 365 days per year (366 days in leap year). Contractor will not be responsible for hospital stays that commence prior to the Effective Date of Enrollment (see
     Section 6.8 of this Agreement), but will be responsible for stays that commence prior to the Effective Date of Disenrollment (see Section 8.5 of this Agreement). Among other services, inpatient hospital services encompass a full range of necessary diagnostic and therapeutic care including medical, surgical, nursing, radiological, and rehabilitative services. Services are provided under the direction of a physician, certified nurse practitioner, or dentist.

2.   INPATIENT STAY PENDING ALTERNATE LEVEL OF MEDICAL CARE

     Inpatient stay pending alternate level of medical care, or continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR Section 505.20 and 10 NYCRR Part 85.

3.   PHYSICIAN SERVICES

     a) "Physicians' services," whether furnished in the office, the Enrollee's home, a hospital, a skilled nursing facility, or elsewhere, means services furnished by a physician:

          i) within the scope of practice of medicine as defined in law by the New York State Education Department; and

          ii) by or under the personal supervision of an individual licensed and currently registered by the New York State Education Department to practice medicine.

     b) Physician services include the full range of preventive care services, primary care medical services and physician specialty services that fall within a physician's scope of practice under New York State law.

     c)   The following are also included without limitations:

          i) pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit;


                                   APPENDIX K
                                 October 1, 2005
                                       K-6

          ii) physical examinations, including those which are necessary for employment, school, and camp;

          iii) physical and/or mental health, or chemical dependence examinations of children and their parents as requested by the LDSS to fulfill its statutory responsibilities for the protection of children and adults and for children in foster care;

          iv) health and mental health assessments for the purpose of making recommendations regarding a Enrollee's disability status for Federal SSI applications;

          v)   health assessments for the Infant /Child Assessment Program
               (ICHAP);

          vi)  annual preventive health visits for adolescents;

          vii) new admission exams for school children if required by the LDSS;

          viii) health screening, assessment and treatment of refugees, including completing SDOH/LDSS required forms;

          ix) Child/Teen Health Program (C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) years of age (see Section 10 of this Agreement).

4.   CERTIFIED NURSE PRACTITIONER SERVICES

     a) Certified nurse practitioner services include preventive services, the diagnosis of illness and physical conditions, and the performance of therapeutic and corrective measures, within the scope of the certified nurse practitioner's licensure and collaborative practice agreement with a licensed physician in accordance with the requirements of the NYS Education Department.

     b) The following services are also included in the certified nurse practitioner's scope of services, without limitation:

          i) Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to persons under twenty-one
               (21) (see Item 13 of this Appendix and Section 10.4 of this Agreement);

          ii) Physical examinations, including those which are necessary for employment, school and camp.


                                   APPENDIX K
                                 October 1, 2005
                                       K-7

5.   MIDWIFERY SERVICES

     SSA Section 1905 (a)(17), Education Law Section 6951(i).

     Midwifery services include the management of normal pregnancy, childbirth and postpartum care as well as primary preventive reproductive health care to essentially healthy women as specified in a written practice agreement and shall include newborn evaluation, resuscitation and referral for infants. The care may be provided on an inpatient or outpatient basis including in a birthing center or in the Enrollee's home as appropriate. The midwife must be licensed by the NYS Education Department.

6.   PREVENTIVE HEALTH SERVICES

     a) Preventive health services means care and services to avert disease/illness and/or its consequences. There are three (3) levels of preventive health services: 1) primary, such as immunizations, aimed at preventing disease; 2) secondary, such as disease screening programs aimed at early detection of disease; and 3) tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than restorative programs.

     b) The Contractor must offer the following preventive health services essential for promoting and preventing illness:

          i)   General health education classes.

          ii)  Pneumonia and influenza immunizations for at risk populations.

          iii) Smoking cessation classes, with targeted outreach for adolescents and pregnant women.

          iv)  Childbirth education classes.

          v) Parenting classes covering topics such as bathing, feeding, injury prevention, sleeping, illness prevention, steps to follow in an emergency, growth and development, discipline, signs of illness, etc.

          vi) Nutrition counseling, with targeted outreach for diabetics and pregnant women.

          vii) Extended care coordination, as needed, for pregnant women.

          viii) HIV counseling and testing.

7.   SECOND MEDICAL/SURGICAL OPINIONS

     The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.


                                   APPENDIX K
                                 October 1, 2005
                                       K-8

8.   LABORATORY SERVICES

     18 NYCRR Section 505.7(a)

     a) Laboratory services include medically necessary tests and procedures ordered by a qualified medical professional and listed in the Medicaid fee schedule for laboratory services.

     b) All laboratory testing sites providing services under this Agreement must have a permit issued by the New York State Department of Health and a Clinical Laboratory Improvement Act (CLIA) certificate of waiver, a physician performed microscopy procedures (PPMP) certificate, or a certificate of registration along with a CLIA identification number. Those laboratories with certificates of waiver or a PPMP certificate may perform only those specific tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests for which they have been certified. Physicians providing laboratory testing may perform only those specific limited laboratory procedures identified in the Physician's NYS Medicaid Provider Manual.

     c) For MMC only: coverage for HIV phenotypic, HIV virtual phenotypic and HIV genotypic drug resistance tests are covered by Medicaid fee-for-service.

9.   RADIOLOGY SERVICES

     18 NYCRR Section 505.17(c)(7)(d)

     Radiology services include medically necessary services provided by qualified practitioners in the provision of diagnostic radiology, diagnostic ultrasound, nuclear medicine, radiation oncology, and magnetic resonance imaging (MRI). These services may only be performed upon the order of a qualified practitioner.

10. PRESCRIPTION AND NON-PRESCRIPTION (OTC) DRUGS, MEDICAL SUPPLIES AND ENTERAL FORMULAS

     a) For Medicaid fee-for-service only: Medically necessary prescription and non-prescription (OTC) drugs, medical supplies and enteral formula are covered when ordered by a qualified provider.

     b) MMC Enrollees are covered for prescription drugs through the Medicaid fee-for-service program. Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the MMC Program. Self-administered injectable drugs (including those administered by a family member) and injectable drugs administered during a home care visit are covered by Medicaid fee-for-service if the drug is on the list of Medicaid reimbursable prescription drugs or covered by the Contractor, subject to medical necessity, if the drug is not on the list of Medicaid reimbursable prescription drugs.


                                   APPENDIX K
                                 October 1, 2005
                                       K-9

     c)   For Family Health Plus only:

          i) Prescription drugs are covered, but may be limited to generic medications where medically acceptable. All medications used for preventive and therapeutic purposes are covered, as well as family planning or contraceptive medications or devices.

          ii) Coverage includes enteral formulas for home use for which a physician or other provider authorized to prescribe has issued a written order. Enteral formulas for the treatment of specific diseases shall be distinguished from nutritional supplements taken electively. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein. Vitamins are not covered except when necessary to treat a diagnosed illness or condition.

          iii) Experimental investigational drugs are generally excluded, except where approved in the course of experimental/investigational treatment.

          iv)  Drugs prescribed for cosmetic purposes are excluded.

          v) Over-the-counter items are excluded with the exception of diabetic supplies, including insulin and smoking cessation agents. Non-prescription (OTC) drugs and medical supplies are not covered.

11.  SMOKING CESSATION PRODUCTS

     a) MMC Enrollees are covered for smoking cessation products through the Medicaid fee-for-service program.

     b) For Family Health Plus only: At least two courses of smoking cessation therapy per person per year, as medically necessary are covered. A course of therapy is defined as no more than a ninety (90)-day supply, (an original prescription and two (2) refills, even if less than a thirty (30)-day supply is dispensed in any fill). Duplicative use of one agent is not allowed (i.e., same drug/same dosage form/same strength). Both prescription and over-the-counter therapies/agents are covered; this includes nicotine patches, inhalers, nasal sprays, gum, and Zyban (bupropion).

12.  REHABILITATION SERVICES

     18 NYCRR Section 505.11

     a) Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation services may be provided in an Article 28 inpatient or outpatient facility, an Enrollee's home, in an approved home health agency, in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or community


                                   APPENDIX K
                                 October 1, 2005
                                      K-10
          setting, or in a Residential Health Care Facility (RHCF) as long as the Enrollee's stay is classified as a rehabilitative stay and meets the requirements for covered RHCF services as defined herein. For the MMC Program, rehabilitation services provided in Residential Health Care Facilities are subject to the stop-loss provisions specified in
          Section 3.13 of this Agreement. Rehabilitation services are covered as medically necessary, when ordered by the Contractor's Participating Provider.

     b) For Family Health Plus only: Outpatient visits for physical and occupational therapy is limited to twenty (20) visits per calendar year. Coverage for speech therapy services is limited to those required for a condition amenable to significant clinical improvement within a two month period.

13. EARLY PERIODIC SCREENING DIAGNOSIS AND TREATMENT (EPSDT) SERVICES THROUGH THE CHILD TEEN HEALTH PROGRAM (C/THP) AND ADOLESCENT PREVENTIVE SERVICES

     18 NYCRR Section 508.8

     Child/Teen Health Program (C/THP) is a package of early and periodic screening, including inter-periodic screens and, diagnostic and treatment services that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services shall be provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The care includes necessary health care, diagnostic services, treatment and other measures (described in Section 1905(a) of the Social Security Act) to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services (regardless of whether the service is otherwise included in the New York State Medicaid Plan). The package of services includes administrative services designed to assist families obtain services for children including outreach, education, appointment scheduling, administrative case management and transportation assistance.

14.  HOME HEALTH SERVICES

     18 NYCRR Section 505.23(a)(3)

     a) Home health care services are provided to Enrollees in their homes by a home health agency certified under Article 36 of the PHL (Certified Home Health Agency-CHHA). Home health services mean the following services when prescribed by a Provider and provided to a Enrollee in his or her home:

          i) nursing services provided on a part-time or intermittent basis by a CHHA or, if there is no CHHA that services the county/district, by a registered professional nurse or a licensed practical nurse acting under the direction of the Enrollee's PCP;

          ii) physical therapy, occupational therapy, or speech pathology and audiology services; and

          iii) home health services provided by a person who meets the training requirements of the SDOH, is assigned by a registered professional nurse to provide home health aid services in accordance with the Enrollee's plan of care, and is supervised by a


                                   APPENDIX K
                                 October 1, 2005
                                      K-11
               registered professional nurse from a CHHA or if the Contractor has no CHHA available, a registered nurse, or therapist.

     b) Personal care tasks performed by a home health aide incidental to a certified home health care agency visit, and pursuant to an established care plan, are covered.

     c) Services include care rendered directly to the Enrollee and instructions to his/her family or caretaker such as teacher or day care provider in the procedures necessary for the Enrollee's treatment or maintenance.

     d) The Contractor must provide up to two (2) post partum home visits for high risk infants and/or high risk mothers, as well as to women with less than a forty-eight (48) hour hospital stay after a vaginal delivery or less than a ninety-six (96) hour stay after a cesarean delivery. Visits must be made by a qualified health professional (minimum qualifications being an RN with maternal/child health background), the first visit to occur within forty-eight (48) hours of discharge.

     e) For Family Health Plus only: coverage is limited to forty (40) home health care visits per calendar year in lieu of a skilled nursing facility stay or hospitalization. Post partum home visits apply only to high risk mothers. For the purposes of this Section, visit is defined as the delivery of a discreet service (e.g. nursing, OT, PT, ST, audiology or home health aide). Four (4) hours of home health aide services equals one visit.

15.  PRIVATE DUTY NURSING SERVICES - FOR MMC PROGRAM ONLY

     a) Private duty nursing services shall be provided by a person possessing a license and current registration from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services can be provided through an approved certified home health agency, a licensed home care agency, or a private Practitioner. The location of nursing services may be in the MMC Enrollee's home or in the hospital.

     b) Private duty nursing services are covered only when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and provided in accordance with the ordering physicians, or certified nurse practitioner's written treatment plan.

16.  HOSPICE SERVICES

     a) Hospice Services means a coordinated hospice program of home and inpatient services which provide non-curative medical and support services for Enrollees certified by a physician to be terminally ill with a life expectancy of six (6) months or less.

     b) Hospice services include palliative and supportive care provided to an Enrollee to meet the special needs arising out of physical, psychological, spiritual, social and economic stress which are experienced during the final stages of illness and during


                                   APPENDIX K
                                 October 1, 2005
                                      K-12
          dying and bereavement. Hospices must be certified under Article 40 of the New York State Public Health Law. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the Enrollee and the Enrollee's family. Family members are eligible for up to five visits for bereavement counseling.

     c) Medicaid Managed Care Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

17.  EMERGENCY SERVICES

     a) Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical attention to result in (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition placing the health of such person or others in serious jeopardy; (b) serious impairment of such person's bodily functions; (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person are covered. Emergency services include health care procedures, treatments or services, needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. A medical assessment (triage) is covered for non-emergent conditions. See also Appendix G of this Agreement.

     b) Post Stabilization Care Services means services related to an emergency medical condition that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition. These services are covered pursuant to Appendix G of this Agreement.

18.  FOOT CARE SERVICES

     a) Covered services must include routine foot care when any Enrollee's (regardless of age) physical condition poses a hazard due to the presence of localized illness, injury or symptoms involving the foot, or when performed as a necessary and integral part of otherwise covered services such as the diagnosis and treatment of diabetes, ulcers, and infections.

     b) Services provided by a podiatrist for persons under twenty-one (21) must be covered upon referral of a physician, registered physician assistant, certified nurse practitioner or licensed midwife.

     c) Routine hygienic care of the feet, the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, is not covered in the absence of a pathological condition.


                                   APPENDIX K
                                 October 1, 2005
                                      K-13

19.  EYE CARE AND LOW VISION SERVICES

     18 NYCRR Section 505.6(b)(1-3)

     SSL Section 369-ee (1)(e)(xii)

     a)   For Medicaid Managed Care only:

          i) Emergency, preventive and routine eye care services are covered. Eye care includes the services of ophthalmologists, optometrists and ophthalmic dispensers, and includes eyeglasses, medically necessary contact lenses and polycarbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Eye care coverage includes the replacement of lost or destroyed eyeglasses. The replacement of a complete pair of eyeglasses must duplicate the original prescription and frames. Coverage also includes the repair or replacement of parts in situations where the damage is the result of causes other than defective workmanship. Replacement parts must duplicate the original prescription and frames. Repairs to, and replacements of, frames and/or lenses must be rendered as needed.

          ii) If the Contractor does not provide upgraded eyeglass frames or additional features (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal eyeglasses or paying the full price of the no-line bifocal eyeglasses (not just the difference between the cost of the bifocal lenses and the no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that that the glasses are ordered.

          iii) Examinations for diagnosis and treatment for visual defects and/or eye disease are provided only as necessary and as required by the Enrollee's particular condition. Examinations which include refraction are limited to once every twenty four (24) months unless otherwise justified as medically necessary.

          iv) Eyeglasses do not require changing more frequently than once every twenty four (24) months unless medically indicated, such as a change in correction greater than 1/2 diopter, or unless the glasses are lost, damaged, or destroyed.

          v) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

          vi) MMC Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty four
               (24) months, or if otherwise justified as


                                   APPENDIX K
                                 October 1, 2005
                                      K-14
               medically necessary or if eyeglasses are lost, damaged or destroyed as described above.

     b)   For Family Health Plus only:

          i) Covered Services include emergency vision care and the following preventive and routine vision care provided once in any twenty four (24) month period:

               A)   one eye examination;

               B) either: one pair of prescription eyeglass lenses and a frame, or prescription contact lenses when medically necessary; and

               C)   one pair of medically necessary occupational eyeglasses.

          ii) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

          iii) FHPlus Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty-four
               (24) months.

          iv) If the Contractor does not provide upgraded frames or additional features that the Enrollee wants (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal glasses or paying the full price for the no-line bifocal eyeglasses (not just the difference between the cost of bifocal lenses and no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

          v) Contact lenses are covered only when medically necessary. Contact lenses shall not be covered solely because the FHPlus Enrollee selects contact lenses in lieu of receiving eyeglasses.

          vi) Coverage does not include the replacement of lost, damaged or destroyed eyeglasses.

          vii) The occupational vision benefit for FHPlus Enrollees covers the cost of job-related eyeglasses if that need is determined by a Participating Provider through special testing done in conjunction with a regular vision examination. Such examination shall determine whether a special pair of eyeglasses would improve the performance of job-related activities. Occupational eyeglasses can be provided in addition to regular glasses but are available only in conjunction with a regular vision benefit once in any twenty-four (24) month period. FHPlus Enrollees may purchase an upgraded frame or lenses for occupational eyeglasses


                                   APPENDIX K
                                 October 1, 2005
                                      K-15
               by paying the entire cost as a private customer. Sun-sensitive and polarized lens options are not available for occupational eyeglasses.

20.  DURABLE MEDICAL EQUIPMENT (DME)

     18 NYCRR Section 505.5(a)(1) and Section 4.4 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

     a) Durable Medical Equipment (DME) are devices and equipment, other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances, and have the following characteristics:

          i)   can withstand repeated use for a protracted period of time;

          ii)  are primarily and customarily used for medical purposes;

          iii) are generally not useful to a person in the absence of illness or injury; and

          iv) are usually not fitted, designed or fashioned for a particular individual's use. Where equipment is intended for use by only one
               (1) person, it may be either custom made or customized.

     b) Coverage includes equipment servicing but excludes disposable medical supplies.

21.  AUDIOLOGY, HEARING AID SERVICES AND PRODUCTS

     18 NYCRR Section 505.31 (a)(1)(2) and Section 4.7 of the NYS Medicaid Hearing Aid Provider Manual

     a)   Hearing aid services and products are provided in compliance with
          Article 37-A of the General Business Law when medically necessary to alleviate disability caused by the loss or impairment of hearing. Hearing aid services include: selecting, fitting and dispensing of hearing aids, hearing aid checks following dispensing of hearing aids, conformity evaluation, and hearing aid repairs.

     b) Audiology services include audiometric examinations and testing, hearing aid evaluations and hearing aid prescriptions or recommendations, as medically indicated.

     c) Hearing aid products include hearing aids, earmolds, special fittings, and replacement parts.

     d)   Hearing aid batteries:

          i) For Family Health Plus only: Hearing aid batteries are covered as part of the prescription drug benefit.

          ii) For Medicaid Managed Care only: Hearing aid batteries are covered through the Medicaid fee-for-service program.


                                   APPENDIX K
                                 October 1, 2005
                                      K-16

22.  FAMILY PLANNING AND REPRODUCTIVE HEALTH CARE

     a) Family Planning and Reproductive Health Care services means the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancy, as specified in Appendix C of this Agreement.

     b) HIV counseling and testing is included in coverage when provided as part of a Family Planning and Reproductive Health visit.

     c) All medically necessary abortions are covered, as specified in Appendix C of this Agreement.

     d)   Fertility services are not covered.

     e) If the Contractor excludes Family Planning and Reproductive Health services from its Benefit Package, as specified in Appendix M of this Agreement, the Contractor is required to comply with the requirements of Appendix C.3 of this Agreement and still provide the following services:

          i) screening, related diagnosis, ambulatory treatment, and referral to Participating Provider as needed for dysmenorrhea, cervical cancer or other pelvic abnormality/pathology;

          ii) screening, related diagnosis, and referral to Participating Provider for anemia, cervical cancer, glycosuria, proteinuria, hypertension, breast disease and pregnancy.

23.  NON-EMERGENCY TRANSPORTATION

     a) Transportation expenses are covered for MMC Enrollees when transportation is essential in order for a MMC Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by Medicaid fee-for-service). Non-emergent transportation guidelines may be developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

     b) Transportation services means transportation by ambulance, ambulette fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the MMC Enrollee's medical condition; and a transportation attendant to accompany the MMC Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the MMC Enrollee's family.

     c) When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor's Benefit Package.


                                   APPENDIX K
                                 October 1, 2005
                                      K-17

     d) Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

     e) For MMC Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

     d) Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

24.  EMERGENCY TRANSPORTATION

     a) Emergency transportation can only be provided by an ambulance service including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of Emergency Services while the Enrollee is being transported.

     b) Emergency Services means the health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including, but not limited to, the treatment of trauma, burns, respiratory, circulatory and obstetrical emergencies.

     c) Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency. Because of the urgency of the transportation request, insurance coverage or other billing provisions are not addressed until after the trip is completed. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is a covered benefit and the Contractor is responsible for payment. Contractor shall reimburse the transportation provider for all emergency ambulance services without regard for final diagnosis or prudent layperson standard.

25.  DENTAL SERVICES

     a) Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability. Orthodontic services are not covered.

     b) Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are included in the Benefit Package or not. Inpatient claims and referred ambulatory claims for dental services provided in an inpatient or outpatient hospital setting for surgery, anesthesiology, X-rays, etc. are the responsibility of the Contractor. The Contractor shall set up procedures to prior approve dental services provided in inpatient and ambulatory settings.


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                                 October 1, 2005
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     c)   For Medicaid Managed Care only:

          i) As described in Sections 10.15 and 10.27 of this Agreement, Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services if dental services are included in the Benefit Package.

          ii) Professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are billed Medicaid fee-for-service if the Contractor does not include dental services in the benefit package.

     d) For Family Health Plus only: professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are not covered.

26.  COURT ORDERED SERVICES

     Court ordered services are those services ordered by a court of competent jurisdiction which are performed by or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including treatment for mental health and/or alcohol and/or substance abuse or dependence), or other covered services. The Contractor is responsible for payment of those services included in the benefit package.

27.  PROSTHETIC/ORTHOTIC ORTHOPEDIC FOOTWEAR

     Section 4.5, 4.6 and 4.7 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

     a) Prosthetics are those appliances or devices which replace or perform the function of any missing part of the body. Artificial eyes are covered as part of the eye care benefit.

     b) Orthotics are those appliances or devices which are used for the purpose of supporting a weak or deformed body part or to restrict or eliminate motion in a diseased or injured part of the body.

     c) Medicaid Managed Care: Orthopedic Footwear means shoes, shoe modifications, or shoe additions which are used to correct, accommodate or prevent a physical deformity or range of motion malfunction in a diseased or injured part of the ankle or foot; to support a weak or deformed structure of the ankle or foot, or to form an integral part of a brace.

28.  MENTAL HEALTH SERVICES

     a)   Inpatient Services

          All inpatient mental health services, including voluntary or involuntary admissions for mental health services. The Contractor may provide the covered benefit for medically necessary mental health inpatient services through hospitals licensed pursuant to Article 28 of the PHL.


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     b)   Outpatient Services

          Outpatient services including but not limited to: assessment, stabilization, treatment planning, discharge planning, verbal therapies, education, symptom management, case management services, crisis intervention and outreach services, chlozapine monitoring and collateral services as certified by the New York State Office of Mental Health (OMH). Services may be provided in-home, office or the community. Services may be provided by licensed OMH providers or by other providers of mental health services including clinical psychologists and physicians.

     c) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

     d) MMC SSI Enrollees obtain all mental health services through the Medicaid fee-for-service program.

29.  DETOXIFICATION SERVICES

     a)   Medically Managed Inpatient Detoxification

          These programs provide medically directed twenty-four (24) hour care on an inpatient basis to individuals who are at risk of severe alcohol or substance abuse withdrawal, incapacitated, a risk to self or others, or diagnosed with an acute physical or mental co-morbidity. Specific services include, but are not limited to: medical management, bio-psychosocial assessments, stabilization of medical psychiatric / psychological problems, individual and group counseling, level of care determinations and referral and linkages to other services as necessary. Medically Managed Detoxification Services are provided by facilities licensed by OASAS under Title 14 NYCRR Section 816.6 and the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law or by the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law.

     b)   Medically Supervised Withdrawal

          i)   Medically Supervised Inpatient Withdrawal

               These programs offer treatment for moderate withdrawal on an inpatient basis. Services must include medical supervision and direction under the care of a physician in the treatment for moderate withdrawal. Specific services must include, but are not limited to: medical assessment within twenty four (24) hours of admission; medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling and linkages to other services as necessary. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Inpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR Section 816.7.


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          ii)  Medically Supervised Outpatient Withdrawal

               These programs offer treatment for moderate withdrawal on an outpatient basis. Required services include, but are not limited to: medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling; level of care determinations; discharge planning; and referrals to appropriate services. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Outpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR Section 816.7.

     c) For Medicaid Managed Care only: all detoxification and withdrawal services are a covered benefit for all Enrollees, including those categorized as SSI or SSI-related. Detoxification Services in Article 28 inpatient hospital facilities are subject to the inpatient hospital stop-loss provisions specified in Section 3.11 of this Agreement.

30.  CHEMICAL DEPENDENCE INPATIENT REHABILITATION AND TREATMENT SERVICES

     a) Services provided include intensive management of chemical dependence symptoms and medical management of physical or mental complications from chemical dependence to clients who cannot be effectively served on an outpatient basis and who are not in need of medical detoxification or acute care. These services can be provided in a hospital or free-standing facility. Specific services can include, but are not limited to: comprehensive admission evaluation and treatment planning; individual group, and family counseling; awareness and relapse prevention; education about self-help groups; assessment and referral services; vocational and educational assessment; medical and psychiatric consultation; food and housing; and HIV and AIDS education. These services may be provided by facilities licensed by the New York State Office of Alcoholism and Substance Abuse Services (OASAS) to provide Chemical Dependence Inpatient Rehabilitation and Treatment Services under Title 14 NYCRR Part 818. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized.

     b) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

31.  OUTPATIENT CHEMICAL DEPENDENCY SERVICES

     a) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

          Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.


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     b) Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs

          Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR
          Section 822.9.

     c)   Outpatient Chemical Dependence for Youth Programs

          Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

     d) Medicaid Managed Care Enrollees access outpatient chemical dependency services through the Medicaid fee-for-service program.

32.  EXPERIMENTAL OR INVESTIGATIONAL TREATMENT

     a) Experimental and investigational treatment is covered on a case by case basis.

     b) Experimental or investigational treatment for life-threatening and/or disabling illnesses may also be considered for coverage under the external appeal process pursuant to the requirements of Section 4910 of the PHL under the following conditions:

          i) The Enrollee has had coverage of a health care service denied on the basis that such service is experimental and investigational, and

          ii) The Enrollee's attending physician has certified that the Enrollee has a life-threatening or disabling condition or disease:

               A) for which standard health services or procedures have been ineffective or would be medically inappropriate, or

               B) for which there does not exist a more beneficial standard health service or procedure covered by the Contractor, or

               C)   for which there exists a clinical trial, and

          iii) The Enrollee's provider, who must be a licensed, board-certified or board-eligible physician, qualified to practice in the area of practice appropriate to treat the Enrollee's life-threatening or disabling condition or disease, must have recommended either:


                                   APPENDIX K
                                 October 1, 2005
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               A) a health service or procedure that, based on two (2) documents from the available medical and scientific evidence, is likely to be more beneficial to the Enrollee than any covered standard health service or procedure; or

               B)   a clinical trial for which the Enrollee is eligible; and

          iv) The specific health service or procedure recommended by the attending physician would otherwise be covered except for the Contractor's determination that the health service or procedure is experimental or investigational.

33.  RENAL DIALYSIS

     Renal dialysis may be provided in an inpatient hospital setting, in an ambulatory care facility, or in the home on recommendation from a renal dialysis center.

34.  RESIDENTIAL HEALTH CARE FACILITY (RHCF) SERVICES - FOR MMC PROGRAM ONLY

     a) Residential Health Care Facility (RHCF) Services means inpatient nursing home services provided by facilities licensed under Article 28 of the New York State Public Health Law, including AIDS nursing facilities. Covered services includes the following health care services: medical supervision, twenty-four (24) hour per day nursing care, assistance with the activities of daily living, physical therapy, occupational therapy, and speech/language pathology services and other services as specified in the New York State Health Law and Regulations for residential health care facilities and AIDS nursing facilities. These services should be provided to an MMC Enrollee:

          i) Who is diagnosed by a physician as having one or more clinically determined illnesses or conditions that cause the MMC Enrollee to be so incapacitated, sick, invalid, infirm, disabled, or convalescent as to require at least medical and nursing care; and

          ii) Whose assessed health care needs, in the professional judgment of the MMC Enrollee's physician or a medical team:

               A) do not require care or active treatment of the MMC Enrollee in a general or special hospital;

               B) cannot be met satisfactorily in the MMC Enrollee's own home or home substitute through provision of such home health services, including medical and other health and health-related services as are available in or near his or her community; and

               C) cannot be met satisfactorily in the physician's office, a hospital clinic, or other ambulatory care setting because of the unavailability of medical or other health and health-related services for the MMC Enrollee in such setting in or near his or her community.


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                                 October 1, 2005
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     b) The Contractor is also responsible for respite days and bed hold days authorized by the Contractor.

     c) The Contractor is responsible for all medically necessary and clinically appropriate inpatient Residential Health Care Facility services authorized by the Contractor up to a sixty (60) day calendar year stop-loss for MMC Enrollees who are not in Permanent Placement Status as determined by LDSS.


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                                       K.3

                  MEDICAID MANAGED CARE PREPAID BENEFIT PACKAGE
                       DEFINITIONS OF NON-COVERED SERVICES

The following services are excluded from the Contractor's Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:

1.   MEDICAL NON-COVERED SERVICES

     a)   Personal Care Agency Services

          i) Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. Enrollee's receiving PCS have to have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

          ii) Services rendered by a personal care agency which are approved by the LDSS are not covered under the Benefit Package. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate with the personal care agency to develop a plan of care.

     b)   Residential Health Care Facilities (RHCF)

          Services provided in a Residential Health Care Facility (RHCF) to an individual who is determined by the LDSS to be in Permanent Status are not covered.

     c)   Hospice Program

          i) Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

          ii) Hospices are organizations which must be certified under Article 40 of the PHL. All services must be provided by qualified employees and volunteers of the


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                                 October 1, 2005
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               hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

          iii) If an Enrollee becomes terminally ill and receives Hospice Program services he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicaid fee-for-service.

     d) Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula

          Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered.

2.   NON-COVERED BEHAVIORAL HEALTH SERVICES

     a)   Chemical Dependence Services

          i)   Outpatient Rehabilitation and Treatment Services

               A)   Methadone Maintenance Treatment Program (MMTP)

                    Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities that provide methadone maintenance treatment do so as their principal mission and are certified by OASAS under 14 NYCRR
                    Part 828.

               B) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

                    Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR
                    Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.


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                                 October 1, 2005
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               C) Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs

                    Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR Section 822.9.

               D)   Outpatient Chemical Dependence for Youth Programs

                    Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establishes programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

          ii)  Chemical Dependence Services Ordered by the LDSS

               A) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services ordered by the LDSS and provided to Enrollees who have:

                    I) been assessed as unable to work by the LDSS and are mandated to receive Chemical Dependence Inpatient Rehabilitation and Treatment Services as a condition of eligibility for Public Assistance or Medicaid, or

                    II) have been determined to be able to work with limitations (work limited) and are simultaneously mandated by the LDSS into Chemical Dependence Inpatient Rehabilitation and Treatment Services (including alcohol and substance abuse treatment services) pursuant to work activity requirements.

               B) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services ordered by the LDSS under Welfare Reform (as indicated by Code 83).

               C) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services in this Agreement.

               D) If the Contractor is already providing an Enrollee with Chemical Dependence Inpatient Rehabilitation and Treatment Services and Detoxification Services and the LDSS is satisfied with the level of care and services, then the Contractor will continue to be responsible for the provision and payment of these services.


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                                 October 1, 2005
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     b)   Mental Health Services

          i)   Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)

               A time limited active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR Part 587.

          ii)  Day Treatment

               A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. Services are expected to be of six (6) months duration. These services are certified by OMH under 14 NYCRR Part 587.

          iii) Continuing Day Treatment

               Provides treatment designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; case management; health screening and referral; rehabilitative readiness development; psychiatric rehabilitative readiness determination and referral; and symptom management. These services are certified by OMH under 14 NYCRR
               Part 587.

          iv)  Day Treatment Programs Serving Children

               Day treatment programs are characterized by a blend of mental health and special education services provided in a fully integrated program. Typically these programs include: special education in small classes with an emphasis on individualized instruction, individual and group counseling, family services such as family counseling, support and education, crisis intervention, interpersonal skill development, behavior modification, art and music therapy.

          v) Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children

               This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite, family support, intensive in-home skill building, and crisis response.


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                                 October 1, 2005
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          vi)  Case Management

               The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptomology which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under
               Item 3 - "Other Non-Covered Services".

          vii) Partial Hospitalization

               Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587.

          viii)Services Provided Through OMH Designated Clinics for Children With A Diagnosis of Serious Emotional Disturbance (SED)

               These are services provided by designated OMH clinics to children and adolescents with a clinical diagnosis of SED.

          ix)  Assertive Community Treatment (ACT)

               ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

          x)   Personalized Recovery Oriented Services (PROS)

               PROS, licensed and reimbursed pursuant to 14 NYCRR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment.


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                                 October 1, 2005
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     c) Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs, as follows:

          i)   OMH Licensed CRs*

               Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person's mental illness.

          ii)  Family-Based Treatment*

               Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent living situations. Such services are provided in consideration of a child's developmental stage. Those children determined eligible for admission are placed in surrogate family homes for care and treatment.

               *These services are certified by OMH under 14 NYCRR Section 586.3, Part 594 and Part 595.

     d) Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

          i) Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

               These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

          ii)  Day Treatment

               A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment


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                                 October 1, 2005
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               may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in ICF or a comparable setting. These services are certified by OMRDD under 14 NYCRR Part 690.

          iii) Medicaid Service Coordination (MSC)

               Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction. MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver. Please note:
               See generic definition of Comprehensive Medicaid Case Management
               (CMCM) under Item 3 "Other Non-Covered Services."

          iv)  Home And Community Based Services Waivers (HCBS)

               The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a SSA Section 1915(c) waiver from DHHS.

          v)   Services Provided Through the Care At Home Program (OMRDD)

               The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA Section 1915(c) waiver from DHHS.


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                                 October 1, 2005
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3.   OTHER NON-COVERED SERVICES

     a) The Early Intervention Program (EIP) - Children Birth to Two (2) Years of Age

          i) This program provides early intervention services to certain children, from birth through two (2) years of age, who have a developmental delay or a diagnosed physical or mental condition that has a high probability of resulting in developmental delay. All managed care providers MUST refer infants and toddlers suspected of having a delay to the local designated Early Intervention agency in their area. (In most municipalities, the County Health Department is the designated agency, except: New York City - the Department of Health and Mental Hygiene; Erie County - The Department of Youth Services; Jefferson County -the Office of Community Services; and Ulster County - the Department of Social Services).

          ii) Early intervention services provided to this eligible population are categorized as Non-Covered. These services, which are designed to meet the developmental needs of the child and the needs of the family related to enhancing the child's development, will be identified on eMedNY by unique rate codes by which only the designated early intervention agency can claim reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor. Consequently, the Contractor, through its Participating Providers, will be expected to refer any enrolled child suspected of having a developmental delay to the locally designated early intervention agency in their area and participate in the development of the Child's Individualized Family Services Plan (IFSP). Contractor's participation in the development of the IFSP is necessary in order to coordinate the provision of early intervention services and services covered by the Contractor.

          iii) SDOH will instruct the locally designated early intervention agencies on how to identify an Enrollee and the need to contact the Contractor or the Participating Provider to coordinate service provision.

     b)   Preschool Supportive Health Services-Children Three (3) Through Four
          (4) Years of Age

          i) The Preschool Supportive Health Services Program (PSHSP) enables counties and New York City to obtain Medicaid reimbursement for certain educationally related medical services provided by approved preschool special education programs for young children with disabilities. The Committee on Preschool Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related health services.

          ii) PSHSP services rendered to children three (3) through four (4) years of age in conjunction with an approved IEP are categorized as Non-Covered.


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                                 October 1, 2005
                                      K-32

          iii) The PSHSP services will be identified on eMedNY by unique rate codes through which only counties and New York City can claim reimbursement. In addition, a limited number of Article 28 clinics associated with approved pre-school programs are allowed to directly bill Medicaid fee-for-service for these services. Contractor covered and authorized services will continue to be provided by the Contractor.

     c)   School Supportive Health Services-Children Five (5) Through Twenty-One
          (21) Years of Age

          i) The School Supportive Health Services Program (SSHSP) enables school districts to obtain Medicaid reimbursement for certain educationally related medical services provided by approved special education programs for children with disabilities. The Committee on Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related services.

          ii)  SSHSP services rendered to children five (5) through twenty-one
               (21) years of age in conjunction with an approved IEP are categorized as Non-Covered.

          iii) The SSHSP services are identified on eMedNY by unique rate codes through which only school districts can claim Medicaid reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor.

     d)   Comprehensive Medicaid Case Management (CMCM)

          A program which provides "social work" case management referral services to a targeted population (e.g.: pregnant teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor must work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee on EMEVS and informed on the need to contact the Contractor to coordinate service provision.

     e)   Directly Observed Therapy for Tuberculosis Disease

          Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician's prescribed medication regimen. While the clinical management of tuberculosis is included in the Benefit Package, TB/DOT where applicable, can be billed directly to eMedNY by any SDOH approved Medicaid fee-for-service TB/DOT Provider. The


                                   APPENDIX K
                                 October 1, 2005
                                      K-33

          Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

     f)   AIDS Adult Day Health Care

          Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

     g)   HIV COBRA Case Management

          The HIV COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid. Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review conferencing.

     h)   Adult Day Health Care

          i) Adult Day Health Care means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and individualized health care plan, ongoing implementation and coordination of the health care plan, and transportation.

          ii) Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff, Social Services and other professional personnel of the adult day health care program can be met in while or in part satisfactorily by delivery of appropriate services in such program.


                                   APPENDIX K
                                 October 1, 2005
                                      K-34

     i)   Personal Emergency Response Services (PERS)

          Personal Emergency Response Services (PERS) are not included in the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

     j)   School-Based Health Centers

          A School-Based Health Center (SBHC) is an Article 28 extension clinic that is located in a school and provides students with primary and preventive physical and mental health care services, acute or first contact care, chronic care, and referral as needed. SBHC services include comprehensive physical and mental health histories and assessments, diagnosis and treatment of acute and chronic illnesses, screenings (e.g., vision, hearing, dental, nutrition, TB), routine management of chronic diseases (e.g., asthma, diabetes), health education, mental health counseling and/or referral, immunizations and physicals for working papers and sports.


                                   APPENDIX K
                                 October 1, 2005
                                      K-35

                                       K.4

                               FAMILY HEALTH PLUS
                              NON-COVERED SERVICES

1. Non-Emergent Transportation Services (except for 19 and 20 year olds receiving C/THP Services)

2.   Personal Care Agency Services

3.   Private Duty Nursing Services

4.   Long Term Care - Residential Health Care Facility Services

5.   Non-Prescription (OTC) Drugs and Medical Supplies

6.   Alcohol and Substance Abuse (ASA) Services Ordered by the LDSS

7. Office of Mental Health/ Office of Mental Retardation and Developmental Disabilities Services

8.   School Supportive Health Services

9.   Comprehensive Medicaid Case Management (CMCM)

10.  Directly Observed Therapy for Tuberculosis Disease

11.  AIDS Adult Day Health Care

12.  HIV COBRA Case Management

13.  Home and Community Based Services Waiver

14.  Methadone Maintenance Treatment Program

15.  Day Treatment

16.  IPRT

17.  Infertility Services

18.  Adult Day Health Care

19.  School Based Health Care Services

20.  Personal Emergency Response Systems


                                   APPENDIX K
                                 October 1, 2005
                                      K-36

                                   APPENDIX L

                        APPROVED CAPITATION PAYMENT RATES


                                   APPENDIX L
                                 October 1, 2005
                                       L-1

                                   APPENDIX M

             SERVICE AREA, BENEFIT OPTIONS, AND ENROLLMENT ELECTIONS


                                   APPENDIX M
                                 October 1, 2005
                                       M-1

                            SCHEDULE 1 OF APPENDIX M

                     SERVICE AREA, PROGRAM PARTICIPATION AND
                Prepaid Benefit Package Optional Covered Services

1.   SERVICE AREA

     The Contractor's service area is comprised of the counties listed in Column A of this schedule in their entirety.

2.   PROGRAM PARTICIPATION AND OPTIONAL BENEFIT PACKAGE COVERED SERVICES

     a) For each county listed in Column A below, an entry of "yes" in the subsections of Columns B and C means the Contractor offers the MMC and/or FHPlus product and/or includes the optional service indicated in its Benefit Package.

     b) For each county listed in Column A below, an entry of "no" in the subsections of Columns B and C means the Contractor does not offer the MMC and/or FHPlus product and/or does not include the optional service indicated in its Benefit Package.

     c) In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

3.   EFFECTIVE DATE

     The effective date of this Schedule is October 1, 2005.

                                        COLUMN B                                            COLUMN C
                                  MEDICAID MANAGED CARE                                      FHPLUS
           ------------------------------------------------------------------   --------------------------------
COLUMN A    Contractor              Family     Non-Emergency      Emergency      Contractor              Family
 COUNTY    Participates   Dental   Planning   Transportation   Transportation   Participates   Dental   Planning
--------   ------------   ------   --------   --------------   --------------   ------------   ------   --------



                                   APPENDIX M
                                 October 1, 2005
                                       M-2

                            SCHEDULE 2 OF APPENDIX M

              LDSS ELECTION OF ENROLLMENT IN MEDICAID MANAGED CARE
                  FOR FOSTER CARE CHILDREN AND HOMELESS PERSONS

1. Effective October 1, 2005, in the Contractor's service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor's Medicaid Managed Care product at the LDSS's option as described in (a) and (b) as follows, and indicated by an "X" in the chart below:

     a)   Options for foster care children in the direct care of LDSS:

          i) Children in LDSS direct care are mandatorily enrolled in MMC (mandatory counties only);

          ii) Children in LDSS direct care are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

          iii) All foster care children are Excluded from Enrollment in MMC (mandatory or voluntary counties).

     b)   Options for homeless persons living in shelters outside of New York
          City:

          i) Homeless persons are mandatorily enrolled in MMC (mandatory counties only);

          ii) Homeless persons are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

          iii) All homeless persons are Excluded from Enrollment in MMC (mandatory or voluntary counties).

     c) In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

                   FOSTER CARE CHILDREN                        HOMELESS PERSONS
         ---------------------------------------   ---------------------------------------
                        Enrolled on    Excluded                   Enrolled on    Excluded
         Mandatorily   Case by Case      from      Mandatorily   Case by Case      from
COUNTY     Enrolled        Basis      Enrollment     Enrolled        Basis      Enrollment
------   -----------   ------------   ----------   -----------   ------------   ----------



                                   APPENDIX M
                                 October 1, 2005
                                       M-3

                                   APPENDIX N

Reserved


                                   APPENDIX N
                                 October 1, 2005
                                       N-1

                                   APPENDIX O

                REQUIREMENTS FOR PROOF OF WORKERS' COMPENSATION
                        AND DISABILITY BENEFITS COVERAGE


                                   Appendix O
                                 October 1, 2005
                                       O-1

                       REQUIREMENTS FOR PROOF OF COVERAGE

Unless the Contractor is a political sub-division of New York State, the Contractor shall provide proof, completed by the Contractor's insurance carrier and/or the Workers' Compensation Board, of coverage for:

1. WORKERS' COMPENSATION, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

     a) Certificate of Workers' Compensation Insurance, on the Workers' Compensation Board form C-105.2 (naming the NYS Department of Health, Corning Tower, Rm. 1325, Albany, 12237-0016), OR Certificate of Workers' Compensation Insurance, on the State Insurance Fund form U-26.3 (naming the NYS Department of Health, Corning Tower, Rm. 1325, Albany, 12237-0016); OR

     b) Certificate of Workers Compensation Self-Insurance, form SI-12, OR Certificate of Group Workers' Compensation Self-Insurance, form GSI-105.2; OR

     c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Workers' Compensation; OR Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Workers' Compensation; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board]; and

2. DISABILITY BENEFITS COVERAGE, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

     a) Certificate of Disability Benefits Insurance, form DB-120.1; OR Certificate/Cancellation of Insurance, form DB-820/829; OR

     b)   Certificate of Disability Benefits Self-Insurance, form DB-155; OR

     c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Disability Benefits; OR Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Disability Benefits; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board].

NOTE: ACORD FORMS ARE NOT ACCEPTABLE PROOF OF COVERAGE.


                                   Appendix O
                                 October 1, 2005
                                       O-2

                                   APPENDIX P

         FACILITATED ENROLLMENT AND FEDERAL HEALTH INSURANCE PORTABILITY

                                       AND

           ACCOUNTABILITY ACT ("HIPAA") BUSINESS ASSOCIATE AGREEMENTS


                                   APPENDIX P
                                 October 1, 2005
                                       P-1

                                       P.1

                        FACILITATED ENROLLMENT AGREEMENT

1.   EFFECTIVE DATE OF AGREEMENT/SERVICE AREA

     a) This Appendix shall become effective on the date specified in the written notice from SDOH to the Contractor to initiate Facilitated Enrollment services for the MMC and FHPlus Programs. The Contractor will perform Facilitated Enrollment in the counties/boroughs identified by the Department by written notice.

     b) This Appendix shall be effective subject to statutory authority to conduct Facilitated Enrollment for the MMC and/or FHPlus Program. The Contractor agrees to discontinue Facilitated Enrollment activities in either or both programs upon SDOH notice of loss of such statutory authority.

2.   FACILITATED ENROLLMENT STANDARDS

     The Contractor agrees to perform Facilitated Enrollment for the MMC and FHPlus Programs in accordance with the following standards:

     a) To provide an efficient and cost effective Facilitated Enrollment process approved by SDOH, including use of the "train-the-trainer" approach.

     b) To assure that all facilitators participate in the SDOH-sponsored training program for the MMC and FHPlus programs to be conducted by a private contractor to be selected by SDOH or other training approved by SDOH.

     c) To provide a sufficient number of facilitators at sites accessible and convenient to the population being served to assure applicants have timely access to Facilitated Enrollment. The Contractor will provide SDOH and the LDSS with a list of the fixed Enrollment facilitation sites and must update the list on a monthly basis. Subject to SDOH and LDSS approval, the Contractor may offer Facilitated Enrollment at additional sites not on the list that has already been submitted to SDOH and LDSS.

     d) To offer Facilitated Enrollment during hours that accommodate the patterns of the community being served, which must include early morning, evening, and/or weekend hours.

     e) To hire staff or designate existing staff who are culturally and linguistically reflective of the community the Contractor serves, including facilitators who are able to communicate to vulnerable and hard-to-reach populations (e.g., non-English speaking).


                                   APPENDIX P
                                 October 1, 2005
                                       P-2

     f) To have mechanisms in place to communicate effectively with applicants who are vision or hearing impaired, e.g., the services of an interpreter, including sign language assistance for applicants who require such assistance, telecommunication devices for the deaf (TTY), etc.

     g) To conduct the face-to-face interview in accordance with Medicaid requirements, policies and procedures. In any LDSS in which the personal interview is not delegated to the facilitator, one of the Contractor's facilitators shall act as the enrollee's authorized representative at the personal interview, which will be conducted by an LDSS representative with the facilitator.

     h) To comply with procedures and protocols that have been established by the LDSS and approved by SDOH and LDSS pursuant to Medicaid Administrative Directive 00 OMM/ADM-2 ("Facilitated Enrollment of Children into Medicaid, Child Health Plus and WIC") and any other directives issued by SDOH to assure that facilitators are authorized to perform the Medicaid face-to-face interview. To assist applicants to complete the FHPlus/MA/CHPlus joint application, and screen adults and family applicants to assess their potential eligibility for various programs using a documentation checklist and screening tool.

     i) To explain the application and documentation required and to help applicants obtain required documentation. The Contractor will also follow-up with applicants to ensure application/Enrollment and documentation completion.

     j) To educate all applicants that appear to be eligible for Enrollment, including adults and families, about managed care and how to access benefits in a managed care environment. This will include the distribution of SDOH approved material in English and other languages reflective of the community regarding all of New York State's health insurance coverage. This includes brochures and information developed by SDOH to explain health insurance coverage options available through FHPlus, CHPlus, and Medicaid Programs and various other public programs designed to support self sufficiency.

     k) To counsel all applicants that appear to be eligible for Enrollment, including adult individuals and families regarding selection of a participating MCO, and describe the important role of a Primary Care Provider (PCP) and the benefits of preventive health care. Facilitators must help applicants to determine the appropriate MCO to select based on their current health care needs and PCP availability. The Contractor will ensure that facilitators have information available about the providers who participate in each MCO's product available in the applicant's LDSS jurisdiction and have established procedures for inquiring into existing relationships with health care providers in order that the facilitators are able to provide assistance with PCP selection and enable applicants to maintain existing relationships with providers to the fullest extent possible.


                                   APPENDIX P
                                 October 1, 2005
                                       P-3

     l) To ensure that facilitators perform Facilitated Enrollment counseling in a neutral manner so that every applicant is able to make an informed decision in selecting the appropriate MCO for the applicant's needs.

     m) To comply with LDSS protocols for transmitting the FHPlus or MMC applicant's MCO choice directly to the appropriate LDSS or Enrollment Broker, when applicable.

     n) To follow-up on each application after a prescribed period of time with the appropriate LDSS to ensure that applications are being processed and that applicants are able to enroll and receive services in a timely manner.

     o) To provide all applicants with information about their rights regarding making a complaint to the LDSS about an eligibility determination and making a complaint to the MCO, LDSS or SDOH about a service decision.

     p) To submit the completed application and required documentation directly to the appropriate LDSS responsible for processing the application and making the eligibility determination.

     q) To assist individuals and families with recertifying or renewing their coverage prior to the expiration of their 12-month enrollment period (Lock-In period, pursuant to Section 7 of the Agreement to which this is an addendum), including assisting in the completion of the renewal form and collection of the required documentation on a timely basis, when an enrollee seeks a facilitator's assistance with renewal.

     r) To cooperate with SDOH and LDSS monitoring efforts, including unannounced site visits.

     s) To comply with all applicable federal or state law, regulation, and/or administrative guidance, including any authority which supplements or supersedes the provisions set forth herein.

3.   SDOH RESPONSIBILITIES

     a) SDOH will be responsible for ensuring that the Contractor's policies and procedures related to Enrollment and marketing are appropriate to meet the needs of applicants and comply with state and federal laws, regulations, and administrative guidance.

     b) Prior to commencement and/or expansion of the Contractor's Facilitated Enrollment to program applicants, SDOH will:

          i) Conduct a review to assure that the Contractor has established policies and procedures satisfactory to SDOH regarding the processing of applications, communications, contact persons, and interactions with other MCOs, if applicable.

          ii) Review schedules of sites and times, staffing, and Facilitated Enrollment locations.


                                   APPENDIX P
                                 October 1, 2005
                                       P-4

          iii) Ensure that all Contractor facilitators have undergone the required training.

          iv) Approve amended written protocols between the LDSS and the Contractor, which detail MMC/FHPlus operations and practices to assure that the unique needs and concerns of the local districts are addressed.

          v) Assess the Contractor's MCO selection process to assure that applicants are presented with unbiased information regarding MCO selection.

          vi) Approve all subcontracting arrangements and all publicity and educational materials submitted by the Contractor to assure that Enrollment information is comprehensive.

          vii) Monitor Facilitated Enrollment through fixed site monitoring, complaint monitoring and surveys of individuals enrolled in MMC or FHPlus as a result of Facilitated Enrollment.

          viii) Approve the Contractor's written internal quality assurance protocols for Facilitated Enrollment.

4.   QUALITY ASSURANCE

     a) The Contractor will establish a quality assurance plan, including protocols to be reviewed and approved by SDOH, which ensures timely access to Facilitated Enrollment counseling for applicants. The Contractor will ensure that all applications completed with the assistance of the Contractor's facilitators are reviewed for quality and completed prior to being submitted to the LDSS, and are completed and submitted to the LDSS within the time frames required by the protocols.

     b) SDOH will monitor and evaluate the Contractor's performance of Facilitated Enrollment in accordance with the terms and conditions contained in Section 3 above. SDOH may, at its discretion, conduct targeted reviews to assess the performance of facilitators, including reviews of incomplete or erroneous applications.


                                   APPENDIX P
                                 October 1, 2005
                                       P-5

5.   CONFIDENTIALITY

     a) The Contractor shall maintain confidentiality of applicant and Enrollee information in accordance with protocols developed by the Contractor and approved by SDOH.

     b) Information concerning the determination of eligibility for MMC, CHPlus, and FHPlus may be shared by the Contractor (including its employees and/or subcontractors) and the SDOH, LDSS, and the Enrollment Broker, provided that the applicant has given appropriate written authorization on the application and that the release of information is being provided solely for purposes of determining eligibility or evaluating the success of the program.

     c) Contractor acknowledges that any other disclosure of Medicaid Confidential Data ("MCD") without prior, written approval of the SDOH MCD Review Committee ("MCDRC") is prohibited. Accordingly, the Contractor will require and ensure that any approved agreement or contract pertaining to the above programs contains a statement that the subcontractor or other contracting party may not further disclose the MCD without such approval.

     d) Contractor assures that all persons performing Facilitated Enrollment activities will receive appropriate training regarding the confidentiality of MCD and provide SDOH with a copy of the procedures that Contractor has developed to sanction such persons for any violation of MCD confidentiality.

     e) Upon termination of this Agreement for any reason, Contractor shall ensure that program data reporting is complete and shall certify that any electronic or paper copies of MCD collected or maintained in connection with this Agreement have been removed and destroyed.

6.   OUTREACH AND INFORMATION DISSEMINATION

     a) Contractor agrees to comply with the following restrictions regarding Facilitated Enrollment:

          i) No Facilitated Enrollment will be permitted in emergency rooms or treatment areas; Facilitated Enrollment may be permitted in patient rooms only upon request by the patient or their representative.

          ii) No telephone cold-calling, door-to-door solicitations at the homes of prospective Enrollees;

          iii) No incentives to Prospective Enrollees to enroll in an MCO are allowed.

     b) The Contractor is responsible for local publicity regarding locations and hours of operation of Facilitated Enrollment sites.


                                   APPENDIX P
                                 October 1, 2005
                                       P-6

     c) The Contractor may use only SDOH approved information in conducting Facilitated Enrollment; but the Contractor can tailor materials to the needs of individual communities, subject to SDOH approval of any such modifications.

7.   SANCTIONS FOR NON-COMPLIANCE

     If the Contractor is found to be out of compliance with the terms and conditions required under Facilitated Enrollment, SDOH may terminate the Contractor's responsibilities relating to Facilitated Enrollment. SDOH will give the Contractor sixty(60) days written notice if it determines that the Contractor's Facilitated Enrollment responsibilities must be terminated.

8.   CONTRACTOR TERMINATION OF FACILITIES ENROLLMENT

     The Contractor may terminate its Facilitated Enrollment responsibilities under this Agreement upon sixty(60) day written notice to the SODH.


                                   APPENDIX P
                                 October 1, 2005
                                       P-7

                                       P.2

      FEDERAL HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT ("HIPAA")
                   BUSINESS ASSOCIATE AGREEMENT ("AGREEMENT")

With respect to its performance of Facilitated Enrollment services for Family Health Plus and Medicaid, the Contractor shall comply with the following:

1.   DEFINITIONS

     a)   "Business Associate" shall mean the Contractor.

     b)   "Covered Program" shall mean the State.

     c) Other terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and its implementing regulations, including those at 45 CFR Parts 160 and 164.

2.   OBLIGATIONS AND ACTIVITIES OF THE BUSINESS ASSOCIATE

     a) The Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Agreement or as required by law.

     b) The Business Associate agrees to use the appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement and to implement administrative physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of any electronic Protected Health Information that it creates, receives, maintains or transmits on behalf of the Covered Entity pursuant to this Agreement.

     c) The Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to the Business Associate of a use or disclosure of Protected Health Information by the Business Associate in violation of the requirements of this Agreement.

     d) The Business Associate agrees to report to the Covered Program, any use or disclosure of the Protected Health Information not provided for by this Agreement, as soon as reasonably practicable of which it becomes aware. The Business Associate also agrees to report to the Covered Entity any security incident of which it becomes aware.

     e) The Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by the Business Associate on behalf of the Covered Program agrees to the same restrictions


                                   APPENDIX P
                                 October 1, 2005
                                       P-8
          and conditions that apply through this Agreement to the Business Associate with respect to such information.

     f) The Business Associate agrees to provide access, at the request of the Covered Program, and in the time and manner designated by the Covered Program, to Protected Health Information in a Designated Record Set, to the Covered Program or, as directed by the Covered Program, to an Individual in order to meet the requirements under 45 CFR Section 164.524, if the Business Associate has Protected Health Information in a designated record set.

     g) The Business Associate agrees to make any amendment(s) to Protected Health Information in a designated record set that the Covered Program directs or agrees to pursuant to 45 CFR Section 164.526 at the request of the Covered Program or an Individual, and in the time and manner designated by Covered Program, if the Business Associate has Protected Health Information in a designated record set.

     h) The Business Associate agrees to make internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by the Business Associate on behalf of, the Covered Program available to the Covered Program, or to the Secretary of Health and Human Services, in a time and manner designated by the Covered Program or the Secretary, for purposes of the Secretary determining the Covered Program's compliance with the Privacy Rule.

     i) The Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Program to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR Section 164.528.

     j) The Business Associate agrees to provide to the Covered Program or an Individual, in time and manner designated by Covered Program, information collected in accordance with this Agreement, to permit Covered Program to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR Section 164.528.

3.   PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

     a) General Use and Disclosure Provisions. Except as otherwise limited in this Agreement, the Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, the Covered Program as specified in the Agreement to which this is an addendum, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Program.


                                   APPENDIX P
                                 October 1, 2005
                                       P-9

     b)   Specific Use and Disclosure Provisions

          i) Except as otherwise limited in this Agreement, the Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are required by law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

          ii) Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out its legal responsibilities and to provide Data Aggregation services to Covered Program as permitted by 45 CFR Section 164.504(e)(2)(i)(B). Data Aggregation includes the combining of protected information created or received by a Business Associate through its activities under this Agreement with other information gained from other sources.

          iii) The Business Associate may use Protected Health Information to report violations of law to appropriate federal and State authorities, consistent with 45 CFR Section 164.502(j)(1).

4.   OBLIGATIONS OF COVERED PROGRAM

     a) Provisions for the Covered Program to Inform the Business Associate of Privacy Practices and Restrictions

          i) The Covered Program shall notify the Business Associate of any limitation(s) in its notice of privacy practices of the Covered Program in accordance with 45 CFR Section 164.520, to the extent that such limitation may affect the Business Associate's use or disclosure of Protected Health Information.

          ii) The Covered Program shall notify the Business Associate of any changes in, or revocation of, permission by the Individual to use or disclose Protected Health Information, to the extent that such changes may affect the Business Associate's use or disclosure of Protected Health Information.

          iii) The Covered Program shall notify the Business Associate of any restriction to the use or disclosure of Protected Health Information that the Covered Program has agreed to in accordance with 45 CFR Section 164.522, to the extent that such restriction may affect the Business Associate's use or disclosure of Protected Health Information.


                                   APPENDIX P
                                 October 1, 2005
                                      P-10

5.   PERMISSIBLE REQUESTS BY COVERED PROGRAM

     The Covered Program shall not request the Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Program, except if the Business Associate will use or disclose protected health information for, and the contract includes provisions for, data aggregation or management and administrative activities of Business Associate.

6.   TERM AND TERMINATION

     a)   This Agreement shall be effective as of the date noted in Section P.1
          (1) of this Appendix.

     b) Termination for Cause. Upon the Covered Program's knowledge of a material breach by Business Associate, Covered Program may provide an opportunity for the Business Associate to cure the breach and end the violation or may terminate this Agreement and the master Agreement if the Business Associate does not cure the breach and end the violation within the time specified by Covered Program, or the Covered Program may immediately terminate this Agreement and the master Agreement if the Business Associate has breached a material term of this Agreement and cure is not possible. If the Covered Program terminates this Agreement for cause under this paragraph, all Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be destroyed or returned to the Covered Program in accordance with paragraph (c) of this section.

     c)   Effect of Termination.

          i) Upon termination of this Agreement for any reason all of the Protected Health Information provided by Covered Program to Business Associate, or created or received by Business Associate on behalf of Covered Program, shall be destroyed or returned to Covered Program in accordance with the following:

               A) Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access New York Health Care applications that have been fully processed by Business Associate shall be destroyed by Business Associate, or, if it is infeasible for Business Associate to destroy such information, Business Associate shall provide to the Covered Program notification of the conditions that make destruction infeasible and, upon mutual agreement of the Parties, return Protected Health Information to the Covered Program.

               B) Upon termination of this Agreement for any reason, Protected Health Information provided to Business Associate on either the Growing Up Healthy or Access New York Health Care applications that have not been fully processed by Business Associate shall be returned to the Covered Program.


                                   APPENDIX P
                                 October 1, 2005
                                      P-11

               C) No copies of the Protected Health Information shall be retained by the Business Associate once this Agreement has been terminated.

7.   VIOLATIONS

     a) It is further agreed that any violation of this Agreement may cause irreparable harm to the State; therefore, the State may seek any other remedy, including an injunction or specific performance for such harm, without bond, security or necessity of demonstrating actual damages.

     b) The Business Associate shall indemnify and hold the State harmless against all claims and costs resulting from acts/omissions of the Business Associate in connection with the Business Associate's obligations under this Agreement.

8.   MISCELLANEOUS

     a) Regulatory References. A reference in this Agreement to a section in the HIPAA Privacy Rule means the section as in effect or as amended, and for which compliance is required.

     b) Amendment. The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Program to comply with the requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act, Public Law 104-191.

     c) Survival. The respective rights and obligations of the Business Associate under Section 6 of this Appendix shall survive the termination of this Agreement.

     d) Interpretation. Any ambiguity in this Appendix shall be resolved in favor of a meaning that permits the Covered Program to comply with the HIPAA Privacy Rule.

     e) If anything in this Agreement conflicts with a provision of any other agreement on this matter, this Agreement is controlling.

     f) HIV/AIDS. If HIV/AIDS information is to be disclosed under this Agreement, the Business Associate acknowledges that it has been informed of the confidentiality requirements of Article 27-F of the PHL.


                                   APPENDIX P
                                 October 1, 2005
                                      P-12

                                   APPENDIX Q

Reserved


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                                 October 1, 2005
                                       Q-1

                                   APPENDIX R

           ADDITIONAL SPECIFICATIONS FOR THE MMC AND FHPLUS AGREEMENT


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                                 October 1, 2005
                                       R-1

           ADDITIONAL SPECIFICATIONS FOR THE MMC AND FHPLUS AGREEMENT

1. Contractor will give continuous attention to performance of its obligations herein for the duration of this Agreement and with the intent that the contracted services shall be provided and reports submitted in a timely manner as SDOH may prescribe.

2. Contractor will possess, at no cost to the State, all qualifications, licenses and permits to engage in the required business as may be required within the jurisdiction where the work specified is to be performed. Workers to be employed in the performance of this Agreement will possess the qualifications, training, licenses and permits as may be required within such jurisdiction.

3.   Work for Hire Contract

     If pursuant to this Agreement the Contractor will provide the SDOH with software or other copyrightable materials, this Agreement shall be considered a "Work for Hire Contract." The SDOH will be the sole owner of all source code and any software which is developed or included in the application software provided to the SDOH as a part of this Agreement.

4. Technology Purchases Notification -- The following provisions apply if this Agreement procures only "Technology"

     a) For the purposes of this policy, "technology" applies to all services and commodities, voice/data/video and/or any related requirement, major software acquisitions, systems modifications or upgrades, etc., that result in a technical method of achieving a practical purpose or in improvements of productivity. The purchase can be as simple as an order for new or replacement personal computers, or for a consultant to design a new system, or as complex as a major systems improvement or innovation that changes how an agency conducts its business practices.

     b) If this Agreement is for procurement of software over $20,000, or other technology over $50,000, or where the SDOH determines that the potential exists for coordinating purchases among State agencies and/or the purchase may be of interest to one or more other State agencies, PRIOR TO APPROVAL by OSC, this Agreement is subject to review by the Governor's Task Force on Information Resource Management.

     c) The terms and conditions of this Agreement may be extended to any other State agency in New York.

5.   Subcontracting

     The Contractor agrees not to enter into any agreements with third party organizations for the performance of its obligations, in whole or in part, under this Agreement without the State's prior written approval of such third parties and the scope of the work to be


                                   APPENDIX R
                                 October 1, 2005
                                       R-2
     performed by them. The State's approval of the scope of work and the subcontractor does not relieve the Contractor of its obligation to perform fully under this Agreement.

6.   Sufficiency of Personnel and Equipment

     If SDOH is of the opinion that the services required by the specifications cannot satisfactorily be performed because of insufficiency of personnel, SDOH shall have the authority to require the Contractor to use such additional personnel to take such steps necessary to perform the services satisfactorily at no additional cost to the State.

7.   Provisions Upon Default

     a) The services to be performed by the Contractor shall be at all times subject to the direction and control of the SDOH as to all matters arising in connection with or relating to this Agreement.

     b) In the event that the Contractor, through any cause, fails to perform any of the terms, covenants or promises of this Agreement, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

     c) If, in the judgment of the SDOH, the Contractor acts in such a way which is likely to or does impair or prejudice the interests of the State, the SDOH acting for and on behalf of the State, shall thereupon have the right to terminate this Agreement by giving notice in writing of the fact and date of such termination to the Contractor, pursuant to Section 2 of this Agreement.

8.   Minority And Women Owned Business Policy Statement

     The SDOH recognizes the need to take affirmative action to ensure that Minority and Women Owned Business Enterprises are given the opportunity to participate in the performance of the SDOH's contracting program. This opportunity for full participation in our free enterprise system by traditionally socially and economically disadvantaged persons is essential to obtain social and economic equality and improve the functioning of the State economy.

     It is the intention of the SDOH to provide Minority and Women Owned Business Enterprises with equal opportunity to bid on contracts awarded by this agency in accordance with the State Finance Law.

9.   Insurance Requirements

     a) The Contractor must without expense to the State procure and maintain, until final acceptance by the SDOH of the work covered by this Agreement, insurance of the kinds and in the amounts hereinafter provided, by insurance companies authorized to


                                   APPENDIX R
                                 October 1, 2005
                                       R-3
          do such business in the State of New York covering all operations under this Agreement, whether performed by it or by subcontractors. Before commencing the work, the Contractor shall furnish to the SDOH a certificate or certificates, in a form satisfactory to SDOH, showing that it has complied with the requirements of this section, which certificate or certificates shall state that the policies shall not be changed or cancelled until thirty days written notice has been given to SDOH. The kinds and amounts of required insurance are:

          i) A policy covering the obligations of the Contractor in accordance with the provisions of Chapter 41, Laws of 1914, as amended, known as the Workers' Compensation Law, and the Agreement shall be void and of no effect unless the Contractor procures such policy and maintains it until acceptance of the work.

          ii) Policies of Bodily Injury Liability and Property Damage Liability Insurance of the types hereinafter specified, each within limits of not less than $500,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by one person in any one occurrence, and subject to that limit for that person, not less than $1,000,000 for all damages arising out of bodily injury, including death at any time resulting therefrom sustained by two or more persons in any one occurrence, and not less than $500,000 for damages arising out of damage to or destruction of property during any single occurrence and not less than $1,000,000 aggregate for damages arising out of damage to or destruction of property during the policy period.

               A) Contractor's Liability Insurance issued to and covering the liability of the Contractor with respect to all work performed by it under this Agreement.

               B) Automobile Liability Insurance issued to and covering the liability of the People of the State of New York with respect to all operations under this Agreement, by the Contractor or by its subcontractors, including omissions and supervisory acts of the State.

10.  Certification Regarding Debarment and Suspension

     a) Regulations of the U.S. Department of Health and Human Services, located at Part 76 of Title 45 of the Code of Federal Regulations
          (CFR), implement Executive Orders 12549 and 12689 concerning debarment and suspension of participants in Federal program and activities. Executive Order 12549 provides that, to the extent permitted by law, Executive departments and agencies shall participate in a government wide system for non-procurement debarment and suspension. Executive Order 12689 extends the debarment and suspension policy to procurement activities of the Federal Government. A person who is debarred or suspended by a Federal agency is excluded from Federal financial and non-financial assistance and benefits under Federal programs and activities, both directly (primary covered transaction) and indirectly (lower tier covered transactions). Debarment or suspension by one Federal agency has government wide effect.


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                                 October 1, 2005
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     b) Pursuant to the above cited regulations, the SDOH (as a participant in a primary covered transaction) may not knowingly do business with a person who is debarred, suspended, proposed for debarment, or subject to other government wide exclusion (including an exclusion from Medicare and State health care program participation on or after August 25, 1995), and the SDOH must require its contractors, as lower tier participants, to provide the certification as set forth below:

          i) CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS

               INSTRUCTIONS FOR CERTIFICATION

               A) By signing this Agreement, the Contractor, as a lower tier participant, is providing the certification set out below.

               B) The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

               C) The lower tier participant shall provide immediate written notice to the SDOH if at any time the lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

               D) The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. The Contractor may contact the SDOH for assistance in obtaining a copy of those regulations.

               E) The lower tier participant agrees that it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

               F) The lower tier participant further agrees that it will include this clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion-Lower Tier Covered Transactions," without modification, in all lower tier covered transactions.


                                   APPENDIX R
                                 October 1, 2005
                                       R-5

               G) A participant in a covered transaction may rely upon a certification of a participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFR Subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Excluded Parties List System.

               H) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

               I) Except for transactions authorized under paragraph E of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 CFR Subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

          ii) Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions

               A) The lower tier participant certifies, by signing this Agreement, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department agency.

               B) Where the lower tier participant is unable to certify to any of the statements in this certification, such participant shall attach an explanation to this Agreement.

11.  Reports and Publications

     a) Any materials, articles, papers, etc., developed by the Contractor pertaining to the MMC Program or FHPlus Program must be reviewed and approved by the SDOH for conformity with the policies and guidelines of the SDOH prior to dissemination and/or publication. It is agreed that such review will be conducted in an expeditious manner. Should the review result in any unresolved disagreements regarding content, the Contractor shall be free to publish in scholarly journals along with a disclaimer that the views within the Article or the policies reflected are not necessarily those of the New York State Department of Health.


                                   APPENDIX R
                                 October 1, 2005
                                       R-6

     b) Any publishable or otherwise reproducible material developed under or in the course of performing this Agreement, dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, shall be the sole and exclusive property of the State, and shall not be published or otherwise disseminated by the Contractor to any other party unless prior written approval is secured from the SDOH or under circumstances as indicated in paragraph (a) above. Any and all net proceeds obtained by the Contractor resulting from any such publication shall belong to and be paid over to the State. The State shall have a perpetual royalty-free, non-exclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, any such material for governmental purposes.

     c) No report, document or other data produced in whole or in part with the funds provided under this Agreement may be copyrighted by the Contractor or any of its employees, nor shall any notice of copyright be registered by the Contractor or any of its employees in connection with any report, document or other data developed pursuant to this Agreement.

     d) All reports, data sheets, documents, etc. generated under this Agreement shall be the sole and exclusive property of the SDOH. Upon completion or termination of this Agreement the Contractor shall deliver to the SDOH upon its demand all copies of materials relating to or pertaining to this Agreement. The Contractor shall have no right to disclose or use any of such material and documentation for any purpose whatsoever, without the prior written approval of the SDOH or its authorized agents.

     e) The Contractor, its officers, agents and employees and subcontractors shall treat all information, which is obtained by it through its performance under this Agreement, as confidential information to the extent required by the laws and regulations of the United States and laws and regulations of the State of New York.

12.  Provisions Related to New York State Executive Order Number 127

     a) If applicable, the Contractor certifies that all information provided to the State with respect to New York State Executive Order Number 127, signed by Governor Pataki on June 16, 2003, is complete, true, and accurate.

     b) The State reserves the right to terminate this Agreement in the event it is found that the certification filed by the Contractor, in accordance with New York State Executive Order Number 127, was intentionally false or intentionally incomplete. Upon such finding, the State may exercise its termination right by providing written notification to the Contractor in accordance with the written notification terms of this Agreement.


                                   APPENDIX R
                                 October 1, 2005
                                       R-7

                                   APPENDIX X

                           MODIFICATION AGREEMENT FORM


                                   APPENDIX X
                                 October 1, 2005
                                       X-1

                                   APPENDIX X

Agency Code ________________________     Contract No. ________________
Period _____________________________     Funding Amount for Period _____________

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through _____, having its principal office at _____________________________, (hereinafter referred to as the STATE), and ________________________________________________,
(hereinafter referred to as the CONTRACTOR), for modification of Contract
Number __________________________________________________ as amended in attached
Appendix(ices).

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE                    STATE AGENCY SIGNATURE


By:                                     By:
    ---------------------------------       ------------------------------------

    ---------------------------------       ------------------------------------
               Printed Name                             Printed Name

Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                        State Agency Certification:

                                        In addition to the acceptance of this
                                        contract, I also certify that original
                                        copies of this signature page will be
                                        attached to all other exact copies of
                                        this contract.

STATE OF NEW YORK                   )
                                    )   SS.:
County of _______________________   )

On the _______ day of ______________ 20 ______, before me personally appeared ____________________________, to me known, who being by me duly sworn, did depose and say that he/she resides at _________________________, that he/she is the ____________________________ of _______________________________, the
corporation described herein which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

(Notary)

STATE COMPTROLLER'S SIGNATURE
                                        Title:
                                               ---------------------------------
------------------------------------    Date:
                                              ----------------------------------


                                   APPENDIX X
                                 OCTOBER 1, 2005
                                       X-2